UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMUNITY BANKERS TRUST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On June 2, 2021, United Bankshares, Inc. and Community Bankers Trust Corporation announced a strategic business combination in which Community Bankers Trust will merge with and into United Bankshares. The combined company, which will retain the United Bankshares name, will have approximately $29 billion in assets and operate over 225 branches across North Carolina, South Carolina, the District of Columbia, Virginia, Maryland, Pennsylvania, Ohio and West Virginia. Community Bankers Trust is sending you this prospectus and proxy statement to invite you to attend a special meeting of shareholders being held by Community Bankers Trust to allow you to vote on the merger.

If the merger is completed, holders of Community Bankers Trust common stock will receive 0.3173 shares of United Bankshares common stock in exchange for each share of Community Bankers Trust common stock held immediately prior to the merger, subject to the payment of cash in lieu of fractional shares. Upon completion of the merger, United Bankshares shareholders are expected to own approximately 94% of the combined company and former Community Bankers Trust shareholders are expected to own approximately 6% of the combined company. The number of shares of United Bankshares common stock that Community Bankers Trust shareholders will receive in the merger for each share of Community Bankers Trust common stock is fixed. The implied value of the consideration Community Bankers Trust shareholders will receive in the merger will change depending on changes in the market price of United Bankshares common stock and will not be known at the time you vote on the merger.

Based on the closing price of United Bankshares common stock on the NASDAQ Global Select Market, or Nasdaq (trading symbol “UBSI”), on June 2, 2021, the last trading day before public announcement of the merger, the 0.3173 exchange ratio represented approximately $13.06 in value for each share of Community Bankers Trust common stock. Based on United Bankshares’ closing price on October 4, 2021 of $36.89, the 0.3173 exchange ratio represented approximately $11.71 in value for each share of Community Bankers Trust common stock. Based on the 0.3173 exchange ratio and the number of shares of Community Bankers Trust common stock outstanding and reserved for issuance under various plans and agreements and in connection with various convertible securities as of October 4, 2021, the maximum number of shares of United Bankshares common stock issuable in the merger is expected to be 7,696,236.

If the average closing price of United Bankshares common stock declines by more than 20% from $41.71 and underperforms an index of banking companies by more than 20% over a designated measurement period, then Community Bankers Trust may terminate the merger agreement unless United Bankshares agrees to increase the number of shares to be issued or pay additional cash consideration to the holders of Community Bankers Trust common stock as part of the merger consideration.

The common stock of United Bankshares and Community Bankers Trust are listed on Nasdaq. United Bankshares and Community Bankers Trust urge you to obtain current market quotations for United Bankshares (trading symbol “UBSI”) and Community Bankers Trust (trading symbol “ESXB”).

The merger is structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and holders of Community Bankers Trust common stock will not recognize any gain or loss for United States federal income tax purposes on the exchange of shares of Community Bankers Trust common stock for shares of United Bankshares common stock in the merger, except with respect to any cash received in lieu of fractional shares of United Bankshares common stock.

At the special meeting of Community Bankers Trust shareholders to be held on November 16, 2021, holders of Community Bankers Trust common stock will be asked to vote to (1) approve the merger agreement, (2) approve, in a non-binding advisory vote, certain compensation that may become payable to Community Bankers Trust’s named executive officers in connection with the merger, and (3) approve the adjournment, postponement or continuance of the special meeting, if necessary, in order to further solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement. Approval of the merger agreement requires the affirmative vote of a majority of the shares represented in person or by proxy at the special meeting if a quorum is established. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Community Bankers Trust common stock entitled to vote is necessary to constitute a quorum at the special meeting.

The Community Bankers Trust board of directors unanimously recommends that Community Bankers Trust shareholders vote “FOR” the approval of the merger agreement, “FOR” the approval, in a non-binding advisory vote, of certain compensation that may become payable to Community Bankers Trust’s named executive officers in connection with the merger, and “FOR” the approval of the adjournment, postponement or continuance of the special meeting, if necessary, in order to further solicit additional proxies if there are not sufficient votes to approve the merger agreement.

This document describes the special meeting, the merger, the documents related to the merger and other related matters. Please carefully read this entire document, including “Risk Factors” beginning on page 16 for a discussion of the risks relating to the proposed merger and owning United Bankshares common stock after the merger. You also can obtain information about United Bankshares and Community Bankers Trust from documents that each has filed with the Securities and Exchange Commission.

Rex L. Smith, III

President and Chief Executive Officer

Community Bankers Trust Corporation

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved the United Bankshares common stock to be issued under this document or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, or any other governmental agency.

The date of this document is October 5, 2021, and it is first being mailed or otherwise delivered to Community Bankers Trust shareholders on or about October 8, 2021.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 16, 2021

On November 16, 2021, Community Bankers Trust Corporation, or Community Bankers Trust, will hold a special meeting of shareholders at 10:00 a.m., local time, at:

Deep Run 3 Building, 9954 Mayland Drive, Richmond, Virginia 23233

to consider and vote upon the following matters:

(1)

a proposal to approve the Agreement and Plan of Reorganization, dated as of June 2, 2021, by and between United Bankshares, Inc. and Community Bankers Trust, and related plan of merger, as each may be amended from time to time, or the merger agreement, a copy of which is attached as Appendix A to the accompanying prospectus and proxy statement;

(2)	a proposal to approve, in a non-binding advisory vote, certain compensation that may become payable to Community Bankers Trust’s named executive officers in connection with the merger; and

(3)

a proposal to approve the adjournment, postponement or continuance of the special meeting on one or more occasions, if necessary or appropriate, in order to further solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the merger agreement.

The Community Bankers Trust board of directors has fixed the close of business on September 27, 2021, as the record date for the special meeting. Only Community Bankers Trust shareholders of record at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment, postponement or continuance of the special meeting. Adoption of each proposal requires the affirmative vote of a majority of the shares represented in person or by proxy at the special meeting if a quorum is established. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Community Bankers Trust common stock entitled to vote is necessary to constitute a quorum at the special meeting.

Whether or not you plan to attend the special meeting, please vote your shares as soon as possible. If you are a shareholder of record, you may vote your shares by submitting your proxy card by mail, by accessing the Internet site listed on the Community Bankers Trust proxy card, or by voting telephonically using the phone number listed on the Community Bankers Trust proxy card. To submit your proxy by mail, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of record of Community Bankers Trust common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked at any time before the special meeting in the manner described in the accompanying document.

If you beneficially hold your shares through a bank, broker, nominee or other holder of record, please vote your shares as soon as possible by following the voting instructions you receive from such holder of record.

The Community Bankers Trust board of directors has unanimously adopted and approved the merger and the merger agreement and recommends that Community Bankers Trust shareholders vote “FOR” the proposals set forth herein.

By Order of the Board of Directors,

John M. Oakey, III
Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING.

REFERENCES TO ADDITIONAL INFORMATION

This prospectus and proxy statement is part of a registration statement filed by United Bankshares with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, that registers the shares of United Bankshares common stock to be issued to shareholders of Community Bankers Trust in the merger. The registration statement, including the exhibits and schedules attached to the registration statement, contains additional relevant information about United Bankshares and its common stock, Community Bankers Trust and the combined company. The rules and regulations of the SEC allow United Bankshares to omit some information included in the registration statement from this prospectus and proxy statement. The registration statement incorporates by reference important business and financial information about United Bankshares and Community Bankers Trust from documents that are not included in or delivered with this document.

You can obtain documents incorporated by reference in this document free of charge through the SEC website (http://www.sec.gov) or by requesting them in writing or by telephone from United Bankshares or Community Bankers Trust at the following addresses and telephone numbers:

United Bankshares, Inc. 514 Market Street Parkersburg, West Virginia 26102 Attention: Shelli Adams Telephone: (304) 424-8800	Community Bankers Trust Corporation 9954 Mayland Drive Richmond, Virginia 23233 Attention: John M. Oakey, III Telephone: (804) 934-9999

Morrow Sodali LLC 509 Madison Avenue, Suite 1206 New York, New York 10022 Telephone: (800) 662-5200

You will not be charged for any of these documents that you request. Community Bankers Trust shareholders requesting documents should do so by November 9, 2021, in order to receive them before their special meeting.

You should rely only on the information contained in or incorporated by referenced into this document. No one has been authorized to provide you with information or make any representation about the merger or United Bankshares or Community Bankers Trust that differs from, or adds to, the information in or incorporated by reference into this document. United Bankshares or Community Bankers Trust take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This document is dated October 5, 2021, and you should assume that the information in this document is accurate only as of such date. Neither the mailing of this document to Community Bankers Trust shareholders nor the issuance by United Bankshares of shares of United Bankshares common stock in connection with the merger will create any implication to the contrary.

Information on the websites of United Bankshares or Community Bankers Trust, or any subsidiary of United Bankshares or Community Bankers Trust, is not part of this document. You should not rely on that information in deciding how to vote.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Community Bankers Trust has been provided by Community Bankers Trust and information contained in this document regarding United Bankshares has been provided by United Bankshares.

See “Where You Can Find More Information” on page 99.

Page
QUESTIONS AND ANSWERS	1
SUMMARY	6
RISK FACTORS	16
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	23
EQUIVALENT PRO FORMA MARKET VALUE OF COMMON STOCK	25
COMPARATIVE HISTORICAL AND PRO FORMA UNAUDITED SHARE DATA	25
THE SPECIAL MEETING	28
Matters to Be Considered	28
Proxies	28
Solicitation of Proxies	29
Record Date	29
Quorum and Voting Rights	29
Attending the Special Meeting	30
PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING	31
PROPOSAL NO. 1 APPROVAL OF THE MERGER AGREEMENT	31
Required Vote	31
Recommendation of the Community Bankers Trust Board of Directors	31
PROPOSAL NO. 2 ADVISORY (NON-BINDING) VOTE ON CERTAIN MERGER-RELATED COMPENSATION FOR COMMUNITY BANKERS TRUST NAMED EXECUTIVE OFFICERS	31
Required Vote	32
Recommendation of the Community Bankers Trust Board of Directors	32
PROPOSAL NO. 3 APPROVAL OF THE ADJOURNMENT, POSTPONEMENT OR CONTINUANCE OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES	32
Required Vote	33
Recommendation of the Community Bankers Trust Board of Directors	33
THE MERGER	33
Background of the Merger	33
Community Bankers Trust’s Reasons for the Merger; Recommendation of the Community Bankers Trust Board of Directors	38
United Bankshares’ Reasons for the Merger;	41
Opinion of Community Bankers Trust’s Financial Advisor	42
Certain Unaudited Prospective Financial Information	54
Public Trading Markets	57
No Dissenters’ or Appraisal Rights	57
Interests of Certain Community Bankers Trust Directors and Executive Officers in the Merger	58
Accounting Treatment of the Merger	63
THE MERGER AGREEMENT	63
Terms of the Merger	63
Treatment of Community Bankers Trust Stock Options	64
Treatment of Community Bankers Trust Restricted Stock Units	64
Conditions of the Merger	64
Representations and Warranties	66
Waiver and Amendment	68
Indemnification; Directors’ and Officers’ Insurance	68
Special Meeting; Board Recommendation	68
Acquisition Proposals	69
Effective Time	70
Regulatory Approvals	70
Conduct of Business Pending the Merger	72
Termination of the Merger Agreement	74

Page
Effect of Termination; Termination Fee	75
Surrender of Stock Certificates	76
No Fractional Shares	77
Assumption of Community Bankers Trust Trust Preferred Securities	77
No Dissenters’ or Appraisal Rights	78
Accounting Treatment	78
Management and Operations after the Merger; Advisory Board	78
Resales of United Bankshares Common Stock	78
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	79
General	79
The Merger	79
Consequences to Community Bankers Trust and United Bankshares	80
Consequences to Shareholders	80
Backup Withholding and Reporting Requirements	80
INFORMATION ABOUT UNITED BANKSHARES AND COMMUNITY BANKERS TRUST	81
United Bankshares	81
Community Bankers Trust	82
DESCRIPTION OF UNITED BANKSHARES CAPITAL STOCK	82
General	82
Common Stock	83
Preferred Stock	84
Preemptive Rights	84
Certain Provisions of the Bylaws	85
Shares Eligible for Future Sale	85
COMPARATIVE RIGHTS OF SHAREHOLDERS	86
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF UNITED BANKSHARES	94
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF COMMUNITY BANKERS TRUST	96
LEGAL MATTERS	97
EXPERTS	97
COMMUNITY BANKERS TRUST ANNUAL MEETING SHAREHOLDER PROPOSALS	97
WHERE YOU CAN FIND MORE INFORMATION	99

APPENDICES

APPENDIX A — Agreement and Plan of Reorganization, dated as of June 2, 2021, by and between United Bankshares, Inc. and Community Bankers Trust Corporation	A-1

APPENDIX B — Opinion of Piper Sandler & Co.	B-1

QUESTIONS AND ANSWERS

The following are answers to certain questions that you may have regarding the special meeting and the merger. United Bankshares and Community Bankers Trust urge you to read carefully the remainder of this document, including the risk factors beginning on page 16, because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this document.

Q:	What are holders of Community Bankers Trust common stock being asked to vote on?

A:

Holders of Community Bankers Trust common stock are being asked to vote to (i) approve the Agreement and Plan of Reorganization, dated as of June 2, 2021, by and between United Bankshares and Community Bankers Trust, and related plan of merger, or merger agreement, as each may be amended from time to time, or the Merger Proposal, (ii) approve, in a non-binding advisory vote, certain compensation that may become payable to Community Bankers Trust’s named executive officers in connection with the merger, or the Merger-Related Compensation Proposal, and (iii) approve the adjournment, postponement or continuance of the special meeting, on one or more occasions, if necessary or appropriate, in order to further solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the Merger Proposal, or the Adjournment Proposal. The merger agreement is attached to this prospectus and proxy statement as Appendix A and is incorporated by reference into this prospectus and proxy statement.

Q:	When and where is the special meeting of shareholders?

A:	The special meeting of Community Bankers Trust shareholders will be held at the Deep Run 3 Building, 9954 Mayland Drive, Richmond, Virginia 23233 on November 16, 2021 at 10:00 a.m., local time.

Q:	What constitutes a quorum for the special meeting?

A:

The presence at the special meeting, in person or by proxy, of the holders of a majority of the Community Bankers Trust common stock issued and outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business. If a quorum is not present, the special meeting will be postponed until the holders of the number of shares of Community Bankers Trust common stock required to constitute a quorum attend. If you submit a properly executed proxy card, even if you abstain from voting, your shares of Community Bankers Trust common stock will be counted for purposes of determining whether a quorum is present at the special meeting. If additional votes must be solicited to approve the merger agreement and the Adjournment Proposal is approved, it is expected that the special meeting will be adjourned to solicit additional proxies.

Q:	What do holders of Community Bankers Trust common stock need to do now?

A:

After you have carefully read this document and have decided how you wish to vote your shares, please vote your shares as soon as possible. If you are a shareholder of record, to vote by proxy card, indicate on your proxy card how you want your shares to be voted with respect to each of the matters indicated. When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote by telephone or through the Internet by following the voting instructions found on your proxy card. If you beneficially hold your shares through a bank, broker, nominee or other holder of record, you should follow the voting instructions you receive from that holder of record to vote your shares.

Submitting your proxy by Internet, telephone or mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the special meeting. If you would like to attend the special meeting, see “The Special Meeting – Attending the Special Meeting” beginning on page 30.

Q:	Who may solicit proxies on Community Bankers Trust’s behalf?

A:

In addition to solicitation of proxies by Community Bankers Trust by mail, proxies may also be solicited by Community Bankers Trust’s directors and employees personally, and by telephone, email, facsimile or other means. Community Bankers Trust has also made arrangements with Morrow Sodali LLC to assist it in soliciting proxies. For more information on solicitation of proxies in connection with the special meeting of Community Bankers Trust shareholders, see “The Special Meeting - Solicitation of Proxies” beginning on page 29.

Q:	Why is my vote as a holder of Community Bankers Trust common stock important?

A:

If you do not vote by proxy card, telephone or Internet or vote in person at the special meeting, it will be more difficult for Community Bankers Trust to obtain the necessary quorum to hold its special meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Community Bankers Trust common stock entitled to vote is necessary to constitute a quorum at the special meeting. In addition, approval of the Merger Proposal requires the affirmative vote of a majority of the shares represented in person or by proxy at the special meeting if a quorum is established. The Community Bankers Trust board of directors recommends that you vote to approve the Merger Proposal. Further, due to the importance of the vote to approve the Merger Proposal, Community Bankers Trust is also seeking, through the Adjournment Proposal, authority from shareholders to adjourn the special meeting to temporarily delay the meeting to provide time for Community Bankers Trust to solicit additional proxies in the event there are insufficient votes to approve the Merger Proposal.

Q:	If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A:

No. Your broker cannot vote your shares without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker. Without instructions, your shares will not be voted, which will have the effect described below.

Q:	What if I abstain from voting or fail to instruct my broker or other holder of record how to vote?

A:

If you are a holder of Community Bankers Trust common stock and you submit a proxy card in which you abstain from voting, the abstention will be counted toward a quorum at the special meeting and it will have the same effect as a vote against the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal. If a quorum is present and a shareholder is not otherwise present or represented by proxy at the special meeting, a failure to vote such shareholder’s shares will have no effect on the outcome of the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal.

If your bank, broker, nominee or other holder of record holds your shares of Community Bankers Trust common stock in “street name,” for each proposal your bank, broker, nominee or other holder of record generally will return a proxy card and vote such shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank, nominee or other holder of record with this prospectus and proxy statement. Your shares held in “street name” generally will not be voted on any proposal with respect to which you do not provide voting instructions (referred to as broker non-votes) and will not be considered present at the special meeting for purposes of establishing a quorum. Broker non-votes will have no effect for determining whether the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal have been approved.

Q:	Can I attend the special meeting and vote my shares in person?

A:	Yes. All holders of Community Bankers Trust common stock, including shareholders of record and shareholders who beneficially own their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Holders of record of Community Bankers Trust common stock as of the record date can vote in person at the special meeting. If you wish to vote in person at the special meeting and if you are a shareholder of record, you should bring the enclosed proxy card and proof of identity. If your shares are held in “street name” in a stock brokerage account or by a bank or other custodian, you should provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other custodian. Please note that you may not vote shares held in street name by returning a proxy card directly to Community Bankers Trust or by voting online during the special meeting unless you provide a legal proxy, which you must obtain from your broker, bank or other custodian and, in the case of voting online, you register in advance for the appropriate online meeting of shareholders. At the appropriate time during the special meeting, the shareholders present will be asked whether anyone wishes to vote in person. You should raise your hand at this time to receive a ballot to record your vote. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting distributed at the meeting.

Even if you plan to attend the special meeting, you are encouraged to vote your shares as soon as possible.

Q:	Will Community Bankers Trust be required to submit the Merger Proposal to its shareholders even if the Community Bankers Trust board of directors has withdrawn or modified its recommendation?

A:

Yes. Unless the merger agreement is terminated before the special meeting, Community Bankers Trust is required to submit the Merger Proposal to its shareholders even if the Community Bankers Trust board of directors has withdrawn or modified its recommendation, consistent with the terms of the merger agreement.

Q:	Is the merger expected to be taxable to Community Bankers Trust shareholders?

A:

Generally, no. The merger is structured to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code, and holders of Community Bankers Trust common stock will not recognize any gain or loss for United States federal income tax purposes on the exchange of shares of Community Bankers Trust common stock for shares of United Bankshares common stock in the merger, except with respect to any cash received instead of fractional shares of United Bankshares common stock. You should read “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 79 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the specific tax consequences of the merger to you.

Q:	If I am a holder of Community Bankers Trust common stock, can I change or revoke my vote?

A:	Yes. If you are a shareholder of record of common stock, you may change your vote and revoke your proxy by:

•	before the meeting, voting by telephone or the Internet at a later time;

•	before the meeting, submitting a properly signed proxy card with a later date;

•	voting in person at the special meeting subject to proof of identity; or

•

delivering written notice that you wish to revoke your proxy to the Secretary of Community Bankers Trust Corporation at 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233, at or before the special meeting. You must include your control number.

If you hold shares in street name, you must follow your broker’s instructions to change your vote. Any record holder of Community Bankers Trust common stock, or street name holder with a written proxy from the record holder, entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Q:	If I am a Community Bankers Trust shareholder, do I have appraisal or dissenters’ rights?

A:

No. Under Virginia law, holders of Community Bankers Trust common stock will not be entitled to exercise any appraisal or dissenters’ rights in connection with any of the proposals being presented to them.

Q:	If I am a holder of Community Bankers Trust common stock with shares represented by stock certificates, should I send in my Community Bankers Trust stock certificates now?

A:

No. You should not send in your Community Bankers Trust stock certificates at this time. After completion of the merger, United Bankshares will send you instructions for exchanging Community Bankers Trust stock certificates for the merger consideration. The shares of United Bankshares common stock that Community Bankers Trust shareholders will receive in the merger will be issued in book-entry form. Please do not send in your stock certificates with your proxy card.

Q:	What should I do if I hold my shares of Community Bankers Trust common stock in book-entry form?

A:

After the completion of the merger, United Bankshares will send you instructions for exchanging shares of Community Bankers Trust common stock held in book-entry form for shares of United Bankshares common stock in book-entry form and cash to be paid instead of fractional shares of United Bankshares common stock.

Q:	Can I place my Community Bankers Trust stock certificate(s) into book-entry form prior to the merger?

A:

Yes. Community Bankers Trust stock certificates can be placed into book-entry form prior to the merger. For more information, please contact Community Bankers Trust’s transfer agent, Continental Stock Transfer & Trust Company, at (212) 509-4000.

Q:	Who can I contact if I cannot locate my Community Bankers Trust stock certificate(s)?

A:

If you are unable to locate your original Community Bankers Trust stock certificate(s), you should contact Community Bankers Trust’s transfer agent, Continental Stock Transfer & Trust Company, at (212) 509-4000.

Q:	When do you expect to complete the merger?

A:

United Bankshares and Community Bankers Trust expect to complete the merger promptly following receipt of all necessary approvals. However, they cannot assure you when or if the merger will occur. United Bankshares and Community Bankers Trust must, among other things, obtain the required approval of Community Bankers Trust shareholders at the special meeting and the required regulatory approvals described below in “The Merger Agreement—Conditions of the Merger” beginning on page 64.

Q:	What happens if the merger is not completed?

A:

If the merger is not completed, holders of Community Bankers Trust common stock will not receive any consideration for their shares in connection with the merger. Instead, Community Bankers Trust will remain an independent public company and its common stock will continue to be listed and traded on Nasdaq. In addition, in certain circumstances, a termination fee may be required to be paid by Community Bankers Trust. See “The Merger Agreement—Effect of Termination; Termination Fee” beginning on page 75 for a complete discussion of the circumstances under which termination fees will be required to be paid.

Q:	Who will be soliciting proxies?

A:

In addition to soliciting proxies by mail, Community Bankers Trust may be soliciting proxies for the special meeting through its directors and certain employees personally, and by telephone, email, facsimile or other means. In addition, Community Bankers Trust has engaged Morrow Sodali LLC to assist with soliciting proxies on behalf of Community Bankers Trust. See “The Special Meeting—Solicitation of Proxies” beginning on page 29 for more information.

Q:	Whom should I call with questions?

A:

Community Bankers Trust shareholders should contact John M. Oakey, III at Community Bankers Trust by telephone at (804) 934-9999, or by e-mail at shareholder@essexbank.com, or Morrow Sodali LLC, Community Bankers Trust’s proxy solicitor, toll-free at (800) 662-5200.

SUMMARY

This summary highlights selected information from this prospectus and proxy statement. It does not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and proxy statement and the other documents to which this prospectus and proxy statement refers to fully understand the merger and the other matters to be considered at the special meeting. See “Where You Can Find More Information” on page 99 to obtain the information incorporated by reference into this prospectus and proxy statement without charge. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Merger (page 33)

We have attached the merger agreement to this prospectus and proxy statement as Appendix A. We encourage you to read the merger agreement. It is the legal document that governs the merger.

In the merger, United Bankshares will acquire Community Bankers Trust by means of the merger of Community Bankers Trust into United Bankshares. United Bankshares will be the surviving entity in the merger.

After the effective time of the merger and as part of the same overall transaction, Essex Bank, a Virginia corporation and a wholly-owned subsidiary of Community Bankers Trust, for no additional consideration and pursuant to the Agreement and Plan of Merger dated June 2, 2021, attached as Exhibit 99.4 to the registration statement on Form S-4 of which this prospectus and proxy statement is a part, will merge with and into United Bank, a Virginia banking corporation, and a wholly-owned subsidiary of United Bankshares, such transaction referred to hereinafter as the bank merger. As a result of the bank merger, the separate existence of Essex Bank will cease and the corporate existence of United Bank, as the merged bank, shall continue unaffected and unimpaired by the bank merger and the merged bank shall be deemed to be the same business and corporate entity as each of Essex Bank and United Bank.

Each share of Community Bankers Trust common stock outstanding will be converted in the merger into 0.3173 shares of United Bankshares common stock as further described below.

Exchange Ratio in the Merger (page 63)

Upon completion of the merger, each Community Bankers Trust shareholder will receive 0.3173 shares of United Bankshares common stock for each share of Community Bankers Trust common stock held immediately prior to the merger. We refer to this ratio as the exchange ratio. The aggregate number of shares of United Bankshares common stock to which a Community Bankers Trust shareholder will be entitled upon completion of the merger will equal 0.3173 multiplied by the number of shares of Community Bankers Trust common stock held by that Community Bankers Trust shareholder. However, United Bankshares will not issue any fractional shares. A Community Bankers Trust shareholder entitled to a fractional share of United Bankshares common stock will instead receive an amount in cash equal to the fraction of a whole share of United Bankshares common stock to which such shareholder would otherwise be entitled in an amount, without any interest thereon, equal to the product of (i) the volume-weighted average closing price on Nasdaq of United Bankshares common stock for the 20 full trading days ending on the second trading day immediately preceding the date on which the merger is completed multiplied by (ii) the fraction of a share of United Bankshares common stock that such holder would otherwise be entitled to receive. As an example, a holder of 10 shares of Community Bankers Trust common stock would receive 3 shares of United Bankshares common stock and an amount of cash equal to the product of 0.173 and the volume-weighted average closing price on Nasdaq of United Bankshares common stock for the 20 full trading days ending on the second trading day immediately preceding the date on which the merger is completed. A Community Bankers Trust shareholder whose direct shareholdings are represented by multiple Community Bankers Trust stock certificates will have all shares associated with those stock certificates aggregated for purposes of calculating whole shares and cash in lieu of fractional shares to be received upon completion of the merger.

The exchange ratio is a fixed ratio. Therefore, the number of shares of United Bankshares common stock to be received by holders of Community Bankers Trust common stock in the merger will not change if the trading price of United Bankshares common stock or the market value of Community Bankers Trust common stock changes between now and the time the merger is completed, except in limited circumstances where the trading price of United Bankshares common stock falls below certain thresholds when measured during a period shortly before the date that the merger is scheduled to be completed, in which case, Community Bankers Trust will have an opportunity to terminate the merger agreement if United Bankshares elects not to adjust the exchange ratio accordingly. If the average closing price of United Bankshares common stock declines by more than 20% from $41.71 and underperforms an index of banking companies by more than 20% over a designated measurement period, then Community Bankers Trust may terminate the merger agreement unless United Bankshares agrees to increase the number of shares to be issued or pay additional cash consideration to the holders of Community Bankers Trust common stock as part of the merger consideration.

Upon completion of the merger, we expect that United Bankshares shareholders will own approximately 94% of the combined company and former Community Bankers Trust shareholders will own approximately 6% of the combined company.

The market prices of both United Bankshares common stock and Community Bankers Trust common stock will fluctuate prior to the merger. You should obtain current stock price quotations for United Bankshares common stock.

Stock Options (page 64)

Under the merger agreement, at the effective time of the merger, each outstanding stock option to purchase Community Bankers Trust common stock granted under a Community Bankers Trust equity compensation plan that is outstanding and not yet exercised immediately prior to the merger, whether vested or unvested, will vest only as provided pursuant to the terms thereof and will be converted into an option to acquire, on the same terms and conditions as were applicable under such stock option, the number of shares of United Bankshares common stock equal to (a) the number of shares of Community Bankers Trust common stock subject to such stock option multiplied by (b) 0.3173. Such product shall be rounded down to the nearest whole number. The exercise price per share (rounded up to the next whole cent) of each United Bankshares stock option issued for the Community Bankers Trust stock option shall equal (y) the exercise price per share of shares of Community Bankers Trust common stock that were purchasable pursuant to such Community Bankers Trust stock option divided by (z) 0.3173.

Restricted Stock Units (page 64)

Under the merger agreement, at the effective time of the merger, each restricted stock unit grant and any other awards with respect to a shares of Community Bankers Trust common stock subject to vesting, repurchase or other lapse restriction under a Community Bankers Trust equity compensation plan that is outstanding immediately prior to the effective time of the merger other than a Community Bankers Trust stock option shall vest only in accordance with the formula and other terms of the award, be cancelled and converted automatically into the right to receive the merger consideration in respect of each share of Community Bankers Trust underlying such award. The shares of Community Bankers Trust common stock subject to such stock award will be treated in the same manner as all other shares of Community Bankers Trust common stock for such purposes. Any unvested restricted stock units that do not vest in accordance with a Community Bankers Trust equity compensation plan will be converted into restricted stock units of United Bankshares, as adjusted to take into account the exchange ratio.

Community Bankers Trust’s Reasons for the Merger (page 38)

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the Merger Proposal, the Community Bankers Trust board of directors consulted with Community Bankers Trust management, as well as its financial and legal advisors, and considered a number of factors, including, but not limited to, each of the following: the value of the United Bankshares common stock consideration being offered to Community Bankers Trust shareholders, the anticipated future trading value of the United Bankshares common stock consideration, and the expected future receipt by Community Bankers Trust shareholders of dividends as United Bankshares shareholders; each of Community Bankers Trust’s, United Bankshares’, and the combined entity’s business, operations, financial condition and asset quality; the feasibility of, and the results that could be expected to be obtained, if Community Bankers Trust continued to operate independently; the process conducted by its financial advisors to assist the Community Bankers Trust board of directors in structuring the merger with United Bankshares; and the scale, scope, strength and diversity of operations that could be achieved by combining Community Bankers Trust with United Bankshares. For more detail concerning the factors considered by the Community Bankers Trust board of directors in reaching its decision to approve the merger agreement, see the section entitled “The Merger – Community Bankers Trust’s Reasons for the Merger; Recommendation of the Community Bankers Trust Board of Directors.”

Community Bankers Trust’s Recommendation (page 38)

The Community Bankers Trust board of directors believes that the merger is in the best interests of the Community Bankers Trust shareholders. Community Bankers Trust’s board of directors unanimously recommends that Community Bankers Trust shareholders vote “FOR” the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal. For the factors considered by the Community Bankers Trust board of directors in reaching its decision to approve the merger agreement, see the section entitled “The Merger – Community Bankers Trust’s Reasons for the Merger; Recommendation of the Community Bankers Trust Board of Directors.”

Opinion of Community Bankers Trust’s Financial Advisor (page 42 and Appendix B)

In considering whether to approve the merger, the Community Bankers Trust board of directors considered the opinion of its financial advisor, Piper Sandler & Co., or Piper Sandler, who delivered a written opinion to the Community Bankers Trust board of directors to the effect that, as of June 2, 2021, the exchange ratio was fair to the holders of Community Bankers Trust common stock from a financial point of view. We have attached the full text of this opinion, dated as of June 2, 2021, to this prospectus and proxy statement as Appendix B. You should read this opinion completely to understand the assumptions made, matters considered, qualifications and limitations of the review undertaken by Piper Sandler in providing its opinion.

Piper Sandler’s opinion is directed to Community Bankers Trust’s board of directors, addresses only the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to the holders of Community Bankers Trust common stock, and does not address any other aspect of the merger or constitute a recommendation as to how any Community Bankers Trust shareholder should vote at the special meeting held in connection with the merger.

United Bankshares’ Reasons for the Merger (page 41)

In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the United Bankshares board of directors evaluated the merger agreement, the merger and the other transactions contemplated by the merger agreement in consultation with United Bankshares management, as well as United Bankshares’ financial and legal advisors, and considered a number of factors, including, but not limited to, the following: each of United Bankshares’, Community Bankers

Trust’s and the combined entity’s business, operations, financial condition, asset quality, earnings and prospects; Community Bankers Trust’s familiarity with the Virginia and Maryland markets; and management’s expectation regarding cost synergies, accretion and internal rate of return. For more detail concerning the factors considered by the United Bankshares board of directors in reaching its decision to approve the merger agreement, see the section entitled “The Merger – United Bankshares’ Reasons for the Merger.”

No Dissenters’ or Appraisal Rights (page 57)

The shareholders of Community Bankers Trust will not have any dissenters’ or appraisal rights in connection with the merger and the other matters described in this prospectus and proxy statement.

Accounting Treatment (page 63)

United Bankshares will account for the merger using acquisition accounting in accordance with U.S. generally accepted accounting principles.

Material U.S. Federal Income Tax Consequences (page 79)

The merger is structured to qualify as a tax-free reorganization for U.S. federal income tax purposes. Community Bankers Trust shareholders will not recognize any gain or loss for U.S. federal income tax purposes as a result of their exchange of shares of Community Bankers Trust common stock solely for shares of United Bankshares common stock. Community Bankers Trust shareholders may, however, have to recognize gain in connection with the receipt of any cash received in lieu of fractional shares in the merger. Because this tax treatment may not apply to all Community Bankers Trust shareholders, you should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you. It is a condition to United Bankshares’ and Community Bankers Trust’s obligation to complete the merger that we receive a legal opinion that the merger will be treated for U.S. federal income tax purposes as a reorganization under Section 368 of the Code. This opinion, however, will not bind the Internal Revenue Service, which could take a different view.

Shareholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

The discussion of U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Community Bankers Trust common stock. Shareholders of Community Bankers Trust are strongly urged to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

The Companies (page 81)

United Bankshares, Inc.

500 Virginia Street, East

Charleston, West Virginia 25301

(304) 348-8400

United Bankshares is a West Virginia corporation registered as a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, or the BHCA. United Bankshares elected to be a financial holding company that became effective April 2, 2017. United Bankshares was incorporated and organized in 1982 and began conducting business in 1984 with the acquisition of three wholly-owned subsidiaries. Since its formation in 1982, United Bankshares has acquired 32 banking institutions. United Bankshares has one banking subsidiary, United Bank, operating under the laws of Virginia. United Bankshares’ banking subsidiary offers a full range of commercial and retail banking services and products. United Bank operates 203 full service and limited service offices – located throughout North Carolina, South Carolina, West Virginia, the Shenandoah Valley Region of Virginia and the Northern Virginia, Maryland and Washington, D.C. areas, southwestern Pennsylvania and southeastern Ohio. United Bankshares also owns nonbank subsidiaries that engage in other community banking services such as asset management, real property title insurance, investment banking, financial planning and brokerage services.

The headquarters of United Bankshares is located in United Center at 500 Virginia Street, East, Charleston, West Virginia. United Bankshares’ executive offices are located in Parkersburg, West Virginia at Fifth and Avery Streets.

United Bankshares’ website can be accessed at https://www.ubsi-inc.com. Information contained on the websites of United Bankshares or any subsidiary of United Bankshares does not constitute a part of this prospectus and proxy statement and is not incorporated into other filings that United Bankshares makes with the SEC. United Bankshares’ common stock is traded on Nasdaq under the symbol “UBSI”.

As of June 30, 2021, United Bankshares had total assets of $27.2 billion, total deposits of $21.6 billion, and shareholders’ equity of $4.4 billion.

Community Bankers Trust Corporation

9954 Mayland Drive

Suite 2100

Richmond, Virginia 23233

(804) 934-9999

Community Bankers Trust is Virginia corporation registered as a bank holding company pursuant to the BHCA. Community Bankers Trust provides financial services through its community bank subsidiary, Essex Bank, a Virginia banking corporation that was established in 1926. Essex Bank currently operates 24 banking offices in Northern Virginia and Maryland.

The principal executive offices of Community Bankers Trust are located at 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233, and its telephone number is (804) 934-9999. Community Bankers Trust’s website can be accessed at http://www.cbtrustcorp.com. Information contained on the websites of Community Bankers Trust or any subsidiary of Community Bankers Trust does not constitute a part of this prospectus and proxy statement and is not incorporated into other filings that Community Bankers Trust makes with the SEC. Community Bankers Trust’s common stock is traded on Nasdaq under the symbol “ESXB”.

As of June 30, 2021, Community Bankers Trust had total assets of $1.75 billion, total deposits of $1.49 billion, and total shareholders’ equity of $179.7 million.

The Community Bankers Trust Shareholder Meeting (page 28)

The special meeting will be held on November 16, 2021 at 10:00 a.m. at the Deep Run 3 Building, 9954 Mayland Drive, Richmond, Virginia 23233. At the special meeting, Community Bankers Trust shareholders will be asked:

•	To approve the Merger Proposal;

•	To approve the Merger-Related Compensation Proposal; and

•	To approve the Adjournment Proposal.

Community Bankers Trust Record Date; Vote Required (page 29)

Community Bankers Trust shareholders can vote at the special meeting if they owned shares of Community Bankers Trust common stock at the close of business on September 27, 2021, which is the record date for the special meeting. On the record date, Community Bankers Trust had 22,464,593 shares of common stock outstanding and approximately 1,681 shareholders entitled to vote. Each Community Bankers Trust shareholder can cast one vote for each share of Community Bankers Trust common stock owned on that date.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Community Bankers Trust common stock entitled to vote at the special meeting is necessary to constitute a quorum. Abstentions and shares of Community Bankers Trust common stock held of record by a broker or nominee that voted on any matter are counted as present and entitled to vote for purposes of determining a quorum. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers or other nominees have the discretion to vote such shares on routine matters, but not on non-routine matters. In the case of non-routine items, the broker or other nominee holding street name shares cannot vote the shares if it has not received voting instructions. These are considered to be “broker non-votes.” Since there are no routine items to be voted on at the special meeting, brokers or nominees holding shares of Community Bankers Trust common stock that do not receive voting instructions from the beneficial owners of such shares will not be able to return a proxy card with respect to such shares. As a result, these shares will not be considered present at the special meeting and will not count towards the satisfaction of a quorum.

If a quorum exists, the approval of each of the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal, requires the affirmative vote of a majority of the shares represented in person or by proxy at the special meeting. Abstentions will have the same effect as a vote against these proposals. Broker non-votes will have no effect for determining whether these proposals have been approved.

As of the record date, directors and executive officers of Community Bankers Trust had the sole right to vote 609,677 shares of Community Bankers Trust common stock, or approximately 2.71% of the outstanding Community Bankers Trust common stock entitled to be voted at the special meeting. Community Bankers Trust directors have entered into support agreements that obligate each director to vote shares of Community Bankers Trust common stock over which each such director has sole voting and dispositive power for approval of the Merger Proposal. As of the close of business on September 27, 2021, the record date for the special meeting, shares constituting 2.32% of Community Bankers Trust common stock were subject to the support agreements.

Conditions to Completion of the Merger (page 64)

The obligations of United Bankshares and Community Bankers Trust to complete the merger depend on a number of conditions being satisfied or waived. These conditions include:

•	Community Bankers Trust shareholders’ approval of the merger agreement;

•	Approval of the merger by the necessary federal and state regulatory authorities;

•

The effectiveness of the registration statement filed on Form S-4 of which this prospectus and proxy statement is a part and the absence of any stop order suspending the effectiveness thereof or any proceedings for that purpose initiated or threatened by the SEC;

•	Authorization for the listing on Nasdaq of the shares of United Bankshares common stock to be issued in the merger;

•	Absence of any law or court order prohibiting the merger;

•	Receipt of opinions from counsel to Community Bankers Trust and United Bankshares that the merger will be treated as a “reorganization” under Section 368(a) of the Code;

•

Neither United Bank nor Rex L. Smith, III, President and Chief Executive Officer of Community Bankers Trust and Essex Bank, shall have taken any action on or before the effective time of the merger to materially breach or to cancel or terminate the employment agreement dated June 2, 2021 by and between Mr. Smith and United Bank;

•	The accuracy of the other party’s representations and warranties subject to the material adverse effect standard in the merger agreement; and

•	The performance in all material respects of all obligations contained in the merger agreement.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Regulatory Approvals (page 70)

We cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System, or the Federal Reserve, and the Virginia Bureau of Financial Institutions. Once the Federal Reserve approves the merger, we have to wait from 15 to 30 days before we can complete it. During that time, the Department of Justice may challenge the merger. As of the date of this prospectus and proxy statement, United Bankshares and Community Bankers Trust have made all required applications for regulatory approval including a request for waiver from the application required by Section 3 of the Bank Holding Company Act of 1956, as amended. The Virginia Bureau of Financial Institutions approved the applications for the merger and bank merger on September 7, 2021. The application, and request for waiver, submitted to the Federal Reserve are still under review by the Federal Reserve. We cannot be certain when or if we will receive the approval of the Federal Reserve or, if obtained, whether it will contain terms, conditions or restrictions not currently contemplated that will be detrimental to the combined company after completion of the merger.

Under the merger agreement, United Bankshares is not required to agree to any condition or restriction or take any action or commit to take any action as part of any necessary regulatory approval if such agreements or the taking of such action would, in the reasonable good faith judgment of the United Bankshares Board, be materially financially burdensome to the business, operations, financial condition or results of operations of United Bankshares or Community Bankers Trust such that, had such condition or requirement been known, United would not, in its reasonable good faith judgment, have entered into the merger agreement, which we refer to as a materially burdensome regulatory condition.

Termination of the Merger Agreement (page 74)

Community Bankers Trust and United Bankshares may mutually agree to terminate the merger agreement at any time upon a vote by a majority of the board of directors of each of Community Bankers Trust and United Bankshares.

Either Community Bankers Trust or United Bankshares may terminate the merger agreement if the merger is not complete by May 31, 2022, unless the failure of the merger to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate.

Either Community Bankers Trust or United Bankshares may terminate the merger agreement if (i) final action has been taken by any governmental authority whose approval is required for consummation of the merger and the other transactions contemplated by the merger agreement, which final action has become nonappealable and does not approve the merger agreement or the transactions contemplated by the merger agreement, or such governmental authority has approved of the merger agreement or the transactions contemplated by the merger agreement with a materially burdensome regulatory condition, or (ii) an application submitted to any governmental authority whose approval is required for the consummation of the merger has been permanently withdrawn at the request or suggestion of such governmental authority (except to the extent that such action, denial or withdrawal or the imposition of such condition is due to the failure of the party seeking to terminate to perform or observe the covenants of such party).

United Bankshares may terminate the merger agreement if any of the following occurs:

•

Community Bankers Trust materially breaches any of its representations, warranties, covenants or agreements under the merger agreement and does not or cannot cure the breach within 30 days of written notice of the breach;

•	The Community Bankers Trust shareholders do not approve the merger agreement;

•

As of May 31, 2022, (i) the continued accuracy of Community Bankers Trust’s representations and warranties in the merger agreement cannot be confirmed by Community Bankers Trust, (ii) the performance in all material respects of all of its obligations in the merger agreement cannot be confirmed by Community Bankers Trust, or (iii) Rex L. Smith, III, the President and Chief Executive Officer of Community Bankers Trust and Essex Bank, has taken action on or before the effective time of the merger to materially breach or to cancel or terminate the employment agreement between United Bank and Mr. Smith dated June 2, 2021 (provided that such failure is not a result of United Bankshares’ failure to perform, in any material respect, any of its covenants or agreements contained in the merger agreement or the material breach by United Bankshares of any of its representations or warranties contained in the merger agreement);

•

The Community Bankers Trust board of directors fails (i) to recommend approval of the merger agreement, or changes, withdraws, qualifies or modifies, or publicly proposes to change, withdraw, qualify or modify, in a manner that is adverse to United, (ii) to reaffirm its recommendation for approval of the merger agreement within ten (10) business days after United requests such reaffirmation in writing at any time following the public announcement of an acquisition proposal, or (iii) to comply in all material respects with its obligations under the merger agreement with respect to an acquisition proposal; or

•

Community Bankers Trust enters into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other similar agreement constituting or related to, or which is intended to or would be reasonably likely to lead to any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Community Bankers Trust or any of its significant subsidiaries or any proposal or offer to acquire equity interests representing 24.99% or more of the voting power of, or at least 24.99% of the assets or deposits of, Community Bankers Trust or any of its significant subsidiaries.

Community Bankers Trust may terminate the merger agreement if any of the following occurs:

•

United Bankshares materially breaches any of its representations, warranties, covenants or agreements under the merger agreement and does not or cannot cure the breach within 30 days of written notice of the breach;

•	The Community Bankers Trust shareholders do not approve the merger agreement;

•

As of May 31, 2022, United Bankshares is not able to confirm, (i) the continued accuracy of its representations and warranties in the merger agreement or (ii) the performance in all material respects of all of its obligations in the merger agreement (provided that such failure is not a result of Community Bankers Trust’s failure to perform, in any material respect, any of its covenants or agreements contained in the merger agreement or the material breach by Community Bankers Trust of any of its representations or warranties contained in the merger agreement); or

•

If both (i) the average of the closing sale prices of United Bankshares common stock, or the average United Bankshares stock price, as reported on Nasdaq during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the latest of (A) the date on which the last regulatory approval necessary is received (and any statutory waiting period in respect thereof has expired) or (B) the latest date on which the Community Bankers

Trust shareholders approve the merger, which date we refer to as the determination date, is less than $33.37, and (ii) (1) the quotient of the average United Bankshares stock price divided by $41.71, shall be less than 80% of (2) the quotient of the average of the daily current market price of the KBW Regional Banking Index, or the Index, for the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the determination date divided by the closing price for the Index on June 1, 2021. If Community Bankers Trust elects to terminate under the provision described above, United Bankshares shall have the option to increase the exchange ratio or pay an additional cash payment to each Community Bankers Trust shareholder as part of the merger consideration.

Additionally, Community Bankers Trust may terminate the merger agreement in order to enter into an agreement with respect to an unsolicited acquisition proposal that if consummated would result in a transaction that is (i) more favorable to Community Bankers Trust shareholders from a financial point of view than the merger, (ii) fully financed or reasonably capable of being fully financed, (iii) reasonably likely to receive all required approvals of governmental authorities on a timely basis and (iv) otherwise reasonably capable of being completed on the terms proposed, provided that United Bankshares does not make a counteroffer that the Community Bankers Trust board of directors determines is at least as favorable to the other proposal and Community Bankers Trust pays the termination fee described below.

Termination Fees (page 75)

In the event that the merger agreement is terminated (i) by Community Bankers Trust in order to concurrently enter into an agreement with respect to an unsolicited acquisition proposal that is (a) more favorable to its shareholders from a financial point of view than the merger with United Bankshares, (b) fully financed or reasonably capable of being fully financed, (c) reasonably likely to receive all required governmental approvals on a timely basis and (d) otherwise reasonably capable of being completed on the terms proposed, and United Bankshares does not make a counteroffer that the Community Bankers Trust board of directors determines is at least as favorable to the unsolicited acquisition proposal or (ii) by United Bankshares because the Community Bankers Trust board of directors fails to recommend, withdraws, modifies or changes its recommendation of the merger in a manner adverse in any respect to the interests of United Bankshares and within 12 months after the date of termination of the merger agreement, Community Bankers Trust enters into an agreement with respect to another acquisition proposal or consummates another acquisition proposal, then Community Bankers Trust must pay United Bankshares a termination fee of $12,132,000.

Waiver and Amendment (page 68)

United Bankshares and Community Bankers Trust may jointly amend the merger agreement and each may waive its right to require the other party to adhere to the terms and conditions of the merger agreement. However, United Bankshares and Community Bankers Trust may not do so after Community Bankers Trust shareholders approve the merger agreement if the amendment or waiver would violate the Virginia Stock Corporation Act.

Interests of Directors and Executive Officers in the Merger that Differ from Your Interests (page 58)

Some of the directors and executive officers of Community Bankers Trust have interests in the merger that differ from, or are in addition to, their interests as shareholders of Community Bankers Trust. These interests exist because of, among other things, employment or severance agreements that the executive officers entered into with Community Bankers Trust, rights that these executive officers and directors have under Community Bankers Trust’s benefit plans including equity plans and deferred compensation plans, agreements or arrangements with United Bankshares or its subsidiaries, including United Bank, to continue or serve as employees, contractors and/or directors following the merger, and rights to indemnification and directors and officers insurance following the merger. The employment and severance agreements provide certain executive officers with severance benefits if their employment is terminated in connection with the merger. The aggregate compensation that certain Community Bankers Trust directors and named executive officers may receive as a result of the merger is described in greater detail under “Interests of Certain Community Bankers Trust Directors and Executive Officers in the Merger” beginning on page 58.

In addition, as of the record date of the special meeting, Community Bankers Trust directors and executive officers owned, in the aggregate, options to purchase 1,072,500 shares of Community Bankers Trust common stock and restricted stock units granted under a Community Bankers Trust equity compensation plan. The treatment of the options and restricted stock units is set forth in the merger agreement and described in greater detail under “Interests of Certain Community Bankers Trust Directors and Executive Officers in the Merger” beginning on page 58.

United Bankshares will invite all members of the Community Bankers Trust board of directors to serve on United Bank’s Richmond Advisory Board or another appropriate advisory board maintained by United Bankshares or United Bank for the region in which the individual resides.

The members of the Community Bankers Trust board of directors knew about these additional interests and considered them when they approved the merger agreement and the merger.

Material Differences in the Rights of United Bankshares Shareholders and Community Bankers Trust Shareholders (page 86)

The rights of United Bankshares shareholders are governed by West Virginia law and by United Bankshares’ articles of incorporation and bylaws. The rights of Community Bankers Trust shareholders are governed by Virginia law and by Community Bankers Trust’s articles of incorporation and bylaws. Upon completion of the merger, the rights of the United Bankshares shareholders, including former shareholders of Community Bankers Trust, will be governed by West Virginia law and the articles of incorporation and bylaws of United Bankshares.

This prospectus and proxy statement contains descriptions of the material differences in shareholder rights under each of the United Bankshares and Community Bankers Trust governing documents.

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this prospectus and proxy statement, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 23 and the matters described under the caption “Risk Factors” in the Annual Reports on Forms 10-K filed by United Bankshares and Community Bankers Trust for the year ended December 31, 2020, Community Bankers Trust shareholders should consider the matters described below in determining whether to approve the merger agreement.

Because the exchange ratio is fixed, fluctuations in the trading price of United Bankshares common stock will change the value of the shares of United Bankshares common stock Community Bankers Trust shareholders receive in the merger.

The exchange ratio is set at 0.3173 shares of United Bankshares common stock for each share of Community Bankers Trust common stock. As a result, the market value of the United Bankshares common stock that Community Bankers Trust shareholders receive in the merger will depend on the market price of United Bankshares common stock at the time the shares are issued. After the merger, the market value of United Bankshares common stock may decrease and be lower than the market value of United Bankshares common stock that was used in calculating the exchange ratio in the merger. Except as described in this prospectus and proxy statement, there will be no adjustment to the fixed number of shares of United Bankshares common stock that will be issued to Community Bankers Trust shareholders based upon changes in the market price of United Bankshares common stock or Community Bankers Trust common stock prior to the closing.

There may be an adjustment to the fixed number of shares of United Bankshares common stock that will be issued to Community Bankers Trust shareholders in limited circumstances if the market price of United Bankshares common stock falls more than 20% on an actual basis and 20% on a relative basis to the KBW Regional Banking Index (KRX) prior to the closing. However, any changes to the fixed number of shares of United Bankshares common stock will not increase the per share value that Community Bankers Trust shareholders will receive in the merger from the value calculated using the pre-announcement market price of United Bankshares common stock. The Community Bankers Trust board of directors may terminate the merger agreement if United Bankshares elects not to adjust the exchange ratio in the foregoing circumstances, in which case the merger will not occur.

The market price of United Bankshares common stock at the time the merger is completed may vary from the price of United Bankshares common stock on the date the merger agreement was executed, on the date of this prospectus and proxy statement and on the date of the special meeting as a result of various factors that are beyond the control of United Bankshares and Community Bankers Trust, including, but not limited to, general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. In addition to the approval of the merger agreement by Community Bankers Trust shareholders, completion of the merger is subject to receipt of required regulatory approvals and satisfaction of other conditions that may not occur until after the special meeting. Therefore, at the time of the special meeting, Community Bankers Trust shareholders will not know the precise value of the consideration they will receive at the effective time of the merger. Community Bankers Trust shareholders should obtain current market quotations for shares of United Bankshares common stock.

The market price of United Bankshares common stock after the merger may be affected by factors different from those affecting the shares of Community Bankers Trust or United Bankshares currently.

Upon completion of the merger, holders of Community Bankers Trust common stock will become holders of United Bankshares common stock. United Bankshares’ business differs from that of Community Bankers Trust, and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of United Bankshares and Community Bankers Trust. For a discussion of the businesses of United Bankshares and Community Bankers Trust and of certain factors to consider in connection with those businesses, see the documents incorporated by reference or described elsewhere in this prospectus and proxy statement.

The integration of the operations of United Bankshares and Community Bankers Trust may be more difficult, costly or time-consuming than anticipated.

The success of the merger will depend, in part, on United Bankshares’ ability to realize the anticipated benefits and cost savings from successfully combining the businesses of United Bankshares and Community Bankers Trust and to combine the businesses of United Bankshares and Community Bankers Trust in a manner that permits growth opportunities and cost savings to be realized without materially disrupting the existing customer relationships of Community Bankers Trust or decreasing revenues due to loss of customers. If United Bankshares is not able to achieve these objectives, the anticipated benefits and cost savings of the merger may not be realized fully or at all or may take longer to realize than expected.

It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. The loss of key employees could adversely affect United Bankshares’ ability to successfully conduct its business in the markets in which Community Bankers Trust now operates, which could have an adverse effect on United Bankshares’ financial results and the value of its common stock. If United Bankshares experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Community Bankers Trust to lose customers or cause customers to remove their accounts from Community Bankers Trust and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Community Bankers Trust and United Bankshares during this transition period and for an undetermined period after consummation of the merger.

The success of the merger will also depend on United Bankshares’ ability to:

•	Retain and attract qualified personnel to, United Bankshares and Community Bankers Trust;

•	Maintain existing relationships with depositors of Community Bankers Trust to minimize withdrawals of deposits prior to and subsequent to the merger;

•	Maintain and enhance existing relationships with borrowers to limit unanticipated losses from loans of Community Bankers Trust;

•	Control the incremental non-interest expense from United Bankshares to maintain overall operating efficiencies; and

•	Compete effectively in the communities served by United Bankshares and Community Bankers Trust and in nearby communities.

United Bankshares may not be able to manage effectively its growth resulting from the merger.

Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.

Before the merger may be completed, we must obtain various approvals or consents from the Federal Reserve and various bank regulatory and other authorities. These regulators may impose conditions on the completion of the merger or require changes to the terms of the merger.

There can be no assurance that there will not be any conditions imposed or required changes to the terms of the merger required by the regulators, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of United Bankshares following the merger. There can be no assurance as to whether the approval from the Federal Reserve will be received, the timing of the Federal Reserve’s approval, or whether any conditions will be imposed. The merger agreement contains a condition to the obligation of each of United Bankshares and Community Bankers Trust to close the merger that the required regulatory approvals not contain any materially burdensome regulatory condition. See “The Merger Agreement – Regulatory Approvals” on page 70.

United Bankshares may fail to realize the cost savings estimated for the merger.

Although United Bankshares estimates that it will realize cost savings of approximately $12.7 million annually (excluding one-time costs and expenses associated with the merger with Community Bankers Trust) from the merger when fully phased in, it is possible that the estimates of the potential cost savings could turn out to be incorrect. For example, the combined purchasing power may not be as strong as expected, and therefore the cost savings could be reduced. In addition, future business developments may require United Bankshares to continue to operate or maintain some facilities or support functions that are currently expected to be combined or reduced. The cost savings estimates also depend on United Bankshares’ ability to combine the businesses of United Bankshares and Community Bankers Trust in a manner that permits those costs savings to be realized. If the estimates turn out to be incorrect or United Bankshares is not able to combine the two companies successfully, the anticipated cost savings may not be fully realized or realized at all, or may take longer to realize than expected.

The merger may distract management of United Bankshares and Community Bankers Trust from their other responsibilities.

The merger could cause the respective management groups of United Bankshares and Community Bankers Trust to focus their time and energies on matters related to the transaction that otherwise would be directed to their business and operations. Any such distraction on the part of either company’s management, if significant, could affect its ability to service existing business and develop new business and adversely affect the business and earnings of United Bankshares or the business and earnings of the combined company.

If the merger is not completed, United Bankshares and Community Bankers Trust will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of United Bankshares and Community Bankers Trust has incurred substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this prospectus and proxy statement and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, United Bankshares and Community Bankers Trust would have to recognize these expenses without realizing the expected benefits of the merger.

Community Bankers Trust shareholders will have less influence as shareholders of United Bankshares than as shareholders of Community Bankers Trust.

Community Bankers Trust shareholders currently have the right to vote in the election of the board of directors of Community Bankers Trust and on other matters affecting Community Bankers Trust. Following the merger, the shareholders of Community Bankers Trust as a group will own approximately 6% of the combined organization. When the merger occurs, each Community Bankers Trust shareholder that receives shares of United Bankshares common stock will become a shareholder of United Bankshares with a percentage ownership of the combined organization much smaller than such shareholder’s percentage ownership of Community Bankers Trust. Because of this, Community Bankers Trust shareholders will have less influence on the management and policies of United Bankshares than they now have on the management and policies of Community Bankers Trust.

Some of the directors and executive officers of Community Bankers Trust may have interests in the merger that differ from the interests of non-director or non-management shareholders.

The interests of some of the directors and executive officers of Community Bankers Trust may be different from those of other holders of Community Bankers Trust common stock, and directors and executive officers of Community Bankers Trust may be participants in arrangements that are different from, or in addition to, those of other holders of Community Bankers Trust common stock. These interests are described in more detail in the section entitled “The Merger – Interests of Certain Community Bankers Trust Directors and Executive Officers in the Merger” beginning on page 58.

The fairness opinion obtained by Community Bankers Trust from its financial advisor will not reflect changes in circumstances between the date of such opinion and the completion of the merger.

Community Bankers Trust has not obtained an updated fairness opinion as of the date of this prospectus and proxy statement from Piper Sandler & Co., Community Bankers Trust’s financial advisor. Changes in the operations and prospects of Community Bankers Trust or United Bankshares, general market and economic conditions and other factors that may be beyond the control of Community Bankers Trust and United Bankshares may alter the value of Community Bankers Trust or United Bankshares or the prices of shares of Community Bankers Trust common stock or United Bankshares common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because Community Bankers Trust does not anticipate asking its financial advisor to update its opinion, the June 2, 2021 opinion does not address the fairness of the exchange ratio, from a financial point of view, at the time the merger is completed. The opinion is included as Appendix B to this prospectus and proxy statement. For a description of the opinion that Community Bankers Trust received from its financial advisor, please refer to “The Merger – Opinion of Community Bankers Trust’s Financial Advisor” on page 42. For a description of the other factors considered by Community Bankers Trust’s board of directors in determining to approve the merger, please refer to “The Merger – Community Bankers Trust’s Reasons for the Merger; Recommendation of the Community Bankers Trust Board of Directors” on page 38.

The merger agreement limits Community Bankers Trust’s ability to pursue an alternative acquisition proposal and requires Community Bankers Trust to pay a termination fee of $12,132,000 under limited circumstances relating to alternative acquisition proposals.

The merger agreement prohibits Community Bankers Trust from soliciting, initiating, or encouraging certain alternative acquisition proposals with any third party, subject to exceptions set forth in the merger agreement. See “The Merger Agreement—Acquisition Proposals” on page 69. The merger agreement also provides for the payment by Community Bankers Trust of a termination fee in the amount of $12,132,000 in the event that the other party terminates the merger agreement for certain reasons. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Community Bankers Trust from considering or proposing such an acquisition. See “The Merger Agreement—Effect of Termination; Termination Fees” on page 75.

The merger will not be completed unless important conditions are satisfied.

Specified conditions set forth in the merger agreement must be satisfied or waived to complete the merger. If the conditions are not satisfied or waived, to the extent permitted by law or stock exchange rules, the merger will not occur or will be delayed and each of United Bankshares and Community Bankers Trust may lose some or all of the intended benefits of the merger. The following conditions, in addition to other closing conditions, must be satisfied or waived, if permissible, before United Bankshares and Community Bankers Trust are obligated to complete the merger:

•	The merger agreement and merger must be duly approved by the requisite vote of the shareholders of Community Bankers Trust;

•	All required regulatory approvals must be obtained;

•	The absence of any law or order by a court or governmental authority that prohibits consummation of the merger;

•

Neither Rex L. Smith, III, President and Chief Executive Officer of Community Bankers Trust and Essex Bank, nor United Bank shall have taken any action on or before the effective time of the merger to materially breach or to cancel or terminate the employment agreement between Mr. Smith and United Bank dated June 2, 2021;

•	The registration statement on Form S-4 shall become effective under the Securities Act and no stop order shall have been issued or threatened by the SEC; and

•	To the extent required, the shares of United Bankshares common stock to be issued in the merger must be approved for listing on Nasdaq.

Some of the conditions to the merger may be waived by United Bankshares or Community Bankers Trust without resoliciting shareholder approval of the merger agreement.

Some of the conditions set forth in the merger agreement may be waived by United Bankshares or Community Bankers Trust, subject to the agreement of the other party in specific cases. See “The Merger Agreement – Conditions to of the Merger.” If any conditions are waived, Community Bankers Trust or United Bankshares, as applicable, will evaluate whether an amendment of this prospectus and proxy statement and resolicitation of proxies is warranted. In the event that the board of directors of Community Bankers Trust or United Bankshares determines that resolicitation of its shareholders is not warranted, United Bankshares and Community Bankers Trust will have the discretion to complete the transaction without seeking further Community Bankers Trust shareholder approval.

Termination of the merger agreement could negatively impact Community Bankers Trust or United Bankshares.

If the merger agreement is terminated, there may be various consequences. For example, Community Bankers Trust’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. If the merger agreement is terminated and Community Bankers Trust’s board of directors seeks another merger or business combination, Community Bankers Trust shareholders cannot be certain that Community Bankers Trust will be able to find a party willing to pay the equivalent or greater consideration than that which United Bankshares has agreed to pay in the merger. If the merger is not completed, the ongoing business, financial condition and results of operations of each party may be materially adversely affected and the market price of each party’s common stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the merger will be completed. In addition, Community Bankers Trust’s or United Bankshares’ business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. In addition, if the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by Community Bankers Trust’s board of directors, Community Bankers Trust may be required to pay United Bankshares a termination fee of $12,132,000. See “The Merger Agreement – Effect of Termination; Termination Fee” on page 75.

Community Bankers Trust shareholders do not have dissenters’ appraisal rights in the merger.

Dissenters’ appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.

Under the Virginia Stock Corporation Act, shareholders are not entitled to relief as dissenting shareholders if the shares of the corporation for which the dissenting shareholder would otherwise be entitled to relief are covered securities under Section 18(b)(1)(A) or (B) of the Securities Act on the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights.

Because Community Bankers Trust common stock is listed on Nasdaq, holders of Community Bankers Trust common stock will not be entitled to dissenters’ appraisal rights in the merger with respect to their shares of Community Bankers Trust common stock.

Failure to complete the merger could negatively affect the market price of Community Bankers Trust common stock.

If the merger is not completed for any reason, Community Bankers Trust will be subject to a number of material risks, including the following:

•	The market price of its common stock may decline to the extent that the current market prices of its shares reflect a market assumption that the merger will be completed;

•	Costs relating to the merger, such as legal, accounting and financial advisory fees, and, in specified circumstances, termination fees, must be paid even if the merger is not completed;

•

The diversion of management’s attention from the day-to-day business operations and the potential disruption to Community Bankers Trust’s employees and business relationships during the period before the completion of the merger may make it difficult to regain financial and market positions if the merger does not occur; and

•

If Community Bankers Trust’s board of directors seeks another merger or business combination, Community Bankers Trust shareholders cannot be certain that Community Bankers Trust will be able to find a party willing to pay an equivalent or greater consideration than that which United Bankshares has agreed to pay in the merger.

The shares of United Bankshares common stock to be received by Community Bankers Trust shareholders as a result of the merger will have different rights from the shares of Community Bankers Trust common stock.

Upon completion of the merger, Community Bankers Trust shareholders will become United Bankshares shareholders and their rights as shareholders will be governed by the United Bankshares articles of incorporation and the United Bankshares bylaws. The rights associated with Community Bankers Trust common stock are different from the rights associated with United Bankshares common stock. Please see “Comparative Rights of Shareholders” beginning on page 86 for a discussion of the different rights associated with United Bankshares common stock.

Community Bankers Trust will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Community Bankers Trust. These uncertainties may impair Community Bankers Trust’s ability to attract, retain and motivate strategic personnel until the merger is consummated, and could cause customers and others that deal with Community Bankers Trust to seek to change existing business relationships with Community Bankers Trust. Experienced employees in the financial services industry are in high demand, and competition for their talents can be intense. Employees of Community Bankers Trust may experience uncertainty about their future role with the surviving entity until, or even after, strategies with regard to the combined company are announced or executed. If strategic Community Bankers Trust employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the surviving entity, Community Bankers Trust’s business following the merger could be harmed. In addition, the merger agreement restricts Community Bankers Trust from making certain acquisitions and taking other specified actions until the merger occurs without the consent of United Bankshares. These restrictions may prevent Community Bankers Trust from pursuing attractive business opportunities that may arise prior to the completion of the merger. See “The Merger Agreement – Conduct of Business Pending the Merger” on page 72.

If the merger does not constitute a reorganization under Section 368(a) of the Code, then each Community Bankers Trust shareholder may be responsible for payment of U.S. income taxes related to the exchange of Community Bankers Trust common stock for United Bankshares common stock.

The United States Internal Revenue Service, or the IRS, may determine that the merger does not qualify as a nontaxable reorganization under Section 368(a) of the Code. In that case, each Community Bankers Trust shareholder would recognize a gain or loss equal to the difference between the (i) the sum of the fair market value of United Bankshares common stock received by the Community Bankers Trust shareholder in the merger and (ii) the Community Bankers Trust shareholder’s adjusted tax basis in the shares of Community Bankers Trust common stock exchanged therefor.

Litigation against Community Bankers Trust or United Bankshares, or the members of the Community Bankers Trust board of directors or United Bankshares board of directors, could prevent or delay the completion of the merger.

Purported shareholder plaintiffs may assert legal claims related to the merger. The results of any such potential legal proceeding would be difficult to predict and such legal proceedings could delay or prevent the merger from being completed in a timely manner. The existence of litigation related to the merger could affect the likelihood of obtaining the required approval from Community Bankers Trust shareholders. Moreover, any litigation could be time consuming and expensive, and could divert the attention of the respective management teams of Community Bankers Trust and United Bankshares away from their companies’ regular business. Any lawsuit adversely resolved against Community Bankers Trust, United Bankshares or the members of the Community Bankers Trust board of directors or the United Bankshares board of directors could have a material adverse effect on each party’s business, financial condition and results of operations.

One of the conditions to the consummation of the merger is the absence of any statute, rule, regulation, judgment, decree, injunction or other order taken by the governmental authority of competent jurisdiction that prohibits the consummation of the transactions contemplated by the merger agreement, including the merger. Consequently, if a settlement or other resolution is not reached in any lawsuit that is filed or any regulatory proceeding and a claimant secures injunctive or other relief or a governmental authority issues an order or other directive restricting, prohibiting or making illegal the completion of the transactions contemplated by the merger agreement, including the merger, then such injunctive or other relief may prevent the merger from being completed in a timely manner or at all.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains or incorporates by reference a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the financial conditions, results of operations, earnings outlook and prospects of United Bankshares, Community Bankers Trust and the potential combined company and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible” or other similar expressions which identify these forward-looking statements and appear in a number of places in this prospectus and proxy statement (and the documents to which you are referred in this prospectus and proxy statement) and include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of completing the merger to which this prospectus and proxy statement relates, the timing and amount of growth and cost savings realized following the merger, plans for future growth and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition, potential effects of not approving proposals discussed in this prospectus and proxy statement or not completing the merger, and all other statements regarding the intent, plans, beliefs or expectations of United Bankshares, Community Bankers Trust, or those of their respective directors or officers.

The forward-looking statements involve certain risks and uncertainties. The ability of either United Bankshares or Community Bankers Trust to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include those set forth beginning on page 17 under “Risk Factors,” as well as, among others, the following:

•	Those discussed and identified in public filings with the SEC made by United Bankshares or Community Bankers Trust;

•

Fluctuations in the market price of United Bankshares common stock and the related effect on the market value of the merger consideration that Community Bankers Trust common shareholders will receive upon completion of the merger;

•	Business uncertainties and contractual restrictions while the merger is pending;

•

The possibility that the proposed merger does not close when expected or at all because required regulatory, shareholder or other approvals and conditions to closing are not received or satisfied on a timely basis or at all;

•	The terms of the proposed merger may need to be modified to satisfy such approvals or conditions;

•

The anticipated benefits from the proposed merger such as it being accretive to earnings and expanding United Bankshares’ geographic presence and synergies are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate;

•	The ability to promptly and effectively integrate the businesses of United Bankshares and Community Bankers Trust;

•	Reputational risks and the reaction of the companies’ customers to the merger;

•	Diversion of management time on merger related issues;

•	Changes in asset quality and credit risk;

•	The inability to sustain revenue and earnings;

•	Changes in interest rates and capital markets;

•	Inflation;

•	Customer acceptance of United Bankshares products and services;

•	Customer borrowing, repayment, investment and deposit practices;

•	Customer disintermediation;

•	The introduction, withdrawal, success and timing of business initiatives;

•	Competitive conditions;

•	The impact, extent and timing of technological changes;

•	Changes in fiscal and monetary policies, including changes in tax laws, and their effects on markets and customers; and

•

Changes in regulations and other actions of the Federal Reserve and federal and state banking regulators, and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the federal regulations that make up the Volcker Rule, and the regulatory capital rules under Basel III.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or the date of any document incorporated by reference in this document.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to United Bankshares or Community Bankers Trust or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this document. Except to the extent required by applicable law or regulation, United Bankshares and Community Bankers Trust undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

EQUIVALENT PRO FORMA MARKET VALUE OF COMMON STOCK

United Bankshares common stock is traded on Nasdaq under the symbol “UBSI”. Community Bankers Trust common stock is traded on Nasdaq under the symbol “ESXB”. The closing sale price reported for United Bankshares common stock on June 2, 2021, the last trading date preceding the public announcement of the merger agreement, was $41.15 and the closing sale price reported for Community Bankers Trust common stock on such date was $9.20.

As of October 4, 2021, the last date prior to printing this prospectus and proxy statement for which it was practicable to obtain this information, there were approximately 8,708 registered holders of United Bankshares common stock and approximately 1,681 registered holders of Community Bankers Trust common stock.

The following table sets forth historical per share market values for United Bankshares common stock (i) on June 2, 2021, the last trading day prior to public announcement of the merger agreement, and (ii) on October 4, 2021, the most recent practicable date before the printing and mailing of this prospectus and proxy statement. The table also shows the equivalent pro forma market value of Community Bankers Trust common stock on those dates.

The equivalent pro forma market value of Community Bankers Trust common stock is obtained by multiplying the historical market price of United Bankshares common stock by the exchange ratio. Accordingly, the pro forma market value (i) on June 2, 2021 is determined by multiplying $41.15 by the exchange ratio of 0.3173 and (ii) on October 4, 2021 is determined by multiplying $36.89 by the exchange ratio of 0.3173.

The historical market prices represent the last sale prices on or before the dates indicated. The market price of United Bankshares common stock at the time of the merger may be higher or lower than the closing prices of United Bankshares common stock on the dates shown in the table and, therefore, the market value of the United Bankshares common stock that you receive may be higher or lower than the equivalent pro forma market value shown in the table.

Historical Market Price

	United Bankshares	Community Bankers Trust	Community Bankers Trust Equivalent Pro Forma Market Value
June 2, 2021	$41.15	$9.20	$13.06
October 4, 2021	$36.89	$11.48	$11.71

Once the merger is completed, there will be no further private or public market for Community Bankers Trust common stock.

The market prices of both United Bankshares common stock and Community Bankers Trust common stock will fluctuate prior to the merger. Community Bankers Trust shareholders should obtain current stock price quotations for United Bankshares common stock.

COMPARATIVE HISTORICAL AND PRO FORMA UNAUDITED SHARE DATA

We have summarized below historical, unaudited per share information for United Bankshares and Community Bankers Trust and additional information as if the companies had been combined for the periods shown, which we refer to as “pro forma” information.

The Community Bankers Trust pro forma equivalent per share amounts are calculated by multiplying the United Bankshares pro forma combined book value per share and net income per share by the exchange ratio of 0.3173 so that the per share amounts equate to the respective values for one share of Community Bankers Trust common stock.

We expect that both United Bankshares and Community Bankers Trust will incur merger and integration charges as a result of the merger. We also anticipate that the merger will provide the combined company with financial benefits that may include reduced operating expenses. The information set forth below, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, may not reflect all of these anticipated financial expenses and does not reflect all of these anticipated financial benefits or consider any potential impacts of current market conditions or the merger or revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors, and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

In addition, the information set forth below has been prepared based on preliminary estimates of merger consideration and fair values attributable to the merger, the actual amounts recorded for the merger may differ from the information presented. The estimation and allocations of merger consideration are subject to change pending further review of the fair value of the assets acquired and liabilities assumed and actual transaction costs. A final determination of fair value will be based on the actual net tangible and intangible assets and liabilities of Community Bankers Trust that will exist on the date of completion of the merger.

The information in the following table is based on, and you should read it together with, the historical financial information and the notes thereto for United Bankshares and Community Bankers Trust incorporated by reference into, or contained in, this prospectus and proxy statement.

	Historical United Bankshares	Historical Community Bankers Trust	United Bankshares & Community Bankers Trust Proforma Combined		Proforma Equivalent Community Bankers Trust Share
Basic Earnings Per Common Share
For the year ended December 31, 2020	$2.40	$0.70	$2.33	(1)	$0.74	(2)
For the six months ended June 30, 2021	$1.56	$0.54	$1.58	(1)	$0.50	(2)

Diluted Earnings Per Common Share
For the year ended December 31, 2020	$2.40	$0.69	$2.33	(1)	$0.74	(2)
For the six months ended June 30, 2021	$1.56	$0.53	$1.57	(1)	$0.50	(2)

Cash Dividends Per Common Share
For the year ended December 31, 2020	$1.40	$0.20	$1.40	(3)	$0.44	(2)
For the six months ended June 30, 2021	$0.70	$0.12	$0.70	(3)	$0.22	(2)

Book Value Per Common Share
For the year ended December 31, 2020	$33.37	$7.64	$33.41	(4)	$10.60	(2)
For the six months ended June 30, 2021	$34.01	$8.01	$34.10	(4)	$10.82	(2)

(1)	Pro forma earnings per common share are based on pro forma combined net income and pro forma combined shares outstanding at the end of the period.
(2)	Calculated based on pro forma combined multiplied by the exchange ratio.
(3)	Pro forma dividends per share represent United Bankshares’ historical dividends per share.
(4)	Calculated based on pro forma combined equity and pro forma combined common shares outstanding at the end of period.

THE SPECIAL MEETING

This section contains information about the special meeting of Community Bankers Trust shareholders that has been called to consider and approve the merger agreement.

Together with this document, Community Bankers Trust is also sending you a notice of the special meeting and a form of proxy that is solicited by the Community Bankers Trust board of directors. The special meeting will be held on November 16, 2021, at 10:00 a.m., local time, at the Deep Run 3 Building, 9954 Mayland Drive, Richmond, Virginia 23233.

Matters to Be Considered

The purpose of the special meeting is to vote on:

(1)	the Merger Proposal;

(2)	the Merger-Related Compensation Proposal; and

(3)	the Adjournment Proposal.

Proxies

Each copy of this document mailed to record holders of Community Bankers Trust common stock is accompanied by a proxy card with instructions for voting. The Community Bankers Trust board of directors requests that you submit your proxy promptly, whether or not you plan to attend the meeting. If you hold your shares of Community Bankers Trust common stock under your own name (also known as “record ownership”), you can vote your shares in one of the following manners:

•	By proxy via mail by signing and returning the enclosed proxy card in the postage-paid envelope;

•	By proxy via the Internet at www.cstproxyvote.com and following the instructions;

•	By proxy via telephone at (866) 894-0536 on a touch-tone phone and following the recorded instructions; or

•	By attending the meeting and voting your shares in person.

Any vote by proxy card, Internet or telephone may be revoked by you at any time before the meeting by giving written notice of such revocation to the corporate secretary, executing another proxy or using the Internet or telephone voting procedures as of a date subsequent to the prior proxy card or Internet or telephone vote. If you are a shareholder of record or have a legal proxy from a shareholder of record, you may also revoke your proxy by voting in person at the special meeting. Shareholders who vote via the Internet or by telephone need not mail their proxy cards and doing so will revoke any prior vote or proxy. Instructions on how to vote by telephone or by the Internet are included with your proxy card.

If you hold your shares in “street name” through a bank, broker, nominee or other holder of record, you will receive a voting instruction form directly from them. Follow the instructions on the form they provide to have your shares voted by proxy. If you wish to attend the meeting and vote in person, you must obtain a written proxy, executed in your favor, from the bank, broker, nominee or other holder of record to do so.

All shares represented by valid proxies that Community Bankers Trust receives through this solicitation and that are not revoked will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone, or with respect to shares beneficially held in “street name,” in accordance with the voting instructions received from the appropriate bank, broker, nominee or other holder of record. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” each of the proposals described above.

Community Bankers Trust shareholders with shares represented by stock certificates should not send Community Bankers Trust stock certificates with their proxy cards. After the merger is completed, holders of Community Bankers Trust common stock with shares represented by stock certificates or held in book-entry form will be mailed a transmittal form with instructions on how to exchange their Community Bankers Trust stock certificates or book-entry shares for the merger consideration.

Solicitation of Proxies

Community Bankers Trust will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, proxies may also be solicited by Community Bankers Trust’s directors and employees personally, and by telephone, electronic transmission, facsimile transmission, or other means. No additional compensation will be paid to these individuals for proxy solicitation nor is it expected to result in more than a minimal cost. Community Bankers Trust may make arrangements directly with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Community Bankers Trust common stock held of record by them and to obtain authorization for the execution of proxies. Community Bankers Trust expects to reimburse these institutional holders for their reasonable expenses in connection with these activities. Community Bankers Trust has also made arrangements with Morrow Sodali LLC to assist it in soliciting proxies and has agreed to pay it approximately $17,500 for these services and reimburse certain out of pocket expenses.

Record Date

The close of business on September 27, 2021 has been fixed as the record date for determining the Community Bankers Trust shareholders entitled to receive notice of and to vote at the special meeting. At that time, 22,464,593 shares of Community Bankers Trust common stock were outstanding and entitled to vote at the special meeting, held by approximately 1,681 holders of record.

Quorum and Voting Rights

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Community Bankers Trust common stock entitled to vote is necessary to constitute a quorum at the special meeting. Abstentions and shares of Community Bankers Trust common stock held of record by a broker or nominee that voted on any matter will be counted for the purpose of determining whether a quorum is present.

Under the rules that govern brokers who are voting with respect to shares held in street name, brokers or other nominees have the discretion to vote such shares on routine matters, but not on non-routine matters. In the case of non-routine items, the broker or other nominee holding street name shares cannot vote the shares if it has not received voting instructions. These are considered to be “broker non-votes.” Since there are no routine items to be voted on at the special meeting, brokers or nominees holding shares of Community Bankers Trust common stock that do not receive voting instructions from the beneficial owners of such shares will not be able to return a proxy card with respect to such shares. As a result, these shares will not be considered present at the special meeting and will not count towards the satisfaction of a quorum.

As of the record date, directors and executive officers of Community Bankers Trust had the sole right to vote 609,677 shares of Community Bankers Trust common stock, or approximately 2.71% of the outstanding Community Bankers Trust common stock entitled to be voted at the special meeting. Community Bankers Trust currently expects that each of these individuals will vote their shares of Community Bankers Trust common stock in favor of the proposals to be presented at the special meeting. Community Bankers Trust directors have entered into support agreements that obligated each director to vote shares of Community Bankers Trust common stock over which each such director has sole voting and dispositive power for approval of the Merger Proposal. As of the close of business on September 27, 2021, the record date for the special meeting, shares constituting 2.32% of Community Bankers Trust common stock were subject to the support agreements.

If you are a holder of Community Bankers Trust common stock and you submit a proxy in which you abstain from voting, the abstention will be counted toward a quorum at the special meeting, and it will have the same effect as a vote against the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal.

Broker non-votes will have no effect for determining whether the Merger Proposal, the Merger-Related Compensation Proposal or the Adjournment Proposal have been approved.

Attending the Special Meeting

All holders of Community Bankers Trust common stock, including holders of record and shareholders who beneficially hold their stock through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record on the record date can vote in person at the special meeting. If you beneficially hold your shares in “street name,” of record, you must obtain a written proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must either hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership, and you must bring a form of personal photo identification with you in order to be admitted. Community Bankers Trust reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING

PROPOSAL NO. 1

APPROVAL OF THE MERGER AGREEMENT

Community Bankers Trust is asking its shareholders to approve the Merger Proposal. For a detailed discussion of the merger, including the terms and conditions of the merger agreement, see “The Merger Agreement,” beginning on page 63. As discussed in detail in the sections entitled “The Merger - Community Bankers Trust’s Reasons for the Merger; Recommendation of the Board of Directors,” beginning on page 38, after careful consideration, the Community Bankers Trust board of directors determined that the terms of the merger agreement and the transactions contemplated thereby are in the best interests of Community Bankers Trust and the Community Bankers Trust board of directors unanimously approved the merger agreement. Accordingly, Community Bankers Trust’s board of directors unanimously recommends that Community Bankers Trust shareholders vote “FOR” the Merger Proposal.

Required Vote

Approval of the Merger Proposal requires the affirmative vote of a majority of the shares represented in person or by proxy at the special meeting if a quorum is established. You are entitled to one vote for each share of Community Bankers Trust common stock you held as of the record date.

Because the affirmative vote of a majority of the shares represented in person or by proxy at the special meeting is needed in order to proceed with the merger, an abstention will have the effect of a vote against the merger agreement. The Community Bankers Trust board of directors urges Community Bankers Trust shareholders to promptly vote by completing, dating and signing the accompanying proxy card and returning it promptly in the enclosed postage-paid envelope, calling the toll-free number listed on the Community Bankers Trust proxy card, accessing the Internet site listed on the Community Bankers Trust proxy card, or, if you hold your stock in “street name” through a bank, broker, nominee or other holder of record, following the voting instructions of your bank, broker, nominee or other holder of record.

If you return a properly executed proxy card but do not indicate instructions on your proxy card, your shares of Community Bankers Trust Common Stock represented by such proxy card will be voted “FOR” approval of the Merger Proposal.

Recommendation of the Community Bankers Trust Board of Directors

The Community Bankers Trust board of directors unanimously recommends that Community Bankers Trust shareholders vote “FOR” approval of the Merger Proposal. See “The Merger - Community Bankers Trust’s Reasons for the Merger; Recommendation of the Community Bankers Trust Board of Directors” on page 38 for a more detailed discussion of the Community Bankers Trust board of directors’ recommendation.

PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE ON CERTAIN MERGER-RELATED

COMPENSATION FOR COMMUNITY BANKERS TRUST NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, Community Bankers Trust is providing its shareholders with the opportunity to approve, in a non-binding advisory vote, certain compensation that may become payable to its named executive officers in connection with the merger, which is based on or related to the merger and the agreements and understandings concerning such compensation, by voting on the following resolution:

“RESOLVED, that the compensation that may be paid to the named executive officers of Community Bankers Trust in connection with or as a result of the merger, as disclosed in the section entitled “The Merger – Interests of Certain Community Bankers Trust Directors and Executive Officers in the Merger – Certain Compensation for Community Bankers Trust Named Executive Officers,” and the related table and narrative, is hereby APPROVED.”

Approval of the Merger-Related Compensation Proposal is not a condition to completion of the merger. The vote on this proposal is a vote separate and apart from the vote on the Merger Proposal. Because this proposal is advisory in nature only, a vote for or against approval will not be binding on either Community Bankers Trust or United Bankshares.

The compensation that is subject to this proposal is a contractual obligation of Community Bankers Trust and/or Essex Bank and of United Bankshares and United Bank as the successors thereto. Such compensation may be paid in connection with the merger, subject only to the conditions applicable thereto, even if shareholders fail to approve this proposal. If the merger is not completed, the Community Bankers Trust board of directors will consider the results of the vote in making future executive compensation decisions.

Required Vote

Approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority of the shares represented in person or by proxy at the special meeting if a quorum is established. Abstentions will be counted toward a quorum at the special meeting, but will have the effect as a vote against this proposal.

If you return a properly executed proxy card but do not indicate instructions on your proxy card, your shares of Community Bankers Trust common stock represented by such proxy card will be voted “FOR” approval of the Merger-Related Compensation Proposal.

Recommendation of the Community Bankers Trust Board of Directors

The Community Bankers Trust board of directors unanimously recommends that Community Bankers Trust shareholders vote “FOR” approval of the Merger-Related Compensation Proposal.

PROPOSAL NO. 3

APPROVAL OF THE ADJOURNMENT, POSTPONEMENT OR CONTINUANCE OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES

If at the special meeting the number of shares of Community Bankers Trust common stock present in person or represented by proxy and voting in favor of the Merger Proposal is insufficient to approve such proposal, management may move to adjourn, postpone or continue the special meeting on one or more occasions in order to enable Community Bankers Trust to continue to solicit additional proxies in favor of such proposal; however, the special meeting may not be adjourned, postponed or continued to a date later than March 16, 2022. In that event, you will be asked to vote only upon the Adjournment Proposal, may be asked to vote on the Merger-Related Compensation Proposal and will not be asked to vote on the Merger Proposal at the special meeting.

In this proposal, Community Bankers Trust is asking the Community Bankers Trust shareholders to authorize the holder of any proxy solicited by its board of directors to grant to the Community Bankers Trust board of directors the authority to adjourn, postpone or continue the special meeting and any later adjournments.

If the Community Bankers Trust shareholders approve this proposal, Community Bankers Trust could adjourn, postpone or continue the special meeting, and any adjourned session of the special meeting on one or more occasions, to use the additional time to solicit proxies in favor of the Merger Proposal, including the solicitation of proxies from the shareholders that have previously voted against such proposal. Among other effects, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the approval of the Merger Proposal have been received, Community Bankers Trust could adjourn, postpone or continue the special meeting without a further shareholder vote on such proposal and seek to convince the holders of those shares to change their votes to vote in favor of such proposal.

Generally, if the special meeting is adjourned, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares represented in person or by proxy at the special meeting if a quorum is established. Abstentions will be counted toward a quorum at the special meeting, but will have the effect as a vote against this proposal.

If you return a properly executed proxy card but do not indicate instructions on your proxy card, your shares of Community Bankers Trust Common Stock represented by such proxy card will be voted “FOR” approval of the Adjournment Proposal.

Recommendation of the Community Bankers Trust Board of Directors

The Community Bankers Trust board of directors believes that if the number of shares of its common stock present in person or represented by proxy at the special meeting and voting in favor of the approval of the Merger Proposal is insufficient to approve such proposal, it is in the best interests of the Community Bankers Trust shareholders to enable the board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve such proposal. The Community Bankers Trust board of directors unanimously recommends that shareholders vote “FOR” the approval of the Adjournment Proposal.

THE MERGER

The following summary describes certain aspects of the merger. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. Holders of Community Bankers Trust common stock should read carefully this prospectus and proxy statement in its entirety, including appendices, for more detailed information concerning the merger and the merger agreement. In particular, you are directed to the merger agreement, including the exhibits thereto, copies of which are attached as Appendix A and are incorporated in this prospectus and proxy statement by reference.

Background of the Merger

The board of directors and management of Community Bankers Trust has considered and discussed many strategic opportunities over the years. These opportunities have included business combinations, operational enhancements, and improvements related to Community Bankers Trust’s use of capital through, for example, dividends and repurchases of common stock, all with a view to increase long-term value for its shareholders.

The types of business combinations considered have included acquiring smaller financial institutions or other companies that offer ancillary banking products and services, entering into mergers of equals with other financial institutions, or being acquired by a larger financial institution. The Community Bankers Trust board’s discussions have occurred generally through annual strategic retreats and more frequently when opportunities arise at its monthly meetings and through special meetings of its Strategic Planning Committee. The Community Bankers Trust board created the Strategic Planning Committee in 2014 to assist it with the fulfillment of its oversight responsibilities with respect to the analysis, discussion and review of key strategic decisions at times outside of the board’s annual strategic retreat. The members of the Strategic Planning Committee during consideration of the proposed merger with United were four independent directors, Gerald F. Barber, Hugh M. Fain, III, Eugene S. Putnam, Jr. and John C. Watkins, and Rex L. Smith, III, Community Bankers Trust’s president and chief executive officer. Ira C. Harris joined the Strategic Planning Committee effective upon the retirement of Mr. Watkins from the board on May 21, 2021.

At all of these strategic and other meetings, Mr. Smith communicates all contacts that he has made with or received from other companies, financial advisors and other interested parties. The strategic retreats have included representatives of various advisors in the financial institution industry with which Community Bankers Trust has had relationships, and the presentations and discussions have included both projected deal prices that Community Bankers Trust could pay and various target financial institutions might accept, and projected deal prices that larger financial institutions could pay for Community Bankers Trust. Community Bankers Trust has pursued acquisitions of other financial institutions, but has not been successful in offering attractive enough price and deal terms, through either mutually negotiated or auction-run processes, to acquire another financial institution, and no other financial institution had previously offered an attractive enough price and deal terms to Community Bankers Trust that was at a level that matched or exceeded what the Community Bankers Trust board believed would be in the best interests of shareholders.

In late 2019, the chief executive officer of an out-of-state and larger financial institution, which we refer to as Company A, contacted Mr. Smith to see it there was interest in discussing a possible merger between Community Bankers Trust and Company A. Discussions between these individuals continued and remained preliminary into 2020. As these discussions progressed, the Community Bankers Trust board determined that it was in the best interests of Community Bankers Trust to formally engage a financial advisor in order to pursue more aggressively various business combination opportunities. In February 2020, the Community Bankers Trust board met with representatives from each of Piper Sandler & Co. and one other financial advisor, both nationally known and experienced investment banking firms focused on financial institutions, and approved the engagement with Piper Sandler.

Due to the impact of the COVID-19 pandemic increasing significantly in March 2020, Mr. Smith and the chief executive officer of Company A suspended their discussions. In addition, Community Bankers Trust and Piper Sandler similarly delayed their formal engagement, but Mr. Smith and representatives of Piper Sandler maintained regular discussions throughout the ensuing months with respect to business combination opportunities that were and could be available to Community Bankers Trust, whether an acquisition, a merger of equals or a sale of Community Bankers Trust.

In early March 2021, the chief executive officer of Company A reached back out to Mr. Smith to resume discussions about a potential business combination, and they met in person. At the same time, Company A’s financial advisor provided Piper Sandler with a range of pricing of $11.00 to $12.00 for each share of Community Bankers Trust’s common stock with 100% stock consideration for such a combination. The Community Bankers Trust board’s Strategic Planning Committee met on March 19, 2021 to review Company A’s renewed interest and determine next steps. The Committee received a presentation from the representatives of Piper Sandler that included a comparison of projected purchase prices and other analysis with respect to a number of potential acquirers, including Company A, the financial metrics for an illustrative offer price range and key assumptions for a merger with Company A and the variable factors that could affect the actual value that other potential acquirers could offer. The Committee asked Piper Sandler to engage in an informal market check to determine the value of Community Bankers Trust in order for the Committee to adequately consider the range of pricing generally. On March 31, 2021, Community Bankers Trust and Piper Sander signed a formal engagement letter.

During the weeks of April 5 and April 12, 2021, Piper Sandler engaged in its market check exercise and contacted four larger financial institutions (which included Company A and United Bankshares) that were most likely to be interested in a transaction involving Community Bankers Trust in the current market environment, that would be in a position to pay a price at or higher than what Community Bankers Trust’s board believed it could reasonably achieve as a stand-alone company and that had been identified in past strategic meetings as desirable acquirers for Community Bankers Trust. The two financial institutions other than United Bankshares and Company A ultimately declined to submit indications of interest in the market check due to timing considerations. Mr. Smith provided a status report of the market check to the Community Bankers Trust board at its monthly meeting on April 16, 2021.

On April 19, 2021, Mr. Smith met in person with the chief executive officer of Company A to discuss further the two companies’ interest in a business combination and next steps. On April 20, 2021, Mr. Smith met in person with Richard M. Adams, Jr., United Bankshares’ president, and James J. Consagra, Jr., United Bankshares’ executive vice president and chief operating officer, to discuss the two companies and the potential for a future partnership as a follow-up to the market check inquiry that United Bankshares had received.

On April 22, 2021, the chief executive officer of Company A sent Mr. Smith a short informal indication of interest proposing a price of $12.00 per share for Community Bankers Trust’s common stock and a request for a 60-day exclusivity agreement. The Strategic Planning Committee met on April 23, 2021 to discuss the current status of the market check and to review preliminarily Company A’s indication of interest. The Committee did not set any immediate next steps at that meeting.

On April 30, 2021, United Bankshares sent Community Bankers Trust, through Piper Sandler, a formal indication of interest, including implied pricing of $12.50 per share for Community Bankers Trust’s common stock in an all-stock transaction and specific key terms for a transaction. The indication of interest proposed that the definitive merger agreement would include a fixed exchange ratio to be determined based upon a trailing 10-trading day volume-weighted average price for shares of United Bankshares’ common stock on the last trading day prior to the date of a merger announcement. The terms also proposed that Mr. Smith would serve as a regional president for the combined company. United Bankshares’ indication of interest did not impose any exclusivity requirement on Community Bankers Trust.

On May 3, 2021, the Strategic Planning Committee met to review and discuss both indications of interest and their strengths and weaknesses and to prepare for a meeting with representatives of Piper Sandler. On each of May 4, 2021 and May 5, 2021, the Committee met with representatives of Piper Sandler to review and discuss further the two indications of interest and next steps. The representatives of Piper Sandler summarized the market check process, and the Committee discussed the various options for Community Bankers Trust, including instructing Piper Sandler to solicit interest from additional financial institutions, responding to both potential acquirers and declining interest in moving forward with a transaction, responding to both potential acquirers and asking for due diligence, and responding to both potential acquirers and requesting better offers. The representatives of Piper Sandler presented and reviewed an analysis of the preliminary indications of interest, including a preliminary comparison of the financial metrics of the potential business combinations. They explained certain terms that the United Bankshares offer included, and they noted that both indications of interests compared generally favorably to merger and acquisition transactions involving financial institutions that had been announced since the beginning of 2021. The Committee discussed various matters, including the strength of the exchange ratios when comparing cost savings versus earnings streams and the timing of a transaction in light of the current outlook for markets and the financial industry. The representatives of Piper Sandler also reviewed a stock sensitivity analysis for the past four months and projections for a transaction with each potential acquirer. They also reviewed an overview of a combined company for each interested potential acquirer, including market maps, and a net present value analysis of Community Bankers Trust. The Committee discussed Community Bankers Trust’s value, how much a buyer could pay, and the strengths and weaknesses of each potential acquirer. The Committee asked Piper Sandler to go back and ask each potential acquirer for its best offer on both price and other terms. Piper Sandler subsequently reached out to each of United Bankshares and Company A.

On May 10, 2021, United Bankshares sent Community Bankers Trust, through Piper Sandler, an updated formal indication of interest that reflected updated implied pricing of $13.00 per share for Community Bankers Trust’s common stock and the other unchanged key terms for a transaction. After being contacted by Piper Sandler, Company A did not update its indication of interest with implied pricing of $12.00 per share and requested that Mr. Smith reach back out if Community Bankers Trust remained interested in a transaction. No further discussions between Company A and Community Bankers Trust occurred.

On May 13, 2021, the Strategic Planning Committee met with management and the representatives of Piper Sandler to review the strengths and weaknesses of each potential acquirer and potential timing of next steps. The representatives of Piper Sander reviewed an updated analysis of the preliminary indications of interest and a preliminary comparison of the financial metrics of the potential business combinations, including updates to the United Bankshares offer based on the increased pricing. They also reviewed a new comparison of key financial metrics with respect to each potential acquirer and a new summary of historical earnings and balance sheet growth for each potential acquirer. The Committee discussed various matters, including projected growth rates for Community Bankers Trust based on organic growth as compared to inorganic growth, the status of other acquisition opportunities for Community Bankers Trust, the type of community bank that each potential acquirer is, the deal term with respect to Mr. Smith serving as a regional president of the combined company, timing of due diligence and total shareholder return. The Committee determined to recommend to the Community Bankers Trust board moving forward with United Bankshares in light of the proposed terms of its indication of interest and other corporate strengths.

On May 14, 2021, the Community Bankers Trust board held a special meeting to discuss in depth the two indications of interest. Management and the representatives from Piper Sandler reviewed with the Community Bankers Trust board the developments that had taken place to date. The representatives from Piper Sandler presented an analysis and review of the indications of interest. They reviewed a net present value analysis of Community Bankers Trust, and the Community Bankers Trust board noted the meaningful change needed internally in order to reach the value that has been offered for Community Bankers Trust. The Community Bankers Trust board also discussed the multiples and the peer groups used in the analysis and the financial metrics of merger and acquisition transactions that have been announced since the onset of the pandemic. The representatives of Piper Sandler reviewed each metric from these transactions, as compared to the offer from United Bankshares, and they noted that every transaction has different dynamics. The Community Bankers Trust board discussed the advantages and disadvantages of Community Bankers Trust staying independent. The Community Bankers Trust board discussed a comparison of a value stock compared to a growth stock for the potential acquirers, expected future loan and operational strategies, the nature of the challenge for Community Bankers Trust to grow organically, certain intangibles of a community bank and the impact of a merger generally and on stock price, a comparison of the potential acquirers, future merger and acquisition opportunities for Community Bankers Trust and the timing of a transaction in light of Community Bankers Trust’s future potential. Management discussed its view of the operational and other strategies and their related challenges and key strategies for moving forward, including holding net interest margin and continuing growth. The Community Bankers Trust board discussed a number of matters, including Community Bankers Trust’s efforts to acquire in strategic markets and related difficulties in doing so, Community Bankers Trust’s creation of good value to date combined with the current presence of interested buyers, the fit of Community Bankers Trust and each potential acquirer culturally and geographically, the difficulty in obtaining the needed level of growth organically, the potential acquirers’ investment in the community and the ability of Community Bankers Trust to keep up with an ever-changing delivery platform in the banking industry. The Community Bankers Trust board approved moving forward with a potential all-stock merger transaction with United Bankshares with an implied value of $13.00 per share, subject to continued due diligence by both parties, negotiation of a definitive merger agreement, and agreement between Mr. Smith and United Bankshares regarding his employment with the combined company.

On May 17, 2021, United Bankshares delivered an initial due diligence review list to Community Bankers Trust. During the period through June 2, 2021, representatives of United Bankshares and Community Bankers Trust, with the assistance of their respective financial and legal advisors, communicated by phone to review business, financial and other information regarding each company. During these meetings, members of management of each of the companies, with the assistance of their advisors, engaged in a series of discussions and asked and answered questions regarding each company’s respective businesses.

On May 18, 2021, United Bankshares delivered a draft of a proposed definitive agreement containing the proposed complete terms of the transaction. During the period through June 2, 2021, the parties and their legal counsel exchanged drafts and negotiated changes to the draft merger agreement to resolve all open issues and to reach a final definitive agreement. During this time, management of the parties and their respective financial advisors also provided drafts of their respective disclosure schedules to the merger agreement and discussed other aspects of the proposed transaction and merger integration issues. United Bankshares also negotiated the terms of the employment agreement to be entered into between United Bankshares and Mr. Smith, to be effective upon the consummation of the proposed merger.

On May 27, 2021, the Community Bankers Trust board held a special meeting to discuss the current status of the transaction and received preliminary reports from management, Piper Sandler and Williams Mullen, Community Bankers Trust’s outside legal counsel. Management discussed the current status of United Bankshares’ due diligence of the Community Bankers Trust and Community Bankers Trust’s reverse due diligence of United Bankshares. The Community Bankers Trust board asked for additional information about United Bankshares as part of that process. Management discussed the current negotiations and the status of the proposed merger agreement, the current structure of the exchange ratio for the all-stock deal, the terms of Mr. Smith’s employment arrangement with the combined company and the preparation of disclosure schedules that provided additional agreements and information with respect to compensation and other employee-related matters. The Community Bankers Trust board discussed the merger agreement and asked for additional negotiation of certain key terms. Management and the Community Bankers Trust board discussed timing and next steps, which would include the completion and resolution of due diligence and the merger agreement and formal approval from the Community Bankers Trust board.

The United Bankshares board of directors approved the merger early in the afternoon of June 2, 2021.

On the afternoon of June 2, 2021, the Community Bankers Trust board held a special meeting to consider the terms of the proposed merger with United Bankshares. At the meeting, representatives of Piper Sandler reviewed and discussed with the Community Bankers Trust board its financial analyses of Community Bankers Trust, United Bankshares and the proposed merger. This analysis included the fixed exchange ratio of 0.3173. Piper Sandler rendered its oral opinion to the Community Bankers Trust board, which was subsequently confirmed in writing by delivery of Piper Sandler’s written opinion dated June 2, 2021, to the effect that, as of June 2, 2021 and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Piper Sandler, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of Community Bankers Trust’s common stock.

Representatives of Williams Mullen also were present at the meeting and discussed with the Community Bankers Trust board the legal standards applicable to its decisions and actions with respect to its consideration of the proposed merger. They reviewed in detail the proposed merger agreement and related transaction documents, copies of which were delivered to each director in advance of the meeting. Following extensive review, discussion and consideration of the presentations from Piper Sandler and Williams Mullen, and after considering the proposed terms of the merger agreement and other transaction documents, the Community Bankers Trust board unanimously voted to approve the merger, approve and adopt the merger agreement and directed Mr. Smith to finalize and execute a definitive merger agreement on the terms presented at the meeting.

United Bankshares and Community Bankers Trust executed the merger agreement the evening of June 2, 2021 and publicly announced the transaction on June 3, 2021 in a press release that United Bankshares and Community Bankers Trust jointly issued.

Community Bankers Trust’s Reasons for the Merger; Recommendation of the Community Bankers Trust Board of Directors

After careful consideration, Community Bankers Trust’s board of directors, at a meeting held on June 2, 2021, unanimously determined that the merger agreement and the transactions contemplated thereby to be fair and in the best interest of Community Bankers Trust and its shareholders. Accordingly, Community Bankers Trust’s board of directors adopted and approved the merger agreement and unanimously recommends that Community Bankers Trust’s shareholders vote “FOR” the approval of the merger agreement.

In evaluating the merger agreement and reaching its decision to adopt and approve the merger agreement and recommend that Community Bankers Trust’s shareholders approve the merger agreement, Community Bankers Trust’s board consulted with Community Bankers Trust’s management, as well as its outside legal and financial advisors, and considered a number of factors, including the following material factors (not in any relative order of importance):

•

the board’s knowledge and understanding of Community Bankers Trust’s business, operations, financial condition, asset quality, earnings and prospects, and of United Bankshares’ business, operations, financial condition, asset quality, earnings and prospects, taking into account the information shared by United Bankshares’ officers and information and analysis provided by Community Bankers Trust’s financial advisors;

•

the board’s understanding of United Bankshares’ commitment to enhancing its strategic position in Community Bankers Trust’s market area, its prospects for the future and its projected financial results, and the Community Bankers Trust board’s belief that the combined enterprise would benefit from United Bankshares’ ability to take advantage of economies of scale and grow in the current economic environment;

•	Community Bankers Trust’s earnings track record and the market performance of its common stock;

•

the ability of Community Bankers Trust’s shareholders to benefit from United Bankshares’ potential long-term stock value since it is more likely that the combined entity will have superior future earnings and prospects compared to Community Bankers Trust’s earnings and prospects on an independent basis due to greater operating efficiencies and better penetration of commercial and consumer markets;

•	the perceived ability of United Bankshares to complete a merger transaction from a financial and regulatory perspective, including its prior history of successful merger transactions;

•

the financial and other terms of the merger agreement, including the amount and nature of the consideration proposed to be paid, which Community Bankers Trust’s board reviewed with its outside financial and legal advisors, including:

○

Community Bankers Trust’s ability, under certain circumstances specified in and prior to the time Community Bankers Trust’s shareholders approve the merger agreement (i) to provide non-public information in response to a written acquisition proposal from a third party and (ii) participate in discussions or negotiations with a third party making such proposal, if (A) the board concludes in good faith, after consultation with and based upon the advice of outside legal counsel, that the failure to take such actions would be reasonably likely to constitute a breach of its fiduciary duties to its shareholders under applicable law, (B) before taking such actions, Community Bankers Trust receives an executed confidentiality agreement providing for reasonable protection of confidential information, and (C) the board concludes in good faith, after consultation with its outside legal counsel and financial advisors, that the acquisition proposal constitutes or is reasonably likely to result in a superior proposal;

○	the fact that the outside date for completing the merger under the merger agreement allows for sufficient time to complete the merger;

○

the board’s understanding that the proposed merger with United Bankshares will generally be a tax-free transaction to Community Bankers Trust’s shareholders with respect to United Bankshares common stock received by virtue of the merger;

○

the level of effort that United Bankshares must use under the merger agreement to obtain required regulatory approvals, and the prospects for such approvals being obtained in a timely fashion and without the imposition of any adverse conditions;

•

the board’s review of the potential costs associated with executing the merger agreement, including change in control, severance and related costs, as well as estimated advisor fees, which the board concluded were reasonable and would not affect the advice from, or the work performed by senior management of Community Bankers Trust or Community Bankers Trust’s financial advisor in connection with the evaluation of the merger and the merger agreement by Community Bankers Trust’s board;

•

the complementary aspects of the Community Bankers Trust and United Bankshares businesses, including customer focus, geographic coverage, business orientation and compatibility of the companies’ management operating styles;

•

the potential expense-saving and revenue-enhancing opportunities in connection with the merger, the related potential impact on the combined company’s earnings and the fact that the stock form of merger consideration would allow former Community Bankers Trust shareholders to participate in the potential future stock price value and higher dividends as United Bankshares shareholders;

•	the anticipated effect of the acquisition on Community Bankers Trust’s retained employees and the terms of severance for employees who would not be retained;

•

the long-term and short-term interests of Community Bankers Trust and its shareholders, and the interests of Community Bankers Trust’s employees, customers, creditors and suppliers, and the community and societal considerations of the communities in which Community Bankers Trust maintains offices;

•

the financial analyses provided by Piper Sandler, Community Bankers Trust’s financial advisor, regarding the merger, and its opinion, delivered to Community Bankers Trust’s board on June 2, 2021, to the effect that, as of that date, the exchange ratio under the terms of the merger agreement was fair, from a financial point of view, to holders of Community Bankers Trust common stock;

•

the board’s knowledge of the current environment in the financial services industry, including national, regional and local economic conditions, continued industry consolidation, increased regulatory burdens, evolving trends in technology and increasing nationwide and global competition, the current financial market conditions, the current environment for community banks, particularly in Virginia and Maryland, and the likely effects of these factors on Community Bankers Trust’s and the combined company’s potential growth, development, productivity, profitability and strategic options, and the historical prices of Community Bankers Trust and United Bankshares common shares;

•

the board’s knowledge of Community Bankers Trust’s prospects as an independent entity, including challenges relating to increasing regulatory burdens and both the costs associated with them and their impact on Community Bankers Trust’s financial results, increasing overhead expenses, such as technology costs to mitigate cyber security threats, vulnerabilities and evolving threats to physical and information security in the financial services industry, the increasing need to create additional efficiencies in the current and prolonged interest rate environment, and business continuity issues surrounding the current and possible other pandemic events;

•	the board’s knowledge of the strategic alternatives available to Community Bankers Trust, including the challenges for organic growth by a financial institution of Community Bankers Trust’s size; and

•	the board’s belief that the merger is more favorable to Community Bankers Trust’s shareholders than the alternatives to the merger, which belief was formed based on the careful review undertaken by

Community Bankers Trust’s board of directors, with the assistance of its management and outside legal and financial advisors.

Community Bankers Trust’s board also considered potential risks and a variety of potential negative factors in connection with its deliberations concerning the merger agreement and the merger, including the following material factors (not in any relative order of importance):

•

the fact that, while Community Bankers Trust expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that certain regulatory approvals, the receipt of which are conditions to the consummation of the merger, might not be obtained, and, as a result, the merger may not be consummated;

•

the restrictions on the conduct of Community Bankers Trust’s business prior to the completion of the merger, which are customary for public company merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent Community Bankers Trust from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Community Bankers Trust absent the pending completion of the merger;

•

the significant risks and costs involved in connection with entering into or completing the merger, or failing to complete the merger in a timely manner, or at all, including as a result of any failure to obtain required regulatory approvals or approval of Community Bankers Trust shareholders, such as the risks and costs relating to diversion of management and employee attention from other strategic opportunities and operational matters, potential employee attrition, and the potential effect on business and customer relationships;

•

fluctuations in the trading price of United Bankshares common stock that, because the exchange ratio is fixed, will change the value of the shares of United Bankshares common stock that Community Bankers Trust shareholders receive in the merger;

•

the fact that Community Bankers Trust would be prohibited from soliciting acquisition proposals after execution of the merger agreement, and the possibility that the $12,132,000 termination fee payable by Community Bankers Trust upon the termination of the merger agreement under certain circumstances could discourage other potential acquirers from making a competing bid to acquire Community Bankers Trust;

•

the fact that some of Community Bankers Trust’s directors and executive officers have other interests in the merger that are different from, or in addition to, their interests as Community Bankers Trust shareholders; and

•	the possibility of litigation in connection with the merger.

Based on the factors described above, the board of Community Bankers Trust determined that the merger with United Bankshares and the merger of Essex Bank with United Bank would be advisable and in the best interests of Community Bankers Trust and adopted the merger agreement and resolved to recommend its approval to the shareholders of Community Bankers Trust.

The foregoing discussion of the information and factors considered by the Community Bankers Trust board of directors is not intended to be exhaustive but includes the material factors considered by the Community Bankers Trust board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Community Bankers Trust board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of the Community Bankers Trust board of directors may have given different weight to different factors. The Community Bankers Trust board of directors conducted an overall analysis of the factors described above including through discussions with, and questioning of, Community Bankers Trust’s management and Community Bankers Trust’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination to adopt the merger agreement and recommend its approval to Community Bankers Trust’s shareholders.

United Bankshares’ Reasons for the Merger

The United Bankshares board of directors considers the strategic direction of United Bankshares, including an evaluation of strategic growth opportunities, on a regular basis. This consideration includes periodic discussions with United Bankshares management with respect to business combination opportunities. In its evaluation of potential acquisition targets, the United Bankshares board of directors considers numerous factors, including among other things the strength of the fit between the target and United Bankshares’ existing business, the accretive or dilutive impact of the acquisition on United Bankshares’ earnings per share and other measures of profitability, the projected strength of the combined enterprise, the expected pro forma effects of the transaction on the balance sheet of the combined enterprise, and the impacts of the transaction on United Bankshares shareholders, employees, customers and other stakeholders.

In reaching its decision to adopt and approve the merger agreement, the merger, the issuance of United Bankshares common stock in connection with the merger and the other transactions contemplated by the merger agreement, the United Bankshares board of directors evaluated the merger agreement, the merger, the issuance of United Bankshares common stock and the other transactions in consultation with United Bankshares management, as well as United Bankshares’ financial and legal advisors, and considered a number of factors, including the following material factors:

•

United Bankshares’, Community Bankers Trust’s and the combined entity’s business, operations, financial condition, risk profile, asset quality, earnings and prospects. In reviewing these factors, the United Bankshares board of directors considered its view that Community Bankers Trust’s business and operations complement those of United Bankshares and that the merger would result in a combined company with a more diversified revenue stream and an attractive funding base;

•	The combined entity will be the leading independent community bank operating throughout the most attractive markets in Virginia and Washington, D.C.;

•	Community Bankers Trust’s familiarity with the Virginia and Maryland markets;

•

The board’s understanding of the current and prospective environment in which United Bankshares and Community Bankers Trust operate, including national and local economic conditions, the competitive environment for financial institutions generally and the likely effect of these factors on United Bankshares both with and without the proposed transaction;

•	Management’s expectation regarding cost synergies, accretion, tangible book value dilution and internal rate of return;

•	Its review and discussions with United Bankshares management concerning the due diligence examination of Community Bankers Trust;

•

Sensitivity of the proposed transaction’s economic returns to a variety of factors, including changes to the amount of cost synergies, Community Bankers Trust’s pro forma earnings, Community Bankers Trust’s rates of growth and estimated mark-to-market of the associated loan portfolio;

•	The market for alternative merger or acquisition transactions in the banking industry and the likelihood and timing of other material strategic transactions;

•	The complementary nature of the cultures and product mix of the two companies that management believes should facilitate integration and implementation of the transaction;

•

Management’s expectation that the strong capital position maintained by each separate company prior to the completion of the merger will contribute to a strong capital position for the combined entity upon completion of the merger;

•

The opinion, dated June 2, 2021, of Performance Trust to the United Bankshares board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to United Bankshares of the exchange ratio in the proposed merger;

•

The terms of the merger agreement, including the fixed exchange ratio, tax treatment and mutual deal protection and termination fee provisions, which it reviewed with its outside legal and financial advisors;

•

The potential risks associated with and management’s recent experience in achieving anticipated cost synergies and savings and successfully integrating Community Bankers Trust’s business, operations and workforce with those of Community Bankers Trust;

•

The nature and amount of payments to be received by Community Bankers Trust management in connection with the merger and the merger-related costs and restructuring charges that will be incurred in connection with the merger;

•	The potential risk of diverting management attention and resources from the operation of United Bankshares’ business and towards the completion of the merger; and

•	The regulatory and other approvals required in connection with the merger.

The foregoing discussion of the information and factors considered by the United Bankshares board of directors is not intended to be exhaustive, but includes the material factors considered by the United Bankshares board of directors. In reaching its decision to approve the merger agreement, the merger, the issuance of United Bankshares common stock to Community Bankers Trust shareholders in connection with the merger, and the other transactions contemplated by the merger agreement, the United Bankshares board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The United Bankshares board of directors considered all these factors as a whole, including discussions with, and questioning of, United Bankshares management and United Bankshares’ financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

Opinion of Community Bankers Trust’s Financial Advisor

Community Bankers Trust retained Piper Sandler to act as financial advisor to Community Bankers Trust’s board of directors in connection with Community Bankers Trust’s consideration of a possible business combination. Community Bankers Trust selected Piper Sandler to act as its financial advisor because Piper Sandler is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Piper Sandler is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Piper Sandler acted as financial advisor to Community Bankers Trust’s board of directors in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the June 2, 2021 meeting at which Community Bankers Trust’s board of directors considered the merger and the merger agreement, Piper Sandler delivered to the board of directors its oral opinion, which was subsequently confirmed in writing on June 2, 2021, to the effect that, as of such date, the exchange ratio was fair to the holders of Community Bankers Trust’s common stock from a financial point of view. The full text of Piper Sandler’s opinion is attached as Appendix B to this prospectus and proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Piper Sandler in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of Community Bankers Trust common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Piper Sandler’s opinion was directed to the board of directors of Community Bankers Trust in connection with its consideration of the merger and the merger agreement and does not constitute a recommendation to any shareholder of Community Bankers Trust as to how to vote at the special meeting. Piper Sandler’s opinion was directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of Community Bankers Trust common stock and did not address the underlying business decision of Community Bankers Trust to engage in the merger, the form or structure of the merger or any other transactions contemplated in the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for Community Bankers Trust or the effect of any other transaction in which Community Bankers Trust might engage. Piper Sandler also did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director or employee of Community Bankers Trust or United Bankshares, or any class of such persons, if any, relative to the compensation to be received in the merger by any other shareholder. Piper Sandler’s opinion was approved by Piper Sandler’s fairness opinion committee.

In connection with its opinion, Piper Sandler reviewed and considered, among other things:

•	an execution copy of the merger agreement;

•	certain publicly available financial statements and other historical financial information of Community Bankers Trust and its banking subsidiary, Essex Bank, that Piper Sandler deemed relevant;

•	certain publicly available financial statements and other historical financial information of United Bankshares that Piper Sandler deemed relevant;

•

certain internal financial projections for Community Bankers Trust for the years ending December 31, 2021 and December 31, 2022 with an estimated long-term annual balance sheet and net income growth rate for the years ending December 31, 2023 through December 31, 2025, as well as estimated dividends per share for Community Bankers Trust for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of Community Bankers Trust;

•

publicly available median analyst GAAP net income estimates for United Bankshares for the years ending December 31, 2021 and December 31, 2022 and an estimated annual net income growth rate for the years ending December 31, 2023 through December 31, 2025, as confirmed by the senior management of United Bankshares, as well as estimated dividends per share for United Bankshares for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of United Bankshares;

•

the pro forma financial impact of the merger on United Bankshares based on certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as estimated net income for Community Bankers Trust for the years ending December 31, 2021 and December 31, 2022 with an estimated long-term annual net income growth rate for the years ending December 31, 2023 and December 31, 2024, as provided by the senior management of United Bankshares;

•

the publicly reported historical price and trading activity for Community Bankers Trust common stock and United Bankshares common stock, including a comparison of certain stock trading information for Community Bankers Trust common stock and United Bankshares common stock and certain stock indices, as well as similar publicly available information for certain other companies, the securities of which are publicly traded;

•	a comparison of certain financial and market information for Community Bankers Trust and United Bankshares with similar financial institutions for which information is publicly available;

•	the financial terms of certain recent business combinations in the bank and thrift industry (on a nationwide basis), to the extent publicly available;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Piper Sandler considered relevant.

Piper Sandler also discussed with certain members of the senior management of Community Bankers Trust and its representatives the business, financial condition, results of operations and prospects of Community Bankers Trust and held similar discussions with certain members of the senior management of United Bankshares and its representatives regarding the business, financial condition, results of operations and prospects of United Bankshares.

In performing its review, Piper Sandler relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by Piper Sandler from public sources, that was provided to Piper Sandler by Community Bankers Trust or United Bankshares or their respective representatives, or that was otherwise reviewed by Piper Sandler, and Piper Sandler assumed such accuracy and completeness for purposes of rendering its opinion without any independent verification or investigation. Piper Sandler relied on the assurances of the respective managements of Community Bankers Trust and United Bankshares that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading. Piper Sandler was not asked to and did not undertake an independent verification of any of such information and Piper Sandler did not assume any responsibility or liability for the accuracy or completeness thereof. Piper Sandler did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Community Bankers Trust or United Bankshares, nor was Piper Sandler furnished with any such evaluations or appraisals. Piper Sandler rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of Community Bankers Trust or United Bankshares. Piper Sandler did not make an independent evaluation of the adequacy of the allowance for loan losses of Community Bankers Trust or United Bankshares, or of the combined entity after the merger, and Piper Sandler did not review any individual credit files relating to Community Bankers Trust or United Bankshares. Piper Sandler assumed, with Community Bankers Trust’s consent, that the respective allowances for loan losses for both Community Bankers Trust and United Bankshares were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Piper Sandler used certain internal financial projections for Community Bankers Trust for the years ending December 31, 2021 and December 31, 2022 with an estimated long-term annual balance sheet and net income growth rate for the years ending December 31, 2023 through December 31, 2025, as well as estimated dividends per share for Community Bankers Trust for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of Community Bankers Trust. In addition, Piper Sandler used publicly available median analyst GAAP net income estimates for United Bankshares for the years ending December 31, 2021 and December 31, 2022 and an estimated annual net income growth rate for the years ending December 31, 2023 through December 31, 2025, as confirmed by the senior management of United Bankshares, as well as estimated dividends per share for United Bankshares for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of United Bankshares. Piper Sandler also received and used in its pro forma analyses certain assumptions relating to purchase accounting adjustments and cost savings, as well as estimated net income for Community Bankers Trust for the years ending December 31, 2021 and December 31, 2022 with an estimated long-term annual net income growth rate for the years ending December 31, 2023 and December 31, 2024, as provided by the senior management of United Bankshares. With respect to the foregoing information, the senior managements of Community Bankers Trust and United Bankshares confirmed to Piper Sandler that such information reflected (or, in the case of the publicly available analyst estimates referred to above, were consistent with) the best currently available projections, estimates and judgments of those respective managements as to the future financial performance of Community Bankers Trust and United Bankshares, respectively, and the other matters covered thereby, and Piper Sandler assumed that the future financial performance reflected in such information would be achieved. Piper Sandler expressed no opinion as to such information, or the assumptions on which such information was based. Piper Sandler also assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of Community Bankers Trust or United Bankshares since the date of the most recent financial statements made available to Piper Sandler. Piper Sandler assumed in all respects material to its analysis that Community Bankers Trust and United Bankshares would remain as going concerns for all periods relevant to its analysis.

Piper Sandler also assumed, with Community Bankers Trust’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms and conditions of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Community Bankers Trust, United Bankshares, the merger or any related transactions, and (iii) the merger and any related transactions would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with Community Bankers Trust’s consent, Piper Sandler relied upon the advice that Community Bankers Trust received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement. Piper Sandler expressed no opinion as to any such matters.

Piper Sandler’s opinion was necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Piper Sandler as of, the date thereof. Events occurring after the date thereof could materially affect Piper Sandler’s opinion. Piper Sandler has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Piper Sandler expressed no opinion as to the trading value of Community Bankers Trust common stock or United Bankshares common stock at any time or what the value of United Bankshares common stock will be once it is actually received by the holders of Community Bankers Trust common stock.

In rendering its opinion, Piper Sandler performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Piper Sandler’s opinion or the presentation made by Piper Sandler to Community Bankers Trust’s board of directors, but is a summary of the material analyses performed and presented by Piper Sandler. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Piper Sandler believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Piper Sandler’s comparative analyses described below is identical to Community Bankers Trust or United Bankshares and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or transaction values, as the case may be, of Community Bankers Trust and United Bankshares and the companies to which they were compared. In arriving at its opinion, Piper Sandler did not attribute any particular weight to any analysis or factor that it considered. Rather, Piper Sandler made qualitative judgments as to the significance and relevance of each analysis and factor. Piper Sandler did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Piper Sandler made its determination as to the fairness of the exchange ratio to the holders of Community Bankers Trust common stock on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, Piper Sandler also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Community Bankers Trust, United Bankshares, and Piper Sandler. The analyses performed by Piper Sandler are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Piper Sandler prepared its analyses solely for purposes of rendering its opinion and provided such analyses to Community Bankers Trust’s board of directors at its June 2, 2021 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Piper Sandler’s analyses do not necessarily reflect the value of Community Bankers Trust common stock or United Bankshares common stock or the prices at which Community Bankers Trust or United Bankshares common stock may be sold at any time. The analyses of Piper Sandler and its opinion were among a number of factors taken into consideration by Community Bankers Trust’s board of directors in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of Community Bankers Trust’s board of directors with respect to the fairness of the exchange ratio.

Summary of Proposed Merger Consideration and Implied Transaction Metrics.

Piper Sandler reviewed the financial terms of the proposed merger. As set forth in the merger agreement, at the effective time, each share of Community Bankers Trust common stock issued and outstanding immediately prior to the effective time, except for certain shares of Community Bankers Trust common stock as specified in the merger agreement, shall become and be converted into the right to receive, subject to the limitations set forth in the merger agreement, 0.3173 of a share, which we refer to as the exchange ratio, of United Bankshares common stock. Piper Sandler calculated an aggregate implied transaction value of approximately $309.0 million and an implied purchase price per share of $13.24 consisting of the implied value of 22,454,926 shares of Community Bankers Trust common stock and 1,901,500 Community Bankers Trust options outstanding at a weighted average strike price of $7.01, and based on the closing price of United Bankshares’ common stock on June 1, 2021. Based upon financial information for Community Bankers Trust as of or for the last twelve months, or LTM, ended March 31, 2021 and the closing price of Community Bankers Trust’s common stock on June 1, 2021, Piper Sandler calculated the following implied transaction metrics:

Transaction Price / Tangible Book Value Per Share	171%

Transaction Price / LTM Earnings Per Share	14.4x

Transaction Price / 2021 Est. Median Consensus Earnings Per Share	13.8x

Transaction Price / 2022 Est. Median Consensus Earnings Per Share	17.4x

Transaction Price / 2021 Est. Community Bankers Trust Projected Earnings Per Share¹	15.8x

Transaction Price / 2022 Est. Community Bankers Trust Projected Earnings Per Share¹	16.8x

Tangible Book Premium / Core Deposits (CDs > $100K)[2]	12.1%

Tangible Book Premium / Core Deposits (CDs > $250K)[3]	10.3%

Market Premium as of June 1, 2021	49.7%

[1]	as provided by Community Bankers Trust senior management
[2]	Core deposits defined as total deposits less time deposits with balances greater than $100,000
[3]	Core deposits defined as total deposits less time deposits with balances greater than $250,000

Stock Trading History.

Piper Sandler reviewed the publicly available historical reported trading prices of Community Bankers Trust common stock and United Bankshares common stock for the one-year and three-year periods ended June 1, 2021. Piper Sandler then compared the relationship between the movements in the price of Community Bankers Trust common stock and United Bankshares common stock, respectively, to movements in their respective peer groups (as described below) as well as certain stock indices.

Community Bankers Trust’s One-Year Stock Performance

	Beginning Value June 1, 2020	Ending Value June 1, 2021
Community Bankers Trust	100%	161.3%
Community Bankers Trust Peer Group	100%	160.2%
S&P 500 Index	100%	137.5%
Nasdaq Bank Index	100%	179.3%

Community Bankers Trust’s Three-Year Stock Performance

	Beginning Value June 1, 2018	Ending Value June 1, 2021
Community Bankers Trust	100%	89.7%
Community Bankers Trust Peer Group	100%	108.3%
S&P 500 Index	100%	153.7%
NASDAQ Bank Index	100%	112.9%

United Bankshares’ One-Year Stock Performance

	Beginning Value June 1, 2020	Ending Value June 1, 2021
United Bankshares	100%	144.8%
United Bankshares Peer Group	100%	170.6%
S&P 500 Index	100%	137.5%
Nasdaq Bank Index	100%	179.3%

United Bankshares’ Three-Year Stock Performance

	Beginning Value June 1, 2018	Ending Value June 1, 2021
United Bankshares	100%	112.7%
United Bankshares Peer Group	100%	104.3%
S&P 500 Index	100%	153.7%
Nasdaq Bank Index	100%	112.9%

Comparable Company Analyses.

Piper Sandler used publicly available information to compare selected financial information for Community Bankers Trust with a group of financial institutions selected by Piper Sandler. The group, which we refer to as the Community Bankers Trust Peer Group included major-exchange traded (NYSE, NYSEAM, Nasdaq) banks and thrifts headquartered in the Southeast region or Maryland with total assets between $1.0B and $3.0B, but excluded targets of announced mergers, and also excluded Shore Bancshares, Inc. due to its pending merger with Severn Bancorp, Inc.. The Community Bankers Trust Peer Group consisted of the following companies:

C&F Financial Corporation	MetroCity Bankshares, Inc.

Capital Bancorp, Inc.	MVB Financial Corp.

Citizens Holding Company	National Bankshares, Inc.

Colony Bankcorp, Inc.	Old Point Financial Corporation

First Community Corporation	Partners Bancorp

First National Corporation	Peoples Bancorp of North Carolina, Inc.

First United Corporation	Professional Holding Corp.

FVCBankcorp, Inc.	Southern First Bancshares, Inc.

Howard Bancorp, Inc.	The Community Financial Corporation

MainStreet Bancshares, Inc.

The analysis compared publicly available financial information for Community Bankers Trust with corresponding data for the Community Bankers Trust Peer Group as of or for the year ended March 31, 2021 (unless otherwise noted) with pricing data as of June 1, 2021. The table below sets forth the data for Community Bankers Trust and the median, mean, low and high data for the Community Bankers Trust Peer Group.

Community Bankers Trust Comparable Company Analysis

	Community Bankers Trust	Community Bankers Trust Peer Group Median	Community Bankers Trust Peer Group Mean	Community Bankers Trust Peer Group Low	Community Bankers Trust Peer Group High
Total assets ($mm)	1,699	1,799	1,888	1,028	2,646
Loans / Deposits (%)	85.1	78.6	79.5	52.0	106.9
Non-performing assets / Total assets (%)[1]	0.71	0.61	0.57	0.08	1.33
Tangible common equity/Tangible assets (%)	10.15	8.77	8.63	6.05	11.42
Tier 1 Leverage Ratio (%)[2]	10.43	9.70	9.79	6.93	12.23
Total RBC Ratio (%)[3]	13.83	14.83	15.30	12.51	19.88
CRE / Total RBC Ratio (%)[4]	301.1	233.3	237.8	51.6	375.5
LTM Return on average assets (%)	1.28	0.96	0.98	-0.56	2.23
LTM Return on average equity (%)	12.45	10.09	10.20	-4.71	21.25
LTM Net interest margin (%)	3.51	3.33	3.48	2.62	5.12
LTM Efficiency ratio (%)	56.78	62.08	62.86	41.71	83.23
Price/Tangible book value (%)	114	122	133	104	213
Price/LTM Earnings per share (x)	9.6	11.6	13.4	7.2	33.3
Price/2021 Est. Earnings per share (x)[5]	9.2	11.4	11.7	6.8	19.9
Price/2022 Est. Earnings per share (x)[5]	11.6	12.1	12.2	7.4	19.8
Current Dividend Yield (%)	2.7	2.1	1.8	0.0	5.0
Market value ($mm)	196	186	228	90	495

[1]	Bank level regulatory data shown for Citizens Holding Company.
[2]

Bank level regulatory data shown for MVB Financial Corp., FVCBankcorp, Inc., MainStreet Bancshares, Inc., Partners Bancorp, Inc., First Community Corporation, Old Point Financial Corporation, First National Corporation, and Community Bankers Trust.

[3]

Not Reported for MVB Financial Corp. and FVCBankcorp, Inc. given that the companies have elected into the Community Bank Leverage Ratio Framework; Bank level regulatory data shown for MainStreet Bancshares, Inc., Partners Bancorp, First Community Corporation, Old Point Financial Corporation, First National Corporation, and Community Bankers Trust.

[4]	Bank level regulatory data shown for all but Southern First Bancshares, Inc., First United Corporation, and Peoples Bancorp of North Carolina, Inc.
[5]	Based on median consensus analyst estimates

Piper Sandler used publicly available information to perform a similar analysis for United Bankshares by comparing selected financial information for United Bankshares with a group of financial institutions selected by Piper Sandler. The group, which we refer to as the United Bankshares Peer Group, included nationwide major-exchange traded (NYSE, NYSEAM, Nasdaq) banks and thrifts with total assets between $20.0 billion and $35.0 billion, but excluded targets of announced mergers, Bank OZK due to its unique business model, and Webster Financial Corporation, BancorpSouth Bank and Old National Bancorp due to their pending mergers with Sterling Bancorp, Cadence Bancorporation and First Midwest Bancorp, Inc., respectively. The United Bankshares Peer Group consisted of the following companies:

Ameris Bancorp	Investors Bancorp, Inc.
Associated Banc-Corp	Pacific Premier Bancorp, Inc.
Bank of Hawaii Corporation	PacWest Bancorp
Commerce Bancshares, Inc.	Simmons First National Corporation
First Hawaiian, Inc.	UMB Financial Corporation
Fulton Financial Corporation	Umpqua Holdings Corporation

The analysis compared publicly available financial information for United Bankshares with corresponding data for the United Bankshares Peer Group as of or for the year ended March 31, 2021 (unless otherwise noted) with pricing data as of June 1, 2021. The table below sets forth the data for United Bankshares and the median, mean, low and high data for the United Bankshares Peer Group.

United Bankshares Comparable Company Analysis

	United Bankshares	United Bankshares Peer Group Median	United Bankshares Peer Group Mean	United Bankshares Peer Group Low	United Bankshares Peer Group High
Total assets ($mm)	27,031	25,858	27,293	20,173	34,669
Loans / Deposits (%)	81.2	72.8	75.9	58.3	109.8
Non-performing assets / Total assets (%)[1]	0.44	0.40	0.43	0.13	0.83
Tangible common equity/Tangible assets (%)	9.93	7.95	8.24	6.06	10.39
Tier 1 Leverage Ratio (%)	10.38	9.07	8.76	6.61	10.43
Total RBC Ratio (%)	15.68	14.50	14.87	13.60	17.50
CRE / Total RBC Ratio (%)	228.0	226.2	230.4	89.3	435.8
LTM Return on average assets (%)	1.38	1.07	1.13	0.55	1.85
LTM Return on average equity (%)	8.44	9.65	10.64	3.98	16.85
LTM Net interest margin (%)	3.22	2.83	3.02	2.42	3.89
LTM Efficiency ratio (%)	48.74	55.98	55.38	44.66	66.37
Price/Tangible book value (%)	215	206	202	133	288
Price/LTM Earnings per share (x)	15.0	13.7	14.5	9.7	21.7
Price/2021 Est. Earnings per share (x)[2]	15.1	13.6	14.1	11.0	20.3
Price/2022 Est. Earnings per share (x)[2]	17.0	15.0	15.0	11.1	22.2
Current Dividend Yield (%)	3.4	2.9	2.7	1.1	4.4
Market value ($mm)	5,388	3,825	4,362	2,828	9,143

[1]	Bank level regulatory data shown for Ameris Bancorp.
[2]	Based on median consensus analyst estimates.

Analysis of Precedent Transactions.

Piper Sandler reviewed a group of recent nationwide merger and acquisition transactions. The group, which we refer to as the Nationwide Precedent Transactions, consisted of nationwide bank and thrift transactions announced between January 1, 2020 and June 1, 2021 with disclosed deal values with the target’s total assets between $1.0 billion and $3.0 billion, but excluded mergers-of-equals and take-private transactions.

The Nationwide Precedent Transactions group was composed of the following transactions:

Acquiror	Target
First Bancorp.	Select Bancorp, Inc.
Enterprise Financial Services Corp	First Choice Bancorp
Nicolet Bankshares, Inc.	Mackinac Financial Corporation
VyStar Credit Union	Heritage Southeast Bancorporation, Inc.
Peoples Bancorp Inc.	Premier Financial Bancorp, Inc.
Banc of California, Inc.	Pacific Mercantile Bancorp
Stock Yards Bancorp, Inc.	Kentucky Bancshares, Inc.
First Busey Corporation	Cummins-American Corp.
First Mid Bancshares, Inc.	LINCO Bancshares, Inc.
Dollar Mutual Bancorp	Standard AVB Financial Corp.
Enterprise Financial Services Corp	Seacoast Commerce Banc Holdings

Acquiror	Target
Provident Financial Services, Inc.	SB One Bancorp
United Community Banks, Inc.	Three Shores Bancorporation, Inc.
LendingClub Corporation	Radius Bancorp, Inc.
Heartland Financial USA, Inc.	AIM Bancshares, Inc.
Business First Bancshares, Inc.	Pedestal Bancshares, Inc.

Using the latest publicly available information prior to the announcement of the relevant transaction, Piper Sandler reviewed the following transaction metrics: deal value, transaction price to LTM earnings per share, transaction price to median consensus analyst estimated earnings per share, transaction price to tangible book value per share, core deposit premium, and one-day market premium. Piper Sandler compared the indicated transaction metrics for the transaction to the median, mean, low and high metrics of the Nationwide Precedent Transactions group.

			Nationwide Precedent Transactions
	United Bankshares / Community Bankers Trust		Median	Mean	Low	High
Deal Value ($M)	309		211	228	145	398
Transaction Price / LTM Earnings Per Share (x)	14.4		14.9	16.9	9.2	29.2
Transaction Price / Median Consensus Est. Earnings Per Share (x)	13.8/15.8	[1]	14.4	15.8	8.8	24.7
Transaction Price / Tangible Book Value Per Share (%)	171		154	154	102	210
Tangible Book Value Premium to Core Deposits (%)	12.12/10.3	[3]	7.1	7.1	1.4	12.7
1-Day Market Premium (%)	49.7		29.8	37.2	9.5	75.9

[1]	Earnings per share estimate per Community Bankers Trust management.
[2]	Core deposits defined as total deposits less time deposits with balances greater than $100,000.
[3]	Core deposits defined as total deposits less time deposits with balances greater than $250,000.

Net Present Value Analyses.

Piper Sandler performed an analysis that estimated the net present value of Community Bankers Trust common stock assuming Community Bankers Trust performed in accordance with certain internal financial projections for Community Bankers Trust for the years ending December 31, 2021 and December 31, 2022 with an estimated long-term annual balance sheet and net income growth rate for the years ending December 31, 2023 through December 31, 2025, as well as estimated dividends per share for Community Bankers Trust for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of Community Bankers Trust. To approximate the terminal value of a share of Community Bankers Trust common stock at December 31, 2025, Piper Sandler applied price to 2025 earnings multiples ranging from 10.0x to 15.0x and multiples of 2025 tangible book value ranging from 100% to 150%. The terminal values were then discounted to present values using different discount rates ranging from 11.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Community Bankers Trust common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Community Bankers Trust common stock of $5.90 to $9.75 when applying multiples of earnings and $6.22 to $10.33 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x
11.0%	$6.90	$7.47	$8.04	$8.61	$9.18	$9.75
12.0%	6.63	7.18	7.72	8.27	8.82	9.37
13.0%	6.37	6.90	7.42	7.95	8.47	9.00
14.0%	6.13	6.63	7.14	7.64	8.14	8.65
15.0%	5.90	6.38	6.86	7.35	7.83	8.31

Tangible Book Value Per Share Multiples

Discount Rate	100%	110%	120%	130%	140%	150%
11.0%	$7.27	$7.88	$8.49	$9.11	$9.72	$10.33
12.0%	6.99	7.57	8.16	8.74	9.33	9.92
13.0%	6.72	7.28	7.84	8.40	8.96	9.52
14.0%	6.46	7.00	7.54	8.08	8.61	9.15
15.0%	6.22	6.73	7.25	7.76	8.28	8.80

Piper Sandler also considered and discussed with Community Bankers Trust’s board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Piper Sandler performed a similar analysis, assuming Community Bankers Trust’s earnings varied from 20.0% above projections to 20.0% below projections. This analysis resulted in the following range of per share values for Community Bankers Trust’s common stock, applying the price to 2025 earnings multiples range of 10.0x to 15.0x referred to above and a discount rate of 13.20%.

Earnings Per Share Multiples

Annual Budget Variance	10.0x	11.0x	12.0x	13.0x	14.0x	15.0x
(20.0%)	$5.28	$5.70	$6.12	$6.53	$6.95	$7.36
(10.0%)	5.80	6.27	6.74	7.21	7.68	8.15
0.0%	6.32	6.84	7.36	7.89	8.41	8.93
10.0%	6.84	7.42	7.99	8.56	9.13	9.71
20.0%	7.36	7.99	8.61	9.24	9.86	10.49

Piper Sandler also performed an analysis that estimated the net present value per share of United Bankshares common stock, assuming United Bankshares performed in accordance with publicly available median analyst GAAP net income estimates for United Bankshares for the years ending December 31, 2021 and December 31, 2022 and an estimated annual net income growth rate for the years ending December 31, 2023 through December 31, 2025, as confirmed by the senior management of United Bankshares, as well as estimated dividends per share for United Bankshares for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of United Bankshares. To approximate the terminal value of a share of United Bankshares common stock at December 31, 2025, Piper Sandler applied price to 2025 earnings multiples ranging from 12.0x to 19.5x and multiples of 2025 tangible book value ranging from 150% to 250%. The terminal values were then discounted to present values using different discount rates ranging from 8.0% to 12.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of United Bankshares common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of United Bankshares common stock of $24.38 to $42.87 when applying multiples of earnings and $26.81 to $48.67 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	12.0x	13.5x	15.0x	16.5x	18.0x	19.5x
8.0%	$28.55	$31.41	$34.28	$37.14	$40.01	$42.87
9.0%	27.43	30.17	32.91	35.65	38.40	41.14
10.0%	26.36	28.99	31.61	34.24	36.86	39.49
11.0%	25.35	27.86	30.38	32.89	35.41	37.92
12.0%	24.38	26.80	29.21	31.62	34.03	36.44

Tangible Book Value Per Share Multiples

Discount Rate	150%	170%	190%	210%	230%	250%
8.0%	$31.43	$34.88	$38.32	$41.77	$45.22	$48.67
9.0%	30.18	33.48	36.78	40.08	43.38	46.68
10.0%	29.00	32.16	35.32	38.48	41.64	44.80
11.0%	27.88	30.90	33.93	36.96	39.98	43.01
12.0%	26.81	29.71	32.61	35.51	38.41	41.31

Piper Sandler also considered and discussed with Community Bankers Trust’s board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Piper Sandler performed a similar analysis assuming United Bankshares’ earnings varied from 20.0% above estimates to 20.0% below estimates. This analysis resulted in the following range of per share values for United Bankshares common stock, applying the price to 2025 earnings multiples range of 12.0x to 19.5x referred to above and a discount rate of 10.34%.

Earnings Per Share Multiples

Annual Estimate Variance	12.0x	13.5x	15.0x	16.5x	18.0x	19.5x
(20.0%)	$21.87	$23.94	$26.01	$28.08	$30.15	$32.23
(10.0%)	23.94	26.27	28.60	30.93	33.26	35.59
0.0%	26.01	28.60	31.19	33.78	36.37	38.95
10.0%	28.08	30.93	33.78	36.63	39.47	42.32
20.0%	30.15	33.26	36.37	39.47	42.58	45.68

Piper Sandler noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Transaction Analysis.

Piper Sandler analyzed certain potential pro forma effects of the merger on United Bankshares assuming the transaction closes on December 31, 2021. Piper Sandler utilized the following information and assumptions: (a) estimated net income for Community Bankers Trust for the years ending December 31, 2021 and December 31, 2022 with an estimated long-term annual net income growth rate for the years ending December 31, 2023 and December 31, 2024, as provided by the senior management of United Bankshares, (b) publicly available median analyst GAAP net income estimates for United Bankshares for the years ending December 31, 2021 and December 31, 2022 and an estimated annual net income growth rate for the years ending December 31, 2023 through December 31, 2025, as confirmed by the senior management of United Bankshares, as well as estimated dividends per share for United Bankshares for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of United Bankshares, and (c) certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings as provided by the senior management of United Bankshares. The analysis indicated that the transaction could be accretive to United Bankshares’ estimated earnings per share (excluding one-time transaction costs and expenses) in the years ending December 31, 2022 through December 31, 2024 and accretive to United Bankshares’ estimated tangible book value per share at close.

In connection with this analysis, Piper Sandler considered and discussed with the Community Bankers Trust’s board of directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Piper Sandler’s Relationship.

Piper Sandler is acting as Community Bankers Trust’s financial advisor in connection with the transaction and will receive a fee for such services in an amount equal to 1.25% of the aggregate transaction value, which fee is contingent upon the closing of the merger. Based on the estimated aggregate transaction value at the time of announcement of the transaction, Piper Sandler’s fee would be approximately $3.8 million. Piper Sandler also received a $300,000 fee from Community Bankers Trust upon rendering its opinion, which opinion fee will be credited in full towards the transaction fee that will become payable to Piper Sandler upon closing of the transaction. Community Bankers Trust has also agreed to indemnify Piper Sandler against certain claims and liabilities arising out of Piper Sandler’s engagement and to reimburse Piper Sandler for certain of its out-of-pocket expenses incurred in connection with Piper Sandler’s engagement.

Piper Sandler has not provided any other investment banking services to Community Bankers Trust in the two years preceding the date of its opinion. Piper Sandler provided certain investment banking services to United Bankshares in the two years preceding the date of its opinion. In summary, Piper Sandler acted as financial advisor to United Bankshares in connection with its acquisition of Carolina Financial Corporation, which transaction closed in May 2020 and for which Piper Sandler received approximately $2.1 million in compensation. In addition, in the ordinary course of Piper Sandler’s business as a broker-dealer, Piper Sandler may purchase securities from and sell securities to Community Bankers Trust and United Bankshares. Piper Sandler may also actively trade the equity and debt securities of Community Bankers Trust and United Bankshares for its own account and for the accounts of Piper Sandler’s customers.

Certain Unaudited Prospective Financial Information

United Bankshares and Community Bankers Trust do not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, United Bankshares and Community Bankers Trust are including in this prospectus and proxy statement certain unaudited prospective financial information that each of United Bankshares and Community Bankers Trust made available to the other party in connection with the other party’s evaluation of the merger and to Piper Sandler, in its capacity as Community Bankers Trust’s financial advisor. The inclusion of this information should not be regarded as an indication that any of United Bankshares, Community Bankers Trust, Piper Sandler, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results or that it should be construed as financial guidance, and it should not be relied on as such.

The following unaudited financial information was prepared solely for internal use and is subjective in many respects. The unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to United Bankshares’ and Community Bankers Trust’s respective businesses, all of which are difficult to predict and many of which are beyond United Bankshares’ and Community Bankers Trust’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Neither United Bankshares nor Community Bankers Trust can give any assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to United Bankshares’ and Community Bankers Trust’s respective businesses, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on page 23 and page 16, respectively, of this prospectus and proxy statement and in United Bankshares’ and Community Bankers Trust’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, and the other reports filed by each of United Bankshares and Community Bankers Trust with the SEC.

The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with U. S. generally accepted accounting principles, or GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in United Bankshares’ or Community Bankers Trust’s historical GAAP financial statements. Neither United Bankshares’ nor Community Bankers Trust’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The independent registered public accountant reports included in this prospectus and proxy statement relate to historical financial information of each of United Bankshares and Community Bankers Trust. They do not extend to the unaudited prospective financial information and should not be read to do so.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. Neither United Bankshares nor Community Bankers Trust can give any assurance that, had the unaudited prospective financial information been prepared as of the date of this prospectus and proxy statement, similar estimates and assumptions would be used. United Bankshares and Community Bankers Trust each do not intend to, and disclaim any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on either United Bankshares or Community Bankers Trust, as applicable, of the merger and does not attempt to predict or suggest future results of the combined company. The unaudited prospective financial information of Community Bankers Trust and United Bankshares does not give effect to the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect on either United Bankshares or Community Bankers Trust, as applicable, of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on either United Bankshares or Community Bankers Trust, as applicable, of any possible failure of the merger to occur. None of United Bankshares, Community Bankers Trust, Piper Sandler or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of United Bankshares or Community Bankers Trust or other person regarding United Bankshares’ or Community Bankers Trust’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved.

The inclusion of the unaudited prospective financial information herein should not be deemed an admission or representation by United Bankshares or Community Bankers Trust that such information is viewed as material information of United Bankshares or Community Bankers Trust, respectively, particularly in light of the inherent risks and uncertainties associated with such information.

In light of the foregoing, and considering that the special meeting will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Community Bankers Trust shareholders are cautioned not to place unwarranted reliance on such information, and all Community Bankers Trust shareholders are urged to review United Bankshares’ most recent SEC filings for a description of United Bankshares’ reported financial results and Community Bankers Trust’s most recent SEC filings for a description of Community Bankers Trust’s reported financial results. See “Where You Can Find More Information” on page 99 of this prospectus and proxy statement.

Certain Unaudited Prospective Financial Information of Community Bankers Trust

For purposes of Piper Sandler’s net present value analysis on Community Bankers Trust performed in connection with its opinion, Piper Sandler used certain internal financial projections for Community Bankers Trust for the years ending December 31, 2021 and December 31, 2022, as well as an estimated long-term annual growth rate of 6% for the years ending December 31, 2023 through December 31, 2025, and estimated dividends per share for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of Community Bankers Trust. The following table summarizes this unaudited prospective financial information used by Piper Sandler for its Community Bankers Trust net present value analysis:

	For the Years Ended December 31,
	2021		2022	2023	2024	2025
Net Income ($000s)	$18,500		$17,403	$18,448	$19,555	$20,728
Earnings per Share ($)	$0.84		$0.79	$0.83	$0.89	$0.94
Dividends per Share ($)	$0.25	(1)	$0.29	$0.33	$0.37	$0.41
Tangible Book Value per Share ($)	$8.03		$8.52	$9.01	$9.51	$10.03

(1)	Includes estimated dividends totaling $0.19 per share for the quarters ending June 30, 2021, September 30, 2021 and December 31, 2021.

For purposes of Piper Sandler’s pro forma transaction analysis performed in connection with its opinion, Piper Sandler used net income of $21.6 million and $16.9 million for Community Bankers Trust for the years ending December 31, 2021 and December 31, 2022, respectively, as well as a long-term net income growth rate of 4% for the years ending December 31, 2023 and December 31, 2024, as provided by the senior management of United Bankshares. The following tables summarize this unaudited prospective financial information used by Piper Sandler for its pro forma transaction analysis:

	For the Years Ended December 31,
	2021	2022	2023	2024
Net Income ($000s)	$21,600	$16,900	$17,600	$18,300

Certain Unaudited Prospective Financial Information of United Bankshares

For purposes of Piper Sandler’s net present value analysis on United Bankshares and its pro forma transaction analysis performed in connection with its opinion, Piper Sandler used publicly available median analyst GAAP net income estimates for United Bankshares for the years ending December 31, 2021 and December 31, 2022, as well as an estimated annual net income growth rate of 4% for the years ending December 31, 2023 through December 31, 2025, and estimated dividends per share for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of United Bankshares. The following table summarizes this unaudited prospective financial information used by Piper Sandler for its United Bankshares net present value analysis and its pro forma transaction analysis:

	For the Years Ended December 31,
	2021		2022	2023	2024	2025
Net Income ($000s)	$355,900		$313,300	$325,832	$338,860	$352,387
Earnings per Share ($)	$2.76		$2.45	$2.55	$2.65	$2.75
Dividends per Share ($)	$1.41	(1)	$1.44	$1.45	$1.48	$1.49
Tangible Book Value per Share ($)	$20.28		$21.31	$22.41	$23.58	$24.84

(1)	Includes estimated dividends totaling $1.06 per share for the quarters ending June 30, 2021, September 30, 2021 and December 31, 2021.

Certain Unaudited Prospective Pro Forma Financial Information

The following unaudited pro forma financial information reflecting the effect of the merger was provided by senior management of United Bankshares to Piper Sandler for its pro forma transaction analysis and was reviewed by Community Bankers Trust:

•	Cost savings equal to 30% of Community Bankers Trust’s projected non-interest expense;

•	Approximately $20 million in one-time pre-tax merger costs;

•	Purchase accounting adjustments of a gross loan credit mark of approximately $24 million, or 2.0% of gross loans; and

•	Core deposit intangibles of 0.25% of Community Bankers Trust’s non-time deposits, amortized sum-of-years digits method over 10 years.

Public Trading Markets

United Bankshares common stock trades on Nasdaq under the symbol “UBSI.” Community Bankers Trust common stock trades on Nasdaq under the symbol “ESXB.” Upon completion of the merger, Community Bankers Trust common stock will be delisted from Nasdaq and deregistered under the Exchange Act. The newly issued United Bankshares common stock issuable pursuant to the merger agreement will be listed on Nasdaq.

No Dissenters’ or Appraisal Rights

In general, dissenters’ appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.

Section 13.1-730 of the Virginia Stock Corporation Act provides that shareholders of a Virginia corporation such as Community Bankers Trust have the right, in some circumstances, to dissent from certain corporate action and to instead demand payment of the fair value of their shares. However, shareholders do not have dissenters’ rights with respect to shares of any class of stock that are listed on the New York Stock Exchange or listed on Nasdaq on the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights.

Community Bankers Trust common stock is listed on Nasdaq; therefore, holders of Community Bankers Trust common stock will not be entitled to dissenters’ appraisal rights in the merger with respect to their shares of Community Bankers Trust common stock.

Interests of Certain Community Bankers Trust Directors and Executive Officers in the Merger

In considering the recommendations of the Community Bankers Trust board of directors that Community Bankers Trust shareholders vote in favor of the Merger Proposal, Community Bankers Trust shareholders should be aware that Community Bankers Trust directors and executive officers may have interests in the merger that differ from, or are in addition to, their interests as shareholders of Community Bankers Trust. The Community Bankers Trust board of directors was aware of these interests and took them into account in its decision to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Options to Acquire Community Bankers Trust Common Stock

As of the record date for the Community Bankers Trust special meeting, the Community Bankers Trust directors and executive officers owned, in the aggregate, options to purchase 1,072,500 shares of Community Bankers Trust common stock granted under a Community Bankers Trust equity compensation plan. Under the merger agreement, at the effective time of the merger each such stock option that is outstanding and not yet exercised immediately prior to the merger, whether vested or unvested, will vest pursuant to the terms thereof and will be converted into an option to acquire, on the same terms and conditions as were applicable under such stock option, the number of shares of United Bankshares common stock equal to (a) the number of shares of Community Bankers Trust common stock subject to such stock option multiplied by (b) 0.3173. Such product will be rounded down to the nearest whole number. The exercise price per share (rounded up to the next whole cent) of each United Bankshares stock option issued for the Community Bankers Trust stock option will equal (y) the exercise price per share of shares of Community Bankers Trust common stock that were purchasable pursuant to such Community Bankers Trust stock option divided by (z) 0.3173.

As of the record date for the special meeting, shares underlying options that will vest at the effective time of the merger held by the Community Bankers Trust named executive officers were as follows: Rex L. Smith, III, 105,000; Bruce E. Thomas, 52,500; Jeff R. Cantrell, 52,500; and John M. Oakey, III, 52,500. The foregoing share amounts do not include any reduction in vesting required either as a result of Section 280G of the Code or certain provisions of the Community Bankers Trust 2019 Stock Incentive Plan that limit the number of awards thereunder that may have a vesting schedule of less than one year. Patricia M. Davis resigned as executive vice president and chief credit officer of Community Bankers Trust effective February 28, 2021.

Restricted Stock Units of Community Bankers Trust Common Stock

As of the record date for the Community Bankers Trust special meeting, the Community Bankers Trust directors and executive officers owned, in the aggregate, 35,000 restricted stock units of Community Bankers Trust common stock granted under a Community Bankers Trust equity compensation plan. At the effective time of the merger, each restricted stock unit granted under a Community Bankers Trust stock plan that is outstanding immediately prior to the effective time of the merger will vest only in accordance with the formula and other terms of the such stock plan (which generally will result in pro-rata vesting), be cancelled and converted automatically into the right to receive shares of United Bankshares common stock based on the 0.3173 exchange ratio. Any unvested restricted stock units that do not vest in accordance with a Community Bankers Trust equity compensation plan will be converted into restricted stock units of United Bankshares, as adjusted to take into account the exchange ratio.

Based on restricted stock unit awards outstanding as of the record date for the special meeting, shares underlying restricted stock units that Community Bankers Trust expects to vest at the effective time of the merger held by the Community Bankers Trust named executive officers are as follows: Mr. Smith, 3,071; Mr. Thomas, 1,535; Mr. Cantrell, 1,535; and Mr. Oakey, 1,535. The foregoing share amounts do not include any reduction in vesting required as a result of Section 280G of the Code.

Change in Control Employment Agreements with Community Bankers Trust

The Community Bankers Trust named executive officers (other than Ms. Davis) each have a change in control employment agreement with Community Bankers Trust. The change in control employment agreements are substantially identical. Each agreement is for a term that expires on December 31, 2025, with automatic renewals on that date and every 10th anniversary of that date, unless non-renewal notice is sent by the September 30 prior to the applicable December 31 ten-year renewal date. Each agreement provides for the employment of the officer following a “change in control” (as defined in each agreement) of Community Bankers Trust for a period of two years. During such period, the officer will receive a base salary that is equal to at least the base salary that the officer received for the 12 months before the change in control. In addition, the officer will be entitled to participation opportunities in incentive, savings, retirement and benefit plans at the same level as other similarly situated officers, with such participation opportunities to be at least as favorable as the officer’s participation opportunities in such plans during the six months prior to the change in control. Also during such period, the officer will be entitled to participation in welfare benefit plans, fringe benefits and vacation pay, at the same level as other similarly situated officers, with such benefits to be at least as favorable, in the aggregate, as the most favorable of such plans during the six months prior to the change in control, with six months continuation of family hospitalization, health and dental plan participation after retirement or expiration of the two year period.

If the officer is terminated “without cause” or terminates for “good reason” (as defined in each agreement), in each case within two years following a change in control of Community Bankers Trust, the officer will receive (i) as “accrued obligations,” salary, bonuses (including, but not limited to, bonus for the most recently completed year, and a pro-rated portion thereof for the current year), incentives and benefits that would be owed through the date of termination, (ii) a salary continuation benefit that equals 3.0 times the sum of the officer’s highest salary during the 12 months prior to termination plus the officer’s highest annual bonus during the two years prior to termination, minus $1.00, (iii) continuation of welfare benefits, in which the officer or his dependents were participating immediately prior to the termination, for 12 months, and (iv) outplacement services in the amount of up to $25,000. If the officer’s termination is due to “death” or “disability” (as defined in each agreement), in each case within two years following a change in control of Community Bankers Trust, the officer will receive salary, bonuses, incentives and benefits that would be owed through the date of termination, three months of base salary and continuation of benefits (for dependents only in the case of death) for 12 months.

In connection with the merger, Community Bankers Trust has agreed to terminate each officer’s change in control employment agreement immediately prior to the effective time of the merger in exchange for a lump sum payment equal to the amount that such officer would be due under the agreement if a change in control of Community Bankers Trust occurred and the officer experienced a qualifying termination of employment. Assuming the effective date of the merger and a qualifying termination of employment of each named executive officer occurred on July 15, 2021, the approximate lump sum payments for the named executive officers would be as follows: Mr. Smith, $1,573,706; Mr. Thomas, $786,568; Mr. Cantrell, $789,158; and Mr. Oakey, $785,601; provided, however, that each agreement provides that the change in control payments and benefits to the officer will be reduced as necessary, and as may be directed by the officer, so that no such payment or benefit will be nondeductible as an “excess parachute payment” under Section 280G of the Code. Accordingly, the aggregate change in control severance payments and benefits payable to the named executive officers pursuant to the merger are expected to be limited to approximately the following amounts: Mr. Smith, $1,629,040; Mr. Thomas, $844,696; Mr. Cantrell, $850,057; and Mr. Oakey, $707,388.

Community Bankers Trust 2021 Bonus Payments

Immediately prior to the effective time of the merger, in satisfaction of the “accrued obligations” payment provisions described above with respect to the change in control employment agreements, Community Bankers Trust expects to make full-year (rather than pro-rata) bonus payments for the current year based on the achievement of the greater of actual (not to exceed “maximum”) or “target” level performance objectives for 2021 pursuant to the Community Bankers Trust annual objectives-based incentive plan in amounts not to exceed the following: Mr. Smith, $165,375; Mr. Thomas, $56,563; Mr. Cantrell, $56,750; and Mr. Oakey, $56,563. If not for the merger, such bonus amounts would be determined based on full-year 2021 performance against preestablished objectives and would be paid in early 2022.

Employment Agreement between Rex L. Smith, III and United Bank Following the Merger

Mr. Smith has signed a new employment agreement with United Bank, which will be effective on the effective date of the merger, to be employed as a regional president of United Bank for legacy Essex Bank locations in Virginia. Mr. Smith’s new employment agreement with United Bank has a three-year term and provides for an initial annual base salary of $350,000. During the term of the agreement, Mr. Smith will be entitled to receive an annual retention bonus of $100,000 and an annual incentive bonus of $74,250. Mr. Smith will be entitled to participate in all benefit plans (including equity plans) in the same manner as similarly situated employees and to the use of a company-owned automobile under United Bank’s policy for use of company cars as then in effect. Mr. Smith will also be entitled to reimbursement of up to $4,916 per one-year period for long-term care insurance premiums. In addition, if Mr. Smith’s employment terminates within the first five years after the effective time of the merger, United Bank will pay Mr. Smith an amount equal to the monthly cost of his medical and dental coverage, for himself and his spouse, under the current or any successor health plan provided by United Bank to its employees until the earlier of (i) the end of such five-year period, or (ii) the date on which Mr. Smith obtains medical or dental coverage with any subsequent employer.

In the event Mr. Smith’s employment is terminated by United Bank without “cause” (as defined in the agreement) or voluntarily by Mr. Smith for certain limited reasons specified in the agreement, Mr. Smith will be entitled to receive a lump sum payment equal to the remaining base salary payments he would otherwise receive for the remaining term of the agreement and the payments described above respecting post-termination medical and dental coverage. All payments are subject to reduction if needed to avoid application of the excise tax under Code Section 4999.

Mr. Smith will be subject to customary post-employment non-competition, non-piracy and non-solicitation covenants under the agreement for a period of one year beginning after termination of his employment with United Bank for any reason. The geographic area of the non-competition restriction will be limited to 30 miles from United Bank’s main office.

Community Bankers Trust Non-Qualified Defined Contribution Retirement Plan

The Community Bankers Trust named executive officers are participants in the Community Bankers Trust non-qualified defined contribution retirement plan. The purpose of the plan is to enhance the retirement benefits that Community Bankers Trust provides to each officer and to recognize each officer for overall performance through additional incentive-based compensation. The terms of the plan are set forth in a performance driven retirement agreement between Community Bankers Trust and each officer. Under each retirement agreement, Community Bankers Trust determines annual contributions to an individual deferred account for the officer on a discretionary basis. For all contributions made to the plan to date, Community Bankers Trust has based the amount of the contributions on the payouts made under its annual incentive plan. All contributions are fully vested when credited.

Early termination benefits are payable commencing at age 65, and normal retirement benefits are payable at the later of age 65 and “separation from service” (as defined in each agreement). In the event of a separation from service of a named executive officer within 24 months following “change in control” (as defined in each agreement) of Community Bankers Trust, such officer will be entitled to receive the discounted present value of the projected account balance under the plan in a lump sum, subject to any applicable six month delay under the agreements and Code Section 409A. Pursuant to each agreement, such benefits will be reduced as necessary in order to comply with the limitations of Section 280G of the Code. See “– Certain Compensation for Community Bankers Trust Named Executive Officers – Golden Parachute Compensation.”

In addition, Community Bankers Trust expects to make contributions immediately prior to the effective time of the merger for the benefit of the named executive officers based on the achievement of the greater of actual (not to exceed “maximum”) or “target” level performance objectives for 2021 pursuant to the Community Bankers Trust performance-driven retirement agreements in amounts not to exceed the following: Mr. Smith, $264,600; Mr. Thomas, $33,938; Mr. Cantrell, $45,400; and Mr. Oakey, $45,250. If not for the merger, the amount of such contributions would be determined based on full-year 2021 performance against preestablished objectives and would be made in early 2022 with the contribution effective as of December 31, 2021.

Insurance and Indemnification

For a period of six years after the effective time of the merger, United Bankshares has agreed to provide, to the fullest extent permitted by applicable law and Community Bankers Trust’s articles of incorporation and bylaws, indemnification and advancement of reasonable expenses to each of Community Bankers Trust’s directors, officers and employees against all losses that are incurred in connection with their service with Community Bankers Trust and pertaining to any matter existing at or before the effective time of the merger. In addition, for a period of six years from the effective time of the merger, United Bankshares has agreed to provide director’s and officer’s liability insurance with respect to claims against such directors and officers arising from facts or events that occurred before the effective time of the merger, which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Community Bankers Trust. In no event will United Bankshares be required to expend, on an annual basis, more than 200% of the current annual amount expended by Community Bankers Trust to maintain such directors’ and officers’ insurance coverage. In lieu of the foregoing, United Bankshares may obtain at or prior to the effective time a six-year “tail” policy under Community Bankers Trust’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed 200% of the current annual amount expended by Community Bankers Trust to maintain such directors and officers insurance coverage. See the section entitled “The Merger Agreement – Indemnification; Directors’ and Officers’ Insurance” beginning on page 68.

Advisory Board

United Bankshares will invite all members of the Community Bankers Trust board of directors to serve on United Bank’s Richmond Advisory Board or another appropriate advisory board maintained by United Bankshares or United Bank for the region in which the individual resides.

Certain Compensation for Community Bankers Trust Named Executive Officers

The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC regarding certain merger-related compensation that the Community Bankers Trust named executive officers may be entitled to receive pursuant to their existing agreements with Community Bankers Trust. The amounts below were calculated assuming (i) that the effective date of the merger and a qualifying termination of employment of each named executive officer occurred on July 15, 2021, and (ii) a per share value of Community Bankers Trust common stock of $11.90, which is the average closing price per share of Community Bankers

Trust common stock as quoted on The Nasdaq Capital Market over the first five business days following the first public announcement of the merger on June 3, 2021. The amounts below do not include (i) the value of benefits in which the named executive officers are vested without regard to the occurrence of a change in control, or (ii) certain compensation actions that may occur following the effective time of the merger, including but not limited to any payments made or benefits received under Mr. Smith’s new employment agreement with United Bankshares. The amounts below also do not reflect the anticipated reductions in payments and benefits so that no such payment or benefit will be nondeductible as an “excess parachute payment” under Section 280G of the Code. As described above, the aggregate change in control severance payments and benefits payable to the named executive officers pursuant to the merger are expected to be limited to approximately the following amounts: Mr. Smith, $1,629,040; Mr. Thomas, $844,696; Mr. Cantrell, $850,057; and Mr. Oakey, $707,388.

The merger-related compensation payable to the Community Bankers Trust named executive officers is subject to a non-binding advisory vote of the Community Bankers Trust shareholders, as described under “Proposal No. 2 – Advisory (Non-Binding) Vote on Certain Merger-Related Compensation for Community Bankers Trust Named Executive Officers” beginning on page 31.

Golden Parachute Compensation

Name	Cash(1)	Equity (2)	Pension/ NQDC (3)	Perquisites/ Benefits	Tax Reimbursement	Other	Total
Rex L. Smith	$1,739,081	$403,418	$21,404	$—	$—	$—	$2,163,903
Bruce E. Thomas	$843,130	$201,715	$180,781	$—	$—	$—	$1,225,626
Jeff R. Cantrell	$845,908	$201,715	$226,548	$—	$—	$—	$1,274,171
John M. Oakey, III	$842,164	$201,715	$445,589	$—	$—	$—	$1,489,468

1)

The amounts represent payments that Community Bankers Trust intends to make upon its unilateral termination of the officers’ change in control employment agreements immediately prior to the effective time of the merger. The amounts reflect the double trigger payments and benefits (i.e., amounts triggered by a change in control for which payment is conditioned upon the officer’s termination without cause or resignation for good reason within the term of the agreement following the change in control) that would otherwise be due to the officers pursuant to their respective change in control employment agreements with Community Bankers Trust. The change in control employment agreements provide for, in addition to the above-described accrued obligations, (i) a lump sum change in control payment equal to 3.0 times the sum of the officer’s highest salary during the 12 months prior to termination plus the officer’s highest annual bonus during the two years prior to termination, minus $1.00, (ii) continuation of welfare benefits for 12 months after termination, and (iii) outplacement services in the amount of up to $25,000. The amounts also include, as part of the payment of accrued obligations, full-year (rather than pro-rata) bonus payments for the current year expected to be made by Community Bankers Trust immediately prior to the effective time of the merger to the named executive officers based on the achievement of the greater of actual (not to exceed “maximum”) or “target” level performance objectives for 2021 pursuant to the Community Bankers Trust annual objectives-based incentive plan in amounts not to exceed the following: Mr. Smith, $165,375; Mr. Thomas, $56,563; Mr. Cantrell, $56,750; and Mr. Oakey, $56,563. If not for the merger, such bonus amounts would be determined based on full-year 2021 performance against preestablished objectives and would be paid in early 2022.

2)

The amounts represent the aggregate value of shares underlying (i) in-the-money options, and (ii) restricted stock units of Community Bankers Trust that, in each case, will accelerate and vest as a result of the merger. These values are calculated pursuant to the rules of the SEC and, with respect to the options, are different from, and significantly higher than, the values determined for purposes of Section 280G of the Code, which values are determined as of the date of the change in control and are based on several factors, including the stock’s fair market value and the length of time until the unvested options would otherwise have vested, assuming no change in control.

3)

The amounts represent the discounted present value of the projected account balance under the Community Bankers Trust non-qualified defined contribution retirement plan as of July 15, 2021 to Messrs. Smith, Thomas, Cantrell and Oakey, respectively, as follows: $21,404, $180,781, $226,548, $445,589, in excess of the account balance as of July 15, 2021, to which the officer would be entitled if not for the merger. The amounts include retirement contributions expected to be made by Community Bankers Trust immediately prior to the effective time of the merger for the benefit of the named executive officers based on the achievement of the greater of actual (not to exceed “maximum”) or “target” level performance objectives for 2021 pursuant to the Community Bankers Trust performance-driven retirement agreements, as described above, in approximately the following amounts: Mr. Smith, $264,600; Mr. Thomas, $33,938; Mr. Cantrell, $45,400; and Mr. Oakey, $45,250.

Accounting Treatment of the Merger

The merger will be accounted for using acquisition accounting, in accordance with GAAP, for accounting and financial reporting purposes. Under acquisition accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Community Bankers Trust as of the effective time of the merger will be recorded at their respective fair values and added to those of United Bankshares. Any excess of purchase price over the fair values is recorded as goodwill. Consolidated financial statements of United Bankshares issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical consolidated financial position or results of operations of Community Bankers Trust.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this prospectus and proxy statement as Appendix A and is incorporated by reference into this document. This summary may not contain all of the information about the merger agreement that may be important to you. You are urged to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Terms of the Merger

Each of the United Bankshares board of directors and the Community Bankers Trust board of directors has approved and adopted the merger agreement, which provides for the merger of Community Bankers Trust with and into United Bankshares. United Bankshares will be the surviving entity in the merger.

Each share of Community Bankers Trust common stock issued and outstanding immediately prior to the completion of the merger (other than shares held by United Bankshares and its subsidiaries, in each case except for shares held by them in a fiduciary capacity or as a result of debts previously contracted) will be converted into the right to receive 0.3173 shares of United Bankshares common stock, which is referred to herein as the exchange ratio. If the number of shares of common stock of United Bankshares changes before the merger is completed because of a reclassification, recapitalization, stock dividend, stock split, reverse stock split or similar event, then a proportionate adjustment will be made to the exchange ratio.

The United Bankshares articles of incorporation and the United Bankshares bylaws as in effect immediately prior to the completion of the merger will be the articles of incorporation and bylaws of the surviving entity.

After the effective time of the merger and as part of the same overall transaction, Essex Bank, a Virginia banking corporation and wholly-owned subsidiary of Community Bankers Trust, for no additional consideration and pursuant to the agreement and plan of merger dated June 2, 2021, attached as Exhibit 99.4 to the registration statement on Form S-4 of which this prospectus and proxy statement is a part, will merge with and into United Bank, a Virginia banking corporation, and a wholly-owned subsidiary of United Bankshares, or the bank merger. As a result of the bank merger, the separate existence of Essex Bank will cease and the corporate existence of United Bank, as the merged bank, shall continue unaffected and unimpaired by the bank merger and the merged bank shall be deemed to be the same business and corporate entity as each of Essex Bank and United Bank.

Treatment of Community Bankers Trust Stock Options

Under the merger agreement, at the effective time of the merger, each stock option to buy Community Bankers Trust common stock granted under a Community Bankers Trust equity compensation plan that is outstanding and not yet exercised immediately prior to the merger, whether vested or unvested, will vest pursuant to the terms thereof and will be converted into an option to acquire, on the same terms and conditions as were applicable under such stock option, the number of shares of United Bankshares common stock equal to (a) the number of shares of Community Bankers Trust common stock subject to such stock option multiplied by (b) 0.3173. Such product will be rounded down to the nearest whole number. The exercise price per share (rounded up to the next whole cent) of each United Bankshares stock option issued for a Community Bankers Trust stock option will equal (y) the exercise price per share of shares of Community Bankers Trust common stock that were purchasable pursuant to such Community Bankers Trust stock option divided by (z) 0.3173.

Each Community Bankers Trust stock option that is intended to be an “incentive stock option” (as defined in Section 422 of the Code) will be adjusted in accordance with the requirements of Section 424 of the Code and all Community Bankers Trust stock options will be adjusted in a manner that maintains the options’ exemption from Section 409A of the Code. At or prior to the effective time of the merger, Community Bankers Trust must use its reasonable best efforts to obtain any necessary consents from optionees with respect to the Community Bankers Trust equity compensation plans to permit replacement of the outstanding Community Bankers Trust stock options by United Bankshares and to permit United Bankshares to assume the Community Bankers Trust equity compensation plans. Community Bankers Trust must take all action necessary to amend the Community Bankers Trust equity compensation plans to eliminate automatic grants or awards thereunder following the effective time. At the effective time of the merger, United Bankshares will assume the Community Bankers Trust equity compensation plans, but such assumption will only be with respect to the United Bankshares replacement options granted pursuant to the merger agreement and United Bankshares will have no obligation to make any additional grants or awards under the Community Bankers Trust equity compensation plans.

Treatment of Community Bankers Trust Restricted Stock Units

Under the merger agreement, at the effective time of the merger, each restricted stock unit granted under a Community Bankers Trust stock plan that is outstanding immediately prior to the effective time of the merger shall vest only in accordance with the formula and other terms of the such stock plan, be cancelled and converted automatically into the right to receive shares of United common stock based on the 0.3173 exchange ratio. United shall issue the consideration for such restricted stock unit less applicable tax withholdings within five business days following the effective time of the merger. Any unvested restricted stock units that do not vest in accordance with a Community Bankers Trust equity compensation plan will be converted into restricted stock units of United Bankshares, as adjusted to take into account the exchange ratio.

Conditions of the Merger

The respective obligations of United Bankshares and Community Bankers Trust to consummate the merger are subject to the satisfaction of certain mutual conditions, including the following:

•

The shareholders of Community Bankers Trust approve the merger agreement and the transactions contemplated thereby, described in this prospectus and proxy statement, at the meeting of shareholders for Community Bankers Trust;

•

All regulatory approvals required by law to consummate the transactions contemplated by the merger agreement are obtained from the Federal Reserve, the Virginia Bureau of Financial Institutions and the other appropriate federal and/or state regulatory agencies, all waiting periods after such approvals required by law or regulation expire and no such approvals contain any conditions or restrictions that the United Bankshares Board determines, using reasonable good faith judgment, would be a materially financially burdensome regulatory condition;

•

The registration statement (of which this prospectus and proxy statement is a part) registering shares of United Bankshares common stock to be issued in the merger is declared effective and not subject to a stop order and no proceedings suspending the effectiveness of the registration statement shall have been initiated or threatened by the SEC;

•

The absence of any statute, rule, regulation, judgment, decree, injunction or other order being enacted, issued, promulgated, enforced or entered by a governmental authority effectively prohibiting consummation of the merger; and

•	Authorization for the listing on Nasdaq of the shares of United Bankshares common stock to be issued in the merger, subject to official notice of issuance.

In addition to the mutual conditions described above, United Bankshares’ obligation to consummate the merger is subject to the satisfaction, unless waived, of the following other conditions:

•

The representations and warranties of Community Bankers Trust made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and United Bankshares receives a certificate of the chief executive officer and the chief financial officer of Community Bankers Trust to that effect;

•

Community Bankers Trust performs in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger and delivers to United Bankshares a certificate of its chief executive officer and chief financial to that effect;

•

United Bankshares shall have received an opinion of Bowles Rice LLP, counsel to United Bankshares, dated as of the effective time of the merger, that the merger will be treated as a “reorganization” under Section 368 of the Code; and

•

Neither Rex L. Smith, III, President and Chief Executive Officer of Community Bankers Trust and Essex Bank nor United Bank shall have taken any action on or before the effective time of the merger to materially breach or to cancel or terminate the employment agreement dated June 2, 2021 regarding Mr. Smith’s employment with United Bank.

In addition to the mutual conditions described above, Community Bankers Trust’s obligation to complete the merger is subject to the satisfaction, unless waived, of the following other conditions:

•

The representations and warranties of United Bankshares made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and Community Bankers Trust receives a certificate of the chief executive officer and chief financial officer of United Bankshares to that effect;

•

United Bankshares performs in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger and delivers to Community Bankers Trust a certificate of its chief executive officer and chief financial officer to that effect; and

•

Community Bankers Trust shall have received an opinion of Williams Mullen, counsel to Community Bankers Trust, dated as of the effective time of the merger, that the merger will be treated as a “reorganization” under Section 368 of the Code.

Representations and Warranties

The merger agreement contains representations and warranties by United Bankshares and Community Bankers Trust. These representations and warranties are qualified by items previously disclosed and a materiality standard, which means that neither United Bankshares nor Community Bankers Trust is in breach of a representation or warranty unless the existence of any fact, event or circumstance, individually, or taken together with other facts, events or circumstances has had or is reasonably likely to have a material adverse effect on United Bankshares or Community Bankers Trust. These include, among other things, representations and warranties by United Bankshares and Community Bankers Trust to each other as to:

•	Organization and good standing of each entity and its subsidiaries;

•	Each entity’s capital structure;

•	Each entity’s power and authority relative to the execution and delivery of, and performance of its obligations under, the merger agreement;

•	Litigation and related matters;

•	Consents and approvals required;

•	Absence of conflicts between each entity’s obligations under the merger agreement and its charter documents and contracts to which it is a party or by which it is bound;

•	Accuracy of documents, including financial statements and other reports, filed by each entity with the SEC;

•	Absence of material adverse changes since December 31, 2020;

•	Regulatory matters;

•	Compliance with applicable laws, the Sarbanes-Oxley Act and accounting controls;

•	Absence of defaults under material contracts and agreements;

•	Employee benefit plans;

•	Absence of environmental problems;

•	Tax matters;

•	Absence of brokerage commissioners, except as disclosed for financial advisors;

•	Insurance matters;

•	Opinions of the parties’ respective financial advisors;

•	Allowance for loan and lease losses; and

•	Computer systems and technologies.

In addition to the representations and warranties listed above, Community Bankers Trust also made representations and warranties to United Bankshares with respect to the following:

•	Labor matters;

•	Risk management instruments;

•	The taking of all actions necessary to exempt the merger agreement from any takeover laws;

•	Books and records being fully and accurately maintained and fairly presenting events and transactions;

•	Loan matters;

•	Investment securities;

•	Assets; and

•	Investment advisory services.

No representation or warranty contained in the merger agreement shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in the merger agreement has had or is reasonably likely to have a “material adverse effect” on the party making the representation.

For the purposes of the merger agreement, a “material adverse effect” means any event, change, effect, development, state of facts, condition, circumstances or occurrence that, individually or in the aggregate, (i) is material and adverse to the financial position, results of operations or business of United Bankshares and its subsidiaries taken as a whole or Community Bankers Trust and its subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either United Bankshares or Community Bankers Trust to perform its obligations under the merger agreement or otherwise materially threaten or materially impede the consummation of the merger and the other transactions contemplated by the merger agreement; provided, that the impact of the following items shall not be deemed to be a material adverse effect:

•

Changes in tax, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities (including COVID-19 pandemic measures), except to the extent that such changes have a disproportionate impact on United Bankshares or Community Bankers Trust, as the case may be, relative to the overall effects on the banking industry;

•

Changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, except to the extent that such changes have a disproportionate impact on United Bankshares or Community Bankers Trust, as the case may be, relative to the overall effects on the banking industry;

•

Changes in economic conditions affecting financial institutions generally, including changes in market interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent that such changes have a disproportionate impact on United Bankshares or Community Bankers Trust, as the case may be, relative to the overall effects on the banking industry;

•	Any modifications or changes to valuation policies and practices in connection with the merger in accordance with GAAP;

•	Actions and omissions of United Bankshares or Community Bankers Trust taken with the prior written consent of the other in contemplation of the transactions contemplated by the merger agreement;

•

Any outbreak or escalation of hostilities or war (whether or not declared) or any act of terrorism, or any earthquakes, hurricanes, tornados or other natural disasters, or any national or global epidemic, pandemic or disease outbreak (including any outbreaks, epidemics or pandemics relating to COVID-19, or any variants or mutations thereof, or any other viruses, and the governmental and other responses thereto), or the material worsening of such conditions threatened or existing as of the date of the merger agreement (including any such changes arising out of the COVID-19 pandemic or any COVID-19 pandemic measures);

•

Failure of United Bankshares or Community Bankers Trust to meet any internal financial forecasts or any earnings projections (whether made by United Bankshares or Community Bankers Trust or any other person);

•	The public disclosure of the merger agreement and the impact thereof on relationships with customers or employees; or

•

The effects of compliance with the merger agreement on the operating performance of the parties, including, expenses incurred by the parties in consummating the transactions contemplated by the merger agreement.

Waiver and Amendment

Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefited by the provision or amended or modified by an agreement in writing between the parties, except that, after the special meeting, the merger agreement may not be amended if it would violate the Virginia Stock Corporation Act.

Indemnification; Directors’ and Officers’ Insurance

United Bankshares has agreed to indemnify the directors, officers and employees of Community Bankers Trust and its subsidiaries for a period of six years from the effective time of the merger to the fullest extent that Community Bankers Trust or any of its subsidiaries is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of the Commonwealth of Virginia, the articles of incorporation and bylaws of Community Bankers Trust and/or any of its subsidiaries and any indemnification agreements in effect between Community Bankers Trust and/or any of its subsidiaries and any director, officer or employee thereof. Additionally, United Bankshares has agreed to maintain in effect (i) the current indemnification provisions of the articles of incorporation and bylaws of Community Bankers Trust and/or its subsidiaries and (ii) any indemnification agreements in place with any directors, officers or employees of Community Bankers Trust and/or its subsidiaries, for a period of six years following the effective time of the merger.

United Bankshares has also agreed for a period of six years from the effective time of the merger to provided that portion of director’s and officer’s liability insurance that serves to reimburse the present and former officers and directors of Community Bankers Trust or any of its subsidiaries (determined as of the effective time) (as opposed to Community Bankers Trust) with respect to claims against such directors and officers arising from facts or events which occurred before the effective time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Community Bankers Trust. United Bankshares is not required to expend, on an annual basis, more than 200% of the current amount expended by Community Bankers Trust to maintain or procure such directors and officers liability insurance coverage. In lieu of the foregoing, United may obtain at or prior to the effective time of the merger a six-year “tail” policy under Community Bankers Trust’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed more than 200% of the current amount expended by Community Bankers Trust to maintain or procure such directors’ and officers’ liability insurance coverage.

Special Meeting; Board Recommendation

Community Bankers Trust agrees to take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval of the merger agreement and any other matters required to be approved by Community Bankers Trust’s shareholders for consummation of the merger, as promptly as practicable after this registration statement, of which this prospectus and proxy statement is a part, is declared effective.

The Community Bankers Trust board of directors shall recommend that the Community Bankers Trust shareholders approve and adopt the merger agreement and the transactions contemplated thereby. However, the Community Bankers Trust board of directors may fail to make such recommendation, or change, withdraw, qualify or modify, or publicly propose to change, withdraw, qualify or modify, in a manner that is adverse to United, any such recommendation, which we refer to as an adverse recommendation change, if the Community

Bankers Trust board of directors has, after having consulted with its financial advisor with respect to financial matters and having consulted with and considered the advice of its outside legal counsel, determined that the failure to make an adverse recommendation change would be reasonably likely to constitute a breach of the fiduciary duties of the members of the Community Bankers Trust board of directors under applicable law and complied with the terms set forth below.

Prior to making an adverse recommendation change, the Community Bankers Trust board of directors shall provide written notice to United Bankshares of its intent to announce an adverse recommendation change on the fifth business day following delivery of such notice, which notice shall specify any material terms and conditions of any applicable superior proposal (and include a copy thereof with all accompanying documentation, if in writing), and identify the person making such superior proposal, if applicable (it being understood that any amendment to any material term of such superior proposal shall require a new notice of recommendation change, except that, in such case, the five business day period referred to above shall be reduced to three business days following the delivery of such new notice of recommendation change).

After providing such notice of recommendation change, Community Bankers Trust shall negotiate in good faith with United Bankshares (if requested by United Bankshares) and provide United Bankshares reasonable opportunity during the subsequent five business day period to make such adjustments in the terms and conditions of the merger agreement as would enable the Community Bankers Trust board of directors to proceed without an adverse recommendation change (it being understood that United Bankshares shall not be required to propose any such adjustments). The Community Bankers Trust board of directors may make an adverse recommendation change, if, following such five business day period, determines in good faith, after consultation with its financial advisors and outside counsel, it determines that the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the members of the Community Bankers Trust board of directors under applicable law.

Acquisition Proposals

Community Bankers Trust agrees not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with any person relating to, any acquisition proposal. Community Bankers Trust has also agreed to cause its subsidiaries, officers, directors, agents, advisors and affiliates not to do so. Community Bankers Trust agreed to immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of the merger agreement with any parties other than United Bankshares with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an acquisition proposal. Community Bankers Trust agreed to inform United Bankshares promptly of all relevant details of any inquiries or contacts by third parties relating to the possible disposition of the business or the capital stock of Community Bankers Trust or any merger, change or control or other business combination involving Community Bankers Trust.

Notwithstanding these commitments, nothing in the merger agreement prohibits Community Bankers Trust, prior to the special meeting of Community Bankers Trust shareholders, and subject to compliance with the other terms of merger agreement, from furnishing nonpublic information to, or entering into discussions or negotiations with, any person that makes an unsolicited, bona fide written acquisition proposal with respect to Community Bankers Trust or any of its significant subsidiaries (that did not result from a breach of the applicable terms of the merger agreement), if, and only to the extent that (i) the Community Bankers Trust board of directors concludes in good faith, after consultation with and based upon the advice of outside legal counsel, that the failure to take such actions would be reasonably likely to constitute a breach of its fiduciary duties to its shareholders under applicable law, (ii) before taking such actions, Community Bankers Trust receives from such person an executed confidentiality agreement providing for reasonable protection of confidential information, which confidentiality agreement shall not provide such person or entity with any exclusive right to negotiate with Community Bankers Trust and shall contain terms and conditions no less favorable to Community Bankers Trust with respect to confidentiality than its confidentiality agreement with United Bankshares, and (iii) the Community Bankers Trust board of directors concludes in good faith, after consultation with its outside legal counsel and financial advisors, that the acquisition proposal constitutes or is reasonably likely to result in a superior proposal.

Community Bankers Trust shall promptly notify United Bankshares in writing of Community Bankers Trust’s receipt of any such acquisition proposal or inquiry, the material terms and conditions thereof, the identity of the person making such acquisition proposal or inquiry, and shall keep United Bankshares reasonably informed on a prompt basis, of the status and material terms of any such acquisition proposal and the status of discussions or negotiations with respect thereto, including any material amendments or proposed amendments as to price and other material terms thereof. Any violation of these restrictions by a representative of Community Bankers Trust shall be deemed a breach by Community Bankers Trust.

An “acquisition proposal” means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Community Bankers Trust or any of its significant subsidiaries or any proposal or offer to acquire equity interests representing 24.99% or more of the voting power of, or at least 24.99% of the assets or deposits of, Community Bankers Trust or any of its significant subsidiaries, other than the transactions contemplated by the merger agreement.

A “superior proposal” means an acquisition proposal that was received and considered by Community Bankers Trust in accordance with the applicable terms of the merger agreement that (i) would, if consummated, result in a transaction that is more favorable to Community Bankers Trust’s shareholders from a financial point of view than the merger, (ii) is fully financed or reasonably capable of being fully financed and (iii) is reasonably likely to receive all required approvals of governmental authorities on a timely basis and otherwise reasonably capable of being completed on the terms proposed.

If Community Bankers Trust, by a majority vote of members of the board of directors of Community Bankers Trust, terminates the merger agreement in order to concurrently enter into an agreement with respect to a superior proposal, provided that United Bankshares does not make a counteroffer that is at least as favorable to such proposal, it is obligated to pay to United Bankshares the termination fee equal to $12,132,000. See “– Effect of Termination; Termination Fee” on page 75.

Effective Time

The merger will be consummated and become effective upon the issuance of a certificate of merger by the Virginia State Corporation Commission and the West Virginia Secretary of State (or on such other date as may be specified in the articles of merger to be filed with the Virginia State Corporation Commission and the West Virginia Secretary of State). Provided that the conditions set forth in the merger agreement have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the effective time of the merger, United Bankshares and Community Bankers Trust shall cause the effective date of the merger to occur on the date immediately prior to the conversion of the data processing systems of Essex Bank with the data processing systems of United Bank. However, if such date has not occurred by December 6, 2021, then the parties shall cause the effective date of the merger to occur on the sooner of (i) five business days thereafter if all of the conditions of the merger have been satisfied or waived as of such date or (ii) five business days following the satisfaction or waiver of the conditions set forth in the merger agreement, unless another date is agreed to by Community Bankers Trust and United Bankshares.

Regulatory Approvals

The merger and the bank merger require the approval of the Federal Reserve and the Virginia Bureau of Financial Institutions.

The transactions contemplated by the merger agreement require approval by the Federal Reserve pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended, which we refer to as the BHCA, unless the

Federal Reserve waives that requirement, and pursuant to Section 18(c)(2)(B) of the Federal Deposit Insurance Act, which we refer to as the Bank Merger Act.

The Federal Reserve takes into consideration a number of factors when acting on applications filed under Section 3 of the BHCA and the Bank Merger Act. These factors include the effect of the merger on competitiveness in affected banking markets, the financial and managerial resources (including consideration of the capital adequacy, liquidity, and earnings performance, as well as the competence, experience and integrity of the officers, directors and principal shareholders, and the records of compliance with applicable laws and regulations) and future prospects of the combined organization. The Federal Reserve also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve has the authority to deny an application if it concludes that the combined organization would have inadequate capital. In addition, the Federal Reserve can withhold approval of the merger if, among other things, it determines that the effect of the merger would be to substantially lessen competition in the relevant market. Further, the Federal Reserve must consider whether the combined organization meets the requirements of the Community Reinvestment Act of 1977, which we refer to as the CRA, by assessing the involved entities’ records of meeting the credit needs of the local communities in which they operate, consistent with the safe and sound operation of such institutions.

In addition, a period of 15 to 30 days must expire following approval by the Federal Reserve before completion of the merger is allowed, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws.

The merger cannot be consummated prior to receipt of all required approvals. There can be no assurance that required regulatory approvals for the merger will be obtained or that the Federal Reserve will not request that United Bankshares withdraw its application (which it may do if issues arise during processing), and, if the merger is approved, as to the date of such approvals or whether the approvals will contain any unacceptable conditions. There can likewise be no assurance that the United States Department of Justice will not challenge the merger during the waiting period set aside for such challenges after receipt of approval from the Federal Reserve.

Under the merger agreement, United Bankshares is not required to agree to any condition or take any action if such agreement or the taking of such action is reasonably likely to result in any conditions or requirements that the United Bankshares board of directors reasonably determines in good faith would be materially financially burdensome to the business, operations, financial condition or results of operations of United Bankshares or Community Bankers Trust such that, had such condition or requirement been known, United Bankshares would not, in its reasonable good faith judgment, have entered into the merger agreement.

Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any necessary regulatory approvals or actions will be timely received or taken, that no action will be brought challenging such approval or action or, if such a challenge is brought, as to the result thereof, or that any such approval or action will not be conditioned in a manner that would cause the parties to abandon the merger. These approvals could be delayed or not obtained at all for various reasons, including an adverse development in either party’s regulatory standing, governmental or political inquiries, investigations or opposition, or changes in legislation or the political environment generally.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the exchange ratio for converting Community Bankers Trust common stock to United Bankshares common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

As of the date of this prospectus and proxy statement, United Bankshares and Community Bankers Trust have filed all required applications or waivers thereof for regulatory approval. United Bankshares filed an application with the Federal Reserve for approval under the Bank Merger Act and filed a request for a waiver of the prior approval requirement under Section 3 of the BHCA using procedures outlined in applicable regulations. Applications were filed by United Bankshares with the Virginia Bureau of Financial Institutions. The Virginia Bureau of Financial Institutions approved the applications on September 7, 2021. The application and request for waiver submitted to the Federal Reserve are still under review by the Federal Reserve. We cannot be certain when or if we will receive approval from the Federal Reserve, or if obtained, whether such approval will contain terms, conditions or restrictions not currently contemplated that will be detrimental to the combined company after completion of the merger.

Conduct of Business Pending the Merger

The merger agreement contains reciprocal forbearances made by Community Bankers Trust and United Bankshares to each other. Community Bankers Trust and United Bankshares have agreed that, until the effective time of the merger, neither of them nor any of their subsidiaries, without the prior written consent of, or as previously disclosed to, the other, will:

•

Conduct business other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse effect upon its ability to perform any of its material obligations under the merger agreement; or

•

Take any action that would, or is reasonably likely to, prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or knowingly take any action that is intended or is reasonably likely to result in any of the conditions to the merger not being satisfied, or a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law or regulation.

Community Bankers Trust has also agreed that, prior to the effective time, without the prior written consent of, or as previously disclosed to, United Bankshares, it will not and will cause each of its subsidiaries not to:

•	Make any capital expenditure in excess of $500,000 in the aggregate;

•

Other than pursuant to rights previously disclosed and outstanding on the date of the merger agreement, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Community Bankers Trust common stock or any rights to purchase Community Bankers Trust common stock, enter into any agreement with respect to the foregoing, or permit any additional shares of Community Bankers Trust common stock to become subject to new grants of employee or director stock options, other rights or similar stock based employee rights (other than equity compensation awards and issuances of Community Bankers Trust common stock, rights, employee or director stock options or similar equity compensation awards under a Community Bankers Trust equity compensation plan in the ordinary course of business consistent with past practice);

•

Except as previously disclosed, make, declare, pay or set aside for payment any dividend (other than quarterly cash dividends at a rate not to exceed $0.07 per share on Community Bankers Trust common stock and dividends from wholly-owned subsidiaries to Community Bankers Trust, or another wholly-owned subsidiary of Community Bankers Trust) on or in respect of, or declare or make any distribution on, any shares of Community Bankers Trust stock or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock;

•	Enter into or amend or renew any employment, change in control employment or similar agreement, consulting, compensation, bonus, severance or similar agreements or arrangements with any director,

officer, employee, consultant or other independent contractor service provider of Community Bankers Trust or its subsidiaries, except as previously disclosed, or grant any salary or wage increase other than normal individual increases in compensation to employees in the ordinary course of business consistent with past practice;

•

Enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) as previously disclosed or (iii) to satisfy previously disclosed contractual obligations existing as of the date of the merger agreement) any pension, retirement, stock option, stock purchase, or other equity incentive agreement, award or plan, savings, profit sharing, deferred compensation, supplemental employment retirement plan, performance driven retirement or similar agreement, consulting, bonus, group insurance, split dollar agreement or arrangement or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, employee, consultant or other independent contractor or other service provider of Community Bankers Trust or its subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock unit or other compensation or benefits payable thereunder;

•

Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its subsidiaries taken as a whole;

•

Except in the ordinary course of business, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity;

•	Amend Community Bankers Trust’s articles of incorporation or bylaws or the articles of incorporation or bylaws (or similar governing documents) of any of Community Bankers Trust’s subsidiaries;

•	Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or its regulatory authorities;

•

Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract or amend or modify any of its existing material contracts in a manner that is material to Community Bankers Trust and its subsidiaries, taken as a whole;

•

Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding that does not involve precedent for other material claims, actions or proceedings and that involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Community Bankers Trust and its subsidiaries taken as whole;

•

Except as required by applicable law or regulation, implement or adopt any material change in its interest rate or other risk management policies, practices or procedures, fail to materially follow existing policies or practices with respect to managing exposure to interest rate and other risk, or fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

•	Incur any indebtedness for borrowed money other than in the ordinary course of business;

•	Organize or approve the organization of any subsidiaries; or

•	Agree or commit to do any of the foregoing.

United Bankshares has agreed that, prior to the effective time, without the prior written consent of, or as previously disclosed to, Community Bankers Trust, it will not and will cause each of its subsidiaries not to:

•

Make, declare, pay or set aside for payment any extraordinary dividend, other than in connection with the United Bankshares stock repurchase program, provided that the foregoing restriction does not restrict United Bankshares from making, declaring or paying its regular quarterly cash dividends and dividends from wholly-owned subsidiaries to United Bankshares or another wholly-owned subsidiary of United Bankshares (which, for the avoidance of doubt, will continue to be paid);

•	Amend the United Bankshares articles of incorporation or bylaws in a manner that would materially and adversely affect the benefits of the merger to the shareholders of Community Bankers Trust; or

•	Agree or commit to do any of the foregoing.

Termination of the Merger Agreement

Community Bankers Trust and United Bankshares may mutually agree to terminate the merger agreement at any time upon a vote by a majority of the board of directors of each of Community Bankers Trust and United Bankshares.

Either Community Bankers Trust or United Bankshares may terminate the merger agreement if the merger is not complete by May 31, 2022, unless the failure of the merger to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate.

Either Community Bankers Trust or United Bankshares may terminate the merger agreement if (i) final action has been taken by any governmental authority whose approval is required for consummation of the merger and the other transactions contemplated by the merger agreement, which final action has become nonappealable and does not approve the merger agreement or the transactions contemplated by the merger agreement, or such governmental authority has approved of the merger agreement or the transactions contemplated by the merger agreement with a materially burdensome regulatory condition, or (ii) an application submitted to any governmental authority whose approval is required for the consummation of the merger has been permanently withdrawn at the request or suggestion of such governmental authority (except to the extent that such action, denial or withdrawal or the imposition of such condition is due to the failure of the party seeking to terminate to perform or observe the covenants of such party).

United Bankshares may terminate the merger agreement if any of the following occurs:

•

Community Bankers Trust materially breaches any of its representations, warranties, covenants or agreements under the merger agreement and does not or cannot cure the breach within 30 days of written notice of the breach;

•	The Community Bankers Trust shareholders do not approve the merger agreement;

•

As of May 31, 2022, (i) the continued accuracy of Community Bankers Trust’s representations and warranties in the merger agreement cannot be confirmed by Community Bankers Trust, (ii) the performance in all material respects of all of its obligations in the merger agreement cannot be confirmed by Community Bankers Trust, or (iii) Rex L. Smith, III, President and Chief Executive Officer of Community Bankers Trust and Essex Bank, has taken action on or before the effective time of the merger to materially breach or to cancel or terminate the employment agreement between United Bank and Mr. Smith dated June 2, 2021 (provided that such failure is not a result of United Bankshares’ failure to perform, in any material respect, any of its covenants or agreements contained in the merger agreement or the material breach by United Bankshares of any of its representations or warranties contained in the merger agreement);

•	The Community Bankers Trust board of directors fails (i) to recommend approval of the merger agreement, or changes, withdraws, qualifies or modifies in a manner that is adverse to United, (ii) to reaffirm its recommendation for approval of the merger agreement within 10 business days after United requests such reaffirmation in writing at any time following the public announcement of an acquisition proposal, or (iii) to comply in all material respects with its obligations under the merger agreement with respect to an acquisition proposal; or

•

Community Bankers Trust enters into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other similar agreement constituting or related to, or which is intended to or would be reasonably likely to lead to any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Community Bankers Trust or any of its significant subsidiaries or any proposal or offer to acquire equity interests representing 24.99% or more of the voting power of, or at least 24.99% of the assets or deposits of, Community Bankers Trust or any of its significant subsidiaries.

Community Bankers Trust may terminate the merger agreement if any of the following occurs:

•

United Bankshares materially breaches any of its representations, warranties, covenants or agreements under the merger agreement and does not or cannot cure the breach within 30 days of written notice of the breach;

•

As of May 31, 2022, United Bankshares is not able to confirm, (i) the continued accuracy of its representations and warranties in the merger agreement or (ii) the performance in all material respects of all of its obligations in the merger agreement (provided that such failure is not a result of Community Bankers Trust’s failure to perform, in any material respect, any of its covenants or agreements contained in the merger agreement or the material breach by Community Bankers Trust of any of its representations or warranties contained in the merger agreement); or

•

If both (i) the average of the closing sale prices of United Bankshares common stock, which we refer to as the average United Bankshares stock price, as reported on Nasdaq during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the latest of (A) the date on which the last regulatory approval necessary is received (and any statutory waiting period in respect thereof has expired) or (B) the date on which the Community Bankers Trust shareholders approve the merger, which we refer to as the determination date, is less than $33.37, and (ii) (1) the quotient of the average United Bankshares stock price divided by $41.71, shall be less than 80% of (2) the quotient of the average of the daily current market price of the KBW Regional Banking Index, which we refer to as the Index, for the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the determination date divided by the closing price for the Index on June 1, 2021 of $129.29. If Community Bankers Trust elects to terminate under the provision described above, United Bankshares shall have the option to increase the per share exchange ratio or pay an additional cash payment to each Community Bankers Trust shareholder as part of the merger consideration.

Additionally, Community Bankers Trust may terminate the merger agreement in order to enter into an agreement with respect to a superior proposal, provided that United Bankshares does not make a counteroffer that the Community Bankers Trust board of directors determines is at least as favorable to such proposal and Community Bankers Trust pays the termination fee described below.

Effect of Termination; Termination Fee

If the merger agreement is validly terminated, the merger agreement will become void without any liability on the part of any party except that provisions relating to expenses and the termination fee will continue in effect and termination will not relieve a breaching party from liability for any willful breach of the merger agreement.

Community Bankers Trust has agreed to pay a termination fee to United Bankshares equal to $12,132,000 if:

•

Community Bankers Trust terminates the merger agreement in order to concurrently enter into an agreement with respect to a superior proposal, provided United Bankshares does not make a counteroffer that the Community Bankers Trust board of directors determines is at least as favorable to such proposal;

•

United terminates the merger agreement because Community Bankers Trust enters into a letter of interest, memorandum of understanding, acquisition agreement, merger agreement or other similar agreement constituting or related to, or which is intended to or would be reasonably likely to lead to any proposal for a merger, consolidation or other business combination involving the offer or sale of 50.01% or more of the voting power, assets or deposits of Community Bankers Trust; or

•

United Bankshares terminates the merger agreement because (i) the Community Bankers Trust board of directors fails to recommend, withdraws, modifies or changes its recommendation of the merger in a manner adverse in any respect to the interests of United Bankshares or (ii) Community Bankers Trust fails to comply in all material respects with (A) its obligations to call a meeting of shareholders to approve the merger agreement and recommend approval of the same or (B) its obligations not to solicit acquisition proposals, and within 12 months after the date of termination of the merger agreement, Community Bankers Trust enters into an agreement with respect to another acquisition proposal or consummates another acquisition proposal.

Surrender of Stock Certificates

Computershare Limited will act as exchange agent in the merger and in that role will process the exchange of Community Bankers Trust stock certificates and non-certificated shares of Community Bankers Trust common stock, or book-entry shares, for United Bankshares common stock. The exchange agent, or United Bankshares and Community Bankers Trust if the exchange agent declines to do so, will also be making any computations required by the merger agreement, and all such computations will be conclusive and binding on the holders of Community Bankers Trust common stock in the absence of manifest error. In any event, do not forward your Community Bankers Trust stock certificates with your proxy card.

As soon as practicable after the effective time of the merger, but in no event later than five business days thereafter, United Bankshares shall cause the exchange agent to mail to each holder of record of one or more Community Bankers Trust stock certificates or book-entry shares representing shares of Community Bankers Trust common stock immediately prior to the effective time that have been converted at the effective time into the right to receive the merger consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Community Bankers Trust stock certificates shall pass, only upon proper delivery of the Community Bankers Trust stock certificates or book-entry shares to the exchange agent) and instructions for use in effecting the surrender of the Community Bankers Trust stock certificates or book-entry shares in exchange for book-entry shares representing the number of whole shares of United Bankshares common stock and any cash in lieu of fractional shares that the shares of Community Bankers Trust common stock represented by such Community Bankers Trust stock certificate or book-entry shares have been converted into the right to receive pursuant to the merger agreement, as well as any dividends or distributions to be paid pursuant to the merger agreement.

From and after the effective time, upon proper surrender of a Community Bankers Trust stock certificate or book-entry shares for exchange and cancellation to the exchange agent, together with such properly completed letter of transmittal, duly executed, the holder of such Community Bankers Trust stock certificates or book-entry shares shall be entitled to receive in exchange therefor, as applicable, (i) book-entry shares representing that number of whole shares of United Bankshares common stock to which such holder of Community Bankers Trust common stock shall have become entitled under the merger agreement and (ii) a check representing the amount of (A) any cash in lieu of fractional shares that such holder has the right to receive in respect of the Community Bankers Trust stock certificate or book-entry shares surrendered and (B) any dividends or distributions that the holder thereof has the right to receive pursuant to the merger agreement, and the Community Bankers Trust stock certificate or book-entry shares so surrendered shall forthwith be cancelled. Until surrendered, each Community Bankers Trust stock certificate or book-entry shares shall be deemed at any time after the effective time to represent only the right to receive, upon surrender, the merger consideration, any cash in lieu of fractional shares payable, and any cash in respect of dividends or distributions as contemplated by the merger agreement.

No dividends or other distributions declared with respect to United Bankshares common stock shall be paid to the holder of any un-surrendered Community Bankers Trust stock certificate or book-entry shares until the holder thereof has surrendered such Community Bankers Trust Stock Certificate or book-entry shares. After the surrender of a Community Bankers Trust stock certificate or book-entry shares, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, with respect to the whole shares of United Bankshares common stock that the shares of Community Bankers Trust common stock represented by such Community Bankers Trust stock certificate or book-entry shares have been converted into (i) with a record date and a payment date on or after the effective time and on or prior to the date of such surrender, and (ii) at the appropriate payment date, with a record date on or after the effective time but prior to the date of such surrender and a payment date subsequent to the date of such surrender.

After the completion of the merger, there will be no further transfers of Community Bankers Trust common stock. Community Bankers Trust stock certificates and book-entry shares presented for transfer after the completion of the merger will be cancelled and exchanged for the merger consideration.

If your Community Bankers Trust stock certificates have been either lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, our exchange agent, Computershare Limited, will send you instructions on how to provide evidence of ownership.

No Fractional Shares

Each holder of shares of common stock exchanged pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of United Bankshares common stock shall receive, in lieu thereof, cash (without interest) in an amount, without any interest thereon, equal to the product of (i) the volume-weighted average closing price on Nasdaq of United Bankshares common stock for the 20 full trading days ending on the second trading day immediately preceding the date on which the merger is completed multiplied by (ii) the fraction of a share of United Bankshares common stock that such holder would otherwise be entitled to receive. A Community Bankers Trust shareholder whose direct shareholdings are represented by multiple Community Bankers Trust stock certificates will have all shares associated with those stock certificates aggregated for purposes of calculating whole shares and cash in lieu of fractional shares to be received upon completion of the merger.

Assumption of Community Bankers Trust Trust Preferred Securities

At the effective time of the merger, United Bankshares will expressly assume all of Community Bankers Trust’s obligations under the debentures issued by Community Bankers Trust to BOE Statutory Trust I and any trust preferred securities issued by Community Bankers Trust that are intended to be “qualified trust preferred securities” (as defined in applicable regulatory capital guidelines) or that are eligible for such treatment as grandfathered trust preferred securities. In connection therewith, to the extent applicable, as of the effective time of the merger, United Bankshares will be substituted for Community Bankers Trust on such indentures and trust preferred securities and will have executed any and all documents, instruments and agreements, including any supplemental indentures, guarantees or declarations of trust required by the aforementioned indentures or the trust preferred securities issued by BOE Statutory Trust I, or as may reasonably be requested by the trustees thereunder, and thereafter shall perform all of Community Bankers Trust’s obligations with respect to the trust preferred securities issued by BOE Statutory Trust I.

No Dissenters’ or Appraisal Rights

Shareholders will not have any dissenters’ or appraisal rights in connection with the merger and the other matters described in this prospectus and proxy statement.

Accounting Treatment

The merger will be accounted for using acquisition accounting, in accordance with GAAP. As such, the assets and liabilities of Community Bankers Trust, as of the completion of the merger, will be recorded at their fair values as well as any identifiable intangible assets. Any remaining excess purchase price will be allocated to goodwill, will not be amortized and will be evaluated for impairment annually. Consolidated financial statements of United Bankshares issued after the consummation of the merger will reflect such values. In addition, costs incurred in connection with the business combination will be expensed as incurred unless related to the equity issuance. The operating results of Community Bankers Trust will be included in United Bankshares’ consolidated financial statements from the date the merger is consummated and afterwards.

Management and Operations after the Merger; Advisory Board

The current directors and senior officers of United Bankshares are expected to continue in their current positions. Information about the current United Bankshares directors and executive officers can be found in the documents listed under “Where You Can Find More Information” beginning on page 99.

All of the current members of the Board of Directors of Community Bankers Trust will be invited to serve on the United Bank’s Richmond Advisory Board or another appropriate advisory board maintained by United Bankshares or United Bank for the region in which such individuals reside.

Resales of United Bankshares Common Stock

The shares of United Bankshares common stock to be issued to shareholders of Community Bankers Trust under the merger agreement have been registered under the Securities Act and may be freely traded without restriction by holders, including holders who were affiliates of Community Bankers Trust on the date of the special meeting (except for such holders who become affiliates of United Bankshares as of the effective time of the merger via their appointment to the board of directors of United Bankshares or otherwise). All directors and executive officers of Community Bankers Trust are considered affiliates of Community Bankers Trust for this purpose.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

The following discussion and legal conclusions contained herein constitute and represent the opinion of Bowles Rice LLP, counsel to United Bankshares, and Williams Mullen, counsel to Community Bankers Trust, as to the material U.S. federal income tax consequences of the merger to “U.S. holders” of Community Bankers Trust common stock who exchange such stock for shares of United Bankshares common stock pursuant to the merger. This discussion is based upon the Code, existing and proposed Treasury Regulations, administrative pronouncements and judicial decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Such a change could affect the continuing validity of this summary. No assurance can be given that the IRS, would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

For purposes of this summary, a “U.S. holder” is a beneficial owner of Community Bankers Trust common stock that for U.S. federal income tax purposes is: (1) a citizen or resident of the United States; (2) a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof; (3) a trust (A) if (i) the administration thereof is subject to the primary supervision of a court within the United States, and (ii) one or more United States persons have the authority to control all substantial decisions of such trust or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or (4) an estate that is subject to U.S. federal income tax on its income regardless of the source.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds Community Bankers Trust common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Community Bankers Trust common stock, you should consult your tax advisor.

The following summary addresses only those U.S. holders that hold their Community Bankers Trust common stock as a capital asset within the meaning of Section 1221 of the Code. It does not address all the tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, including, without limitation: financial institutions; tax-exempt organizations; S corporations, partnerships or other pass-through entities (or an investor in an S corporation, partnership or other pass-through entity); insurance companies; mutual funds; controlled foreign corporations or passive foreign investment companies; regulated investment companies; real estate investment trusts; dealers in stocks or securities, or foreign currencies; non-U.S. holders; a trader in securities who elects the mark-to-market method of accounting for the securities; persons that hold shares as a hedge against currency risk, a straddle or a constructive sale or conversion transaction; holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and holders of Community Bankers Trust stock options, stock warrants or debt instruments. In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

The Merger

The merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Consummation of the merger is conditioned upon United Bankshares receiving an opinion from Bowles Rice LLP and upon Community Bankers Trust receiving an opinion from Williams Mullen, both to the effect that, based upon facts, representations and assumptions set forth in such opinions, the merger constitutes a reorganization within the meaning of Section 368(a) of the Code. The issuance of the opinions is conditioned on, among other things, such tax counsel’s receipt of representation letters from each of Community Bankers Trust or United Bankshares, in each case in form and substance reasonably satisfactory to such counsel, and on customary factual assumptions. Neither of these opinions of counsel is binding on the IRS or the courts and no ruling has been, or will be, sought from the IRS as to the U.S. federal income tax consequences of the merger. Accordingly, each Community Bankers Trust shareholder should consult its own tax advisor with respect to the particular tax consequences of the merger to such holder. If either Community Bankers Trust or United Bankshares waives the opinion condition after the registration statement of which this proxy statement and prospectus forms a part is declared effective by the SEC, and if the tax consequences of the merger to Community Bankers Trust and United Bankshares shareholders have materially changed, Community Bankers Trust and United Bankshares will recirculate appropriate soliciting materials to resolicit the votes of the Community Bankers Trust shareholders.

Consequences to Community Bankers Trust and United Bankshares

Each of Community Bankers Trust and United Bankshares will be a party to the merger within the meaning of Section  368(b) of the Code, and neither Community Bankers Trust nor United Bankshares will recognize any gain or loss as a result of the merger.

Consequences to Shareholders

Exchange of Community Bankers Trust Common Stock for United Bankshares Common Stock. U.S. holders of Community Bankers Trust common stock that exchange all of their Community Bankers Trust common stock solely for United Bankshares common stock will not recognize income, gain or loss for U.S. federal income tax purposes, except, as discussed below, with respect to cash received in lieu of fractional shares of United Bankshares common stock.

Cash in Lieu of Fractional Shares. U.S. holders of Community Bankers Trust common stock that receive cash in lieu of fractional shares of United Bankshares common stock in the merger generally will be treated as if the fractional shares of United Bankshares common stock had been distributed to them as part of the merger, and then redeemed by United Bankshares in exchange for the cash actually distributed in lieu of the fractional shares, with the redemption generally qualifying as an “exchange” under Section 302 of the Code. Consequently, those holders generally will recognize capital gain or loss with respect to the cash payments they receive in lieu of fractional shares measured by the difference between the amount of cash received and the holder’s adjusted tax basis allocable to the fractional shares, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period of such shares is greater than one year. The deductibility of capital losses is subject to limitations.

Basis in United Bankshares Common Stock. Each U.S. holder’s aggregate tax basis in United Bankshares common stock received in the merger will be equal to the U.S. holder’s aggregate adjusted tax basis in the Community Bankers Trust common stock exchanged in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received (described above). The holding period of United Bankshares common stock received by a U.S. holder in the merger will include the holding period of the Community Bankers Trust common stock exchanged in the merger if the Community Bankers Trust common stock exchanged is held as a capital asset at the time of the merger. If a U.S. holder acquired different blocks of Community Bankers Trust common stock at different times or at different prices, the United Bankshares common stock such holder receives will be allocated pro rata to each block of Community Bankers Trust common stock, and the basis and holding period of each block of United Bankshares common stock such holder receives will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Community Bankers Trust common stock exchanged for such block of United Bankshares common stock.

Backup Withholding and Reporting Requirements

U.S. holders of Community Bankers Trust common stock, other than certain exempt recipients, may be subject to backup withholding at a rate of 24% with respect to any cash payment received in the merger in lieu of fractional shares. However, backup withholding will not apply to any U.S. holder that either (a) furnishes to United Bankshares a correct taxpayer identification number and certifies that it is not subject to backup withholding and United Bankshares and its exchange agent have not received notice to the contrary or (b) otherwise proves to United Bankshares and its exchange agent that the U.S. holder is exempt from backup withholding.

In addition, U.S. holders of Community Bankers Trust common stock are required to retain permanent records and make such records available to any authorized IRS officers and employees. The records should include the number of shares of Community Bankers Trust stock exchanged, the number of shares of United Bankshares stock received, the fair market value and tax basis of Community Bankers Trust shares exchanged and the U.S. holder’s tax basis in the United Bankshares common stock received.

If a U.S. holder of Community Bankers Trust common stock that exchanges such stock for United Bankshares common stock is a “significant holder” with respect to Community Bankers Trust, the U.S. holder is required to include a statement with respect to the exchange on or with the federal income tax return of the U.S. holder for the year of the exchange. A U.S. holder of Community Bankers Trust common stock will be treated as a significant holder in Community Bankers Trust if the U.S. holder’s ownership interest in Community Bankers Trust is five percent (5%) or more of Community Bankers Trust’s issued and outstanding common stock or if the U.S. holder’s basis in the shares of Community Bankers Trust stock exchanged is one million dollars ($1,000,000) or more. The statement must be prepared in accordance with Treasury Regulation Section 1.368-3 and must be entitled “STATEMENT PURSUANT TO §1.368-3(b) BY [INSERT NAME AND TAXPAYER IDENTIFICATION NUMBER (IF ANY) OF TAXPAYER], A SIGNIFICANT HOLDER”. The statement must include the names and employer identification numbers of Community Bankers Trust and United Bankshares, the date of the merger, and the fair market value and tax basis of Community Bankers Trust shares exchanged (determined immediately before the merger).

The discussion of material U.S. federal income tax consequences set forth above does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Community Bankers Trust common stock. We strongly encourage shareholders of Community Bankers Trust to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

INFORMATION ABOUT UNITED BANKSHARES AND COMMUNITY BANKERS TRUST

United Bankshares

United Bankshares is a West Virginia corporation registered as a bank holding company pursuant to the BHCA. United Bankshares elected to be a financial holding company effective April 2, 2017. United Bankshares was incorporated on March 26, 1982, organized on September 9, 1982, and began conducting business on May 1, 1984 with the acquisition of three wholly-owned subsidiaries. Since its formation in 1982, United Bankshares has acquired 32 banking institutions. United Bankshares’ banking subsidiary, United Bank, a Virginia banking corporation, offers a full range of commercial and retail banking services and products. United Bankshares also owns nonbank subsidiaries that engage in other community banking services such as asset management, real property title insurance, investment banking, financial planning and brokerage services.

As a financial holding company, United Bankshares’ present business is community banking and mortgage banking. As of June 30, 2021, United Bankshares’ consolidated assets approximated $27.19 billion and total shareholders’ equity approximated $4.39 billion. At June 30, 2021, United Bankshares’ loan portfolio, net of unearned income, was $16.89 billion and its deposits were $21.57 billion.

The principal executive offices of United Bankshares are located in Charleston, West Virginia at 300 United Centre, 500 Virginia Street, East. The telephone number for United Bankshares’ principal executive offices is

(304) 424-8800. United Bankshares’ website can be accessed at https://www.ubsi-inc.com. Information contained on the websites of United Bankshares or any subsidiary of United Bankshares does not constitute a part of this prospectus and proxy statement and is not incorporated into other filings that United Bankshares makes with the SEC. United Bankshares’ common stock is traded on Nasdaq under the symbol “UBSI”.

United Bankshares banking subsidiary, United Bank, operates a total of 203 full-service and limited service branch offices consisting of 67 branch offices in Virginia, including its main office, 48 branch offices in West Virginia, 44 branch offices in North Carolina, 25 branch offices in South Carolina, 7 branch offices in Maryland, 7 branch offices in the District of Columbia, 4 branch offices in Pennsylvania and 1 branch office in Ohio.

For more information regarding United Bankshares, please see United Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2020, its quarterly report on Form 10-Q for the quarter ended June 30, 2021 and its proxy statement for its 2021 Annual Meeting of Shareholders, each of which are incorporated into this prospectus and proxy statement by reference.

Community Bankers Trust

Community Bankers Trust is a Virginia corporation registered as a bank holding company pursuant to the BHCA. Community Bankers Trust is the holding company for Essex Bank, a Virginia state commercial bank that was established in 1926.

Essex Bank engages in a general commercial banking business and provides a wide range of financial services primarily to individuals, small businesses and larger commercial companies, including individual and commercial demand and time deposit accounts, commercial and industrial loans, consumer and small business loans, real estate and mortgage loans, investment services, on-line and mobile banking products, and cash management services. Essex Services, Inc. is a wholly-owned subsidiary of Essex Bank. Essex Services and its financial consultants offer a broad range of investment products and alternatives through an affiliation with Infinex Investments, Inc., an independent broker-dealer. It also offers insurance products through Essex Bank’s ownership interest in Bankers Insurance, LLC, an independent insurance agency.

As of June 30, 2021, Community Bankers Trust’s consolidated assets approximated $1.75 billion and total shareholders’ equity approximated $179.7 million. At June 30, 2021, Community Bankers Trust’s loan portfolio, net of allowances for loan losses was approximately $1.20 billion and its deposits totaled approximately $1.49 billion.

Community Bankers Trust’s and Essex Bank’s executive offices and main branch are located at 9954 Mayland Drive, Richmond, Virginia 23233, and its telephone number is (703) 584-3400. Essex Bank operates a total of 24 branch locations consisting of 18 branch offices in Virginia, including its main office, and 6 branch offices in Maryland.

For more information regarding Community Bankers Trust, please see Community Bankers Trust’s Annual Report on Form 10-K for the year ended December 31, 2020, its quarterly report on Form 10-Q for the quarter ended June 30, 2021, and its proxy statement for its 2021 Annual Meeting of Shareholders, each of which are incorporated into this prospectus and proxy statement by reference.

DESCRIPTION OF UNITED BANKSHARES CAPITAL STOCK

General

The authorized capital stock of United Bankshares consists of 200,000,000 shares of common stock, par value $2.50 per share, and 50,000,000 shares of preferred stock, par value of $1.00 per share. United Bankshares has 134,165,180 shares of common stock issued (including 4,962,302 shares held as treasury shares) and no shares of preferred stock issued, each as of September 27, 2021. The outstanding shares are held by approximately 8,708 shareholders of record, as well as 39,312 shareholders in street name as of September 27, 2021. All outstanding shares of United Bankshares common stock are fully paid and nonassessable. The unissued portion of United Bankshares’ authorized common stock (subject to registration approval by the SEC) and the treasury shares are available for issuance as the board of directors of United Bankshares determines advisable.

On May 12, 2020, United Bankshares’ shareholders approved the 2020 Long-Term Incentive Plan, or the 2020 LTI Plan. The 2020 LTI Plan became effective May 13, 2020. An award granted under the 2020 LTI Plan may consist of any non-qualified stock options or incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance units or other-stock-based award. These awards all relate to the common stock of United Bankshares. The maximum number of shares of United Bankshares common stock which may be issued under the 2020 LTI Plan is 2,300,000. The 2020 LTI Plan will be administered by a board committee appointed by United Bankshares’ board of directors. Unless otherwise determined by the board, the compensation committee of the board shall administer the 2020 LTI Plan. The maximum number of options and stock appreciation rights, in the aggregate, which may be awarded to any individual key employee during any calendar year is 100,000. The maximum number of options and stock appreciation rights, in the aggregate, which may be awarded to any non-employee director during any calendar year is 10,000 or, if such award is payable in cash, the fair market value equivalent thereof. The maximum number of shares of restricted stock or shares subject to a restricted stock units award that may be granted during any calendar year is 225,000 shares to any individual key employee and 10,000 shares to any individual non-employee director. Subject to certain change in control provisions, the 2020 LTI Plan provides that all awards of will vest as the compensation committee determines in the award agreement, provided that no awards will vest sooner than 1/3 per year over the first three anniversaries of the award. United Bankshares adopted a clawback policy that applies to named executive officers and other executive officers and permits the compensation committee to cancel certain awards and to recoup gains realized from previous awards should United Bankshares be required to prepare an accounting restatement due to materially inaccurate performance metrics. A Form S-8 was filed on May 29, 2020 with the SEC to register all the shares which are available for issuance under the 2020 LTI Plan. As of September 27, 2021, the number of shares of United Bankshares common stock underlying awards issued under the 2020 LTI Plan that remain in effect are 330,484 shares.

The 2020 LTI Plan replaces the 2016 Long-Term Incentive Plan, or the 2016 LTI Plan, which expired on May 18, 2021. United Bankshares currently has options and restricted stock awards outstanding from the 2016 LTI Plan and various plans other than the 2020 LTI Plan, or the Prior Plans; however, no shares of United Bankshares common stock are available for grants under the Prior Plans as these plans have expired. Awards outstanding under the Prior Plans will remain in effect in accordance with their respective terms. The maximum term for options granted under the plans is 10 years. As of September 27, 2021, the number of shares of United Bankshares common stock underlying option awards and restricted stock awards issued under Prior Plans that remain in effect are 1,869,061 shares.

In October 2019, the United Bankshares board of directors approved a stock repurchase plan, whereby United Bankshares could buy up to 4,000,000 shares of its common stock in the open market. As of September 27, 2021, United Bankshares had repurchased 966,204 shares under the repurchase plan.

Common Stock

Voting Rights. United Bankshares has only one class of stock issued and outstanding and all voting rights are vested in the holders of United Bankshares common stock. On all matters subject to a vote of shareholders, the shareholders of United Bankshares will be entitled to one vote for each share of common stock owned. United Bankshares does not have a classified board of directors. Shareholders of United Bankshares have cumulative voting rights with regard to election of directors. At the present time, no senior securities of United Bankshares are outstanding, nor does the board of directors presently contemplate issuing senior securities.

Dividend Rights. The shareholders of United Bankshares are entitled to receive dividends when and as declared by its board of directors. Dividends have been paid quarterly. Dividends were $1.05 for the first nine months of 2021, $1.40 per share in 2020, $1.37 per share in 2019 and $1.36 per share in 2018. The payment of dividends is subject to the restrictions set forth in the West Virginia Business Corporation Act and the limitations imposed by the Federal Reserve.

Payment of dividends by United Bankshares is dependent upon receipt of dividends from its banking subsidiaries. Payment of dividends by United Bankshares’ state member banking subsidiary is regulated by the West Virginia Business Corporation Act and the limitations imposed by the Federal Reserve and generally, the prior approval of the Federal Reserve is required if the total dividends declared by a state member bank in any calendar year exceeds its net profits, as defined, for that year combined with its retained net profits for the preceding two years. Additionally, prior approval of the Federal Reserve is required when a state member bank has deficit retained earnings but has sufficient current year’s net income, as defined, plus the retained net profits of the two preceding years. The Federal Reserve may prohibit dividends if it deems the payment to be an unsafe or unsound banking practice. The Federal Reserve has issued guidelines for dividend payments by state member banks emphasizing that proper dividend size depends on the bank’s earnings and capital.

Liquidation Rights. Upon any liquidation, dissolution or winding up of its affairs, the holders of United Bankshares common stock are entitled to receive pro rata all of the assets of United Bankshares for distribution to shareholders. There are no redemption or sinking fund provisions applicable to the common stock.

Assessment and Redemption. Shares of United Bankshares common stock presently outstanding are validly issued, fully paid and nonassessable. There is no provision for any voluntary redemption of United Bankshares common stock.

Transfer Agent and Registrar. The transfer agent and registrar for United Bankshares common stock is Computershare Limited.

Preferred Stock

On December 23, 2008, the shareholders of United Bankshares authorized the issuance of preferred stock up to 50,000,000 shares with a par value of $1.00 per share. The authorized preferred stock may be issued by the United Bankshares board of directors in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the United Bankshares board of directors. Currently, no shares of preferred stock have been issued.

The authorization of preferred stock will not have an immediate effect on the holders of United Bankshares common stock. The actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock cannot be stated until the United Bankshares board of directors determines the specific rights of any shares of preferred stock. However, the effects might include, among other things, restricting dividends on common stock, diluting the voting power of common stock, reducing the market price of common stock or impairing the liquidation rights of the common stock without further action by the shareholders. Holders of the common stock will not have preemptive rights with respect to the preferred stock.

Preemptive Rights

No holder of any share of the capital stock of United Bankshares has any preemptive right to subscribe to an additional issue of its capital stock or to any security convertible into such stock.

Certain Provisions of the Bylaws

Indemnification and Limitations on Liability of Officers and Directors

As permitted by the West Virginia Business Corporation Act, the United Bankshares articles of incorporation contain provisions that indemnify its directors and officers to the fullest extent permitted by West Virginia law. These provisions do not limit or eliminate the rights of United Bankshares or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

In addition, the United Bankshares articles of incorporation provide for the indemnification of both directors and officers for expenses that they incur in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. United Bankshares has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

The rights of indemnification provided in the United Bankshares articles of incorporation are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling United Bankshares pursuant to the foregoing provisions, United Bankshares has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shares Eligible for Future Sale

All of the shares that will be exchanged for shares of United Bankshares common stock upon consummation of the merger will be freely tradable without restriction or registration under the Securities Act.

United Bankshares cannot predict the effect, if any, that future sales of shares of its common stock, or the availability of shares for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of shares of United Bankshares common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

COMPARATIVE RIGHTS OF SHAREHOLDERS

The rights of United Bankshares shareholders are governed by the West Virginia Business Corporation Act. The rights of Community Bankers Trust shareholders are governed by the Virginia Stock Corporation Act. The rights of shareholders under both corporations are also governed by their respective articles of incorporation and bylaws. Following the merger, the rights of Community Bankers Trust shareholders that receive United Bankshares common stock will be governed by the articles and bylaws of United Bankshares. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Community Bankers Trust’s articles of incorporation and bylaws, United Bankshares’ articles of incorporation and bylaws, Virginia law and West Virginia law.

Authorized Capital Stock

United Bankshares	Community Bankers Trust

200,000,000 shares of common stock, $2.50 par value per share and 50,000,000 shares of preferred stock, $1.00 par value per share.	200,000,000 shares of common stock, $0.01 par value per share and 5,000,000 shares of preferred stock, $0.01 par value per share.

Preemptive Rights

United Bankshares	Community Bankers Trust

The United Bankshares articles of incorporation provide that shareholders do not have preemptive rights to purchase, subscribe for, or take any part of any stock, whether unissued or treasury shares, or any part of the notes, debentures, bonds or other securities issued, optioned or sold by United Bankshares.	The articles of incorporation of Community Bankers Trust do not provide for preemptive rights to subscribe to or purchase any shares of any class of stock of Community Bankers Trust.

Size of Board of Directors

United Bankshares	Community Bankers Trust

United Bankshares’ bylaws provide that the board of directors shall consist of at least 5 and no more than 35 directors, provided that the number may be increased or decreased from time to time by an amendment to the bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. The United Bankshares board of directors currently consists of 13 individuals, all of whom are elected annually.	Community Bankers Trust’s bylaws provide that the board of directors shall be as fixed in such manner as may be determined by the vote of a majority of the directors then in office, but shall not be less than one. The Community Bankers Trust board of directors currently consists of 10 individuals.

Cumulative Voting for Directors

Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Where cumulative voting is not permitted, holders of all outstanding shares of voting stock of a corporation elect the entire board of directors of the corporation.

United Bankshares	Community Bankers Trust

United Bankshares shareholders are allowed to cumulate their votes in the election of directors. Each share of United Bankshares stock may be voted for as many individuals as there are directors to be elected. Directors are elected by a plurality of the votes cast by the holders entitled to vote at the meeting.	Community Bankers Trust shareholders are not allowed to cumulate their votes in the election of directors. Directors are elected at any meeting of shareholders at which a quorum is present if the votes cast for such director exceed the votes cast against such director, provided, however, that directors shall be elected by a plurality of the votes cast by the holders entitled to vote at the meeting if the number of director nominees is greater than the number of directors to be elected.

Classes of Directors

United Bankshares	Community Bankers Trust

United Bankshares only has one class of directors.	Community Bankers Trust has three classes of directors, with directors serving staggered three-year terms.

Qualifications of Directors

United Bankshares	Community Bankers Trust

United Bankshares has retirement provisions based on age and minimum requirements for stock ownership for outside directors in its Corporate Governance Policy.	Community Bankers Trust has retirement provisions based on age in its corporate governance guidelines.

Filling Vacancies on the Board

United Bankshares	Community Bankers Trust

United Bankshares’ bylaws provide that each vacancy existing on the board of directors and any directorship to be filled by reason of an increase in the number of directors, unless the articles of incorporation or bylaws provide that a vacancy shall be filled in some other manner, may be filled by the affirmative vote of a majority of the remaining directors at an annual, regular or special meeting of the board of directors. Any directorship to be filled by the board of directors by reason of a vacancy or an increase in the number of directors may be filled for a term of office continuing only until the next election of directors by the shareholders.	Community Bankers Trust’s articles of incorporation and bylaws provide that any vacancy in the board of directors, including vacancies resulting from any increase in the authorized number of directors may be filled by a vote of the remaining directors then in office, although less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Removal of Directors

United Bankshares	Community Bankers Trust

Under West Virginia law any member of the board may be removed, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors; provided, however, that a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal.	Community Bankers Trust’s bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. The notice calling such meeting shall state the intention to act upon such matter, and the vacancy or vacancies, if any, caused by such removal shall be filled at such meeting by a vote of the holders of a majority of the shares entitled to vote at an election of directors.

Notice of Shareholder Proposals and Director Nominations

United Bankshares	Community Bankers Trust

Shareholders may make a nomination for director provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President of United Bankshares no later than 10 days from the date the notice on the meeting of shareholders was mailed; however, in the event the notice is mailed less than 13 days prior to the meeting, such nomination or nominations must be received no later than three days prior to any meeting of the shareholders wherein directors are to be elected. United Bankshares’ bylaws do not address shareholder proposals except with regard to the nomination of directors.	Community Bankers Trust’s bylaws provide that any shareholder may propose business to be considered at the annual meeting of shareholders, or nominate an individual for election to the board, only if written notice of such proposed business or nomination has been given to, and received by, the Secretary of Community Bankers Trust not less than 60 nor more than 90 days prior to the date of the scheduled annual meeting; provided, however, in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which such public disclosure was made. If proposing business, the shareholder’s written notice must include, (a) as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the shareholder in such business, and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class, series and number of shares of capital stock of Community Bankers Trust which are beneficially owned by the shareholder. If nominating a director, the shareholder’s written notice must include, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of Community Bankers Trust which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act, as amended. As to the shareholder giving the notice (a) the name and record address of the shareholder and (b) the class and number of shares of capital stock of Community Bankers Trust which are beneficially owned by the shareholder must be included.

Anti-Takeover Provisions – Business Combinations

United Bankshares	Community Bankers Trust

United Bankshares’ articles of incorporation and bylaws do not contain any anti-takeover provisions. In addition, West Virginia corporate law does not contain statutory provisions concerning restrictions on business combinations.	Community Bankers Trust’s articles of incorporation and bylaws do not contain any anti-takeover provisions. Under Virginia law, there are statutory provisions concerning “affiliated transactions” and “control share acquisitions,” neither of which is applicable to the transactions contemplated by the merger.

Shareholder Action Without a Meeting

West Virginia law provides that action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting and without prior notice, if a written consent which describes the action is signed by all of the shareholders entitled to vote on the matter and is filed with the records of the shareholder meeting.

Unless otherwise set forth in the corporation’s articles of incorporation, Virginia law provides that action required or permitted by law to be adopted or taken at a shareholders’ meeting may be adopted or taken without a meeting and if the action is adopted or taken by all shareholders entitled to vote on the action, and any such written consent shall be signed by all shareholders entitled to vote on the action, bear the date of each signature and delivered for inclusion with the minutes or corporate records of the corporation.

United Bankshares	Community Bankers Trust

United Bankshares’ articles of incorporation and bylaws are silent as to shareholder action without a meeting. Accordingly, West Virginia law would govern.	Community Bankers Trust’s bylaws provide that any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Calling Annual Meetings of Shareholders

United Bankshares	Community Bankers Trust

The annual meeting of the shareholders of United Bankshares shall be held on the third Monday in May of each calendar year or on such other date as may be designated in the notice and call of such meeting, at the principal office of United Bankshares, or at such other place either within or without the State of West Virginia as the board of directors shall, from time to time, determine, and the place and the hour at which such meeting shall be held shall be stated in the notice and call of such meeting.	The annual meeting of shareholders for the election of directors and for the transaction of whatever other business may properly come before the meeting, shall be held at such date, time and place, either within or without the Commonwealth of Virginia, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting

Notice of Meetings

United Bankshares	Community Bankers Trust

United Bankshares’ bylaws require that the notice of annual and special meetings be given by mailing to each shareholder a written notice specifying the time and place of such meeting, and, in the case of special meetings, the business to be transacted. The notice must be mailed to the last addresses of the shareholders as they respectively appear upon the books of United Bankshares, and in the case of annual meetings, not less than 10 days, and in the case of special meetings, not less than 5 days, before the date of such meeting.	Notice of any annual or special meeting of Community Bankers Trust shareholders must be mailed postage prepaid, at least 10 days prior to but not more than 60 days prior to the date thereof, addressed to each shareholder at his or her address appearing on the books of Community Bankers Trust unless notice is waived by unanimous consent of all shareholders. However, Virginia law requires that for a meeting of shareholders to act on an amendment to the articles of incorporation, a plan of merger, a share exchange or certain other extraordinary measures specified by Virginia law, notice must be given at least 25 days prior to, but not more than 60 days prior to, the meeting.

Vote Required for Amendments to Articles of Incorporation and Certain Transactions

West Virginia law and Virginia law provide that on matters other than the election of directors and certain extraordinary corporate actions, if a quorum is present, then action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law or the articles of incorporation or bylaws. The articles of incorporation or bylaws of United Bankshares and Community Bankers Trust do not require a greater number. An abstention is not considered a “vote cast” for purposes of the voting requirements, but a shareholder who abstains in person or by proxy is considered present for purposes of the quorum requirement.

United Bankshares	Community Bankers Trust

Under West Virginia law, the United Bankshares articles of incorporation may be amended by the affirmative vote of a majority of all votes of shareholders entitled to be cast on the matter, unless a	Under Virginia law, any amendments to a corporation’s articles of incorporation must be approved by a majority of each voting group entitled to vote on the amendment by more than two-thirds of different number is specified in the articles of incorporation or required by the board of directors. The United Bankshares articles of incorporation do not specify a different number.

Under West Virginia law, a consolidation, merger, share exchange or transfer must be approved by the shareholders of the corporation at a meeting at which a quorum exists consisting of at least a majority of the votes entitled to be cast on the matter. The United Bankshares articles of incorporation do not provide for a different number.

all the votes entitled to be cast by that voting group. The articles of incorporation may provide for a greater or lesser vote or a vote by separate voting groups so long as the vote provided for is not less than a majority of all the votes cast on the amendment by each voting group entitled to vote on the amendment at a meeting at which a quorum of the voting group exists.

Community Bankers Trust’s amended and restated articles of incorporation are silent as to voting required for amendments, therefore the two-thirds requirement outlined above is necessary for any amendment to the articles of incorporation.

Community Bankers Trust’s articles of incorporation provide that the directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the shareholders or at any meeting of the shareholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of Community Bankers Trust which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of shareholders be there represented in person or by proxy). Any contract or act would include a consolidation, merger, share exchange or transfer.

Amendment of Bylaws

United Bankshares	Community Bankers Trust

Under West Virginia law, the United Bankshares bylaws may be amended by the affirmative vote of a majority of all votes of shareholders entitled to be cast on the matter, unless a different number is specified in the articles of incorporation or required by the board of directors. The United Bankshares articles of incorporation do not specify a different number.

Under West Virginia law and United Bankshares’ bylaws, both the board of directors and shareholders have the power to amend the bylaws.

Community Bankers Trust’s bylaws may be amended or repealed at any meeting of the board of directors, by a vote of a majority of the total number of directors present at the meeting at which there is a quorum, or at any special or annual meeting of shareholders, by a vote of a majority of the shares of Community Bankers Trust’s capital stock issued, outstanding and entitled to vote, so represented in person or by proxy at the meeting if there is a quorum.

Appraisal Rights

United Bankshares	Community Bankers Trust

Under West Virginia law, shareholders are generally entitled to object and receive payment of the fair value of their stock in the event of any of the following corporate actions: merger, transfer of all or substantially all of the corporation’s assets, participation in a share exchange as the corporation the stock of which is to be acquired, or an amendment to the articles of incorporation that reduces the number of shares of a class or series owned by shareholders to a fraction of a share if the corporation has the obligation or right to repurchase the fractional shares. However, appraisal rights are not available to shareholders in the event of one of the foregoing corporate actions if the stock is (i) listed on the New York Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held by 2,000 or more shareholders and the outstanding shares of stock, excluding shares held by affiliates or shareholders holding more than 10% of the outstanding shares, have an aggregate market value of $20 million or more.

Appraisal rights will not be available to the shareholders of United Bankshares in connection with the proposed merger of Community Bankers Trust into United Bankshares because the stock of United Bankshares is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

Under Virginia law, shareholders are generally entitled to object and receive payment of the fair value of their stock in the event of any of the following corporate actions: merger, transfer of all or substantially all of the corporation’s assets, participation in a share exchange as the corporation the stock of which is to be acquired, or an amendment to the articles of incorporation that reduces the number of shares of a class or series owned by shareholders to a fraction of a share if the corporation has the obligation or right to repurchase the fractional shares. However, appraisal rights are not available to shareholders in the event of one of the foregoing corporate actions if the stock is traded in an organized market or the company has more than 2,000 shareholders.

Appraisal rights will not be available to the shareholders of Community Bankers Trust in connection with the proposed merger because the stock of Community Bankers Trust is listed on Nasdaq.

Dividends

United Bankshares	Community Bankers Trust

A West Virginia corporation generally may pay dividends in cash, property or its own shares except when the corporation is unable to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any shareholders who have rights superior to those receiving the dividend.	A Virginia corporation generally may pay dividends in cash, property or its own shares except when the corporation is unable to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any shareholders who have rights superior to those receiving the dividend. In addition, as is true for Community Bankers Trust, other restrictions may apply under laws and regulations affecting bank holding companies, including the responsibility to maintain adequate capital in its banking subsidiary.

Discharge of Duties; Exculpation and Indemnification

West Virginia law requires that a director of a West Virginia corporation discharge duties as a director in good faith, in a manner reasonably believed to be in the best interest of the corporation and with the care that a person in a like position would reasonably believe appropriate under similar circumstances.

Virginia law requires that a director of a Virginia corporation discharge duties as a director in accordance with his or her good faith business judgment of the best interests of the corporation.

United Bankshares	Community Bankers Trust

United Bankshares’ articles of incorporation provide that each director or officer of United Bankshares shall be indemnified for costs and expenses arising out of any criminal or civil suit or proceeding against the director or officer by reason of being a director or officer of United Bankshares. However, a director or officer shall not be indemnified if he or she is adjudged in such suit or proceeding to be liable for gross negligence or willful misconduct in performance of a duty owed to the corporation.	Community Bankers Trust’s articles of incorporation provide that a director or officer of Community Bankers Trust shall not be liable to Community Bankers Trust or its shareholders for monetary damages, except for liability resulting from such person having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Community Bankers Trust’s articles of incorporation provide that the corporation shall indemnify (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the corporation or brought by or on behalf of shareholders of the corporation, by reason of the fact that he or she is or was a director or officer of the corporation, or (b) any director or officer who is or was serving at the request of the corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of the criminal law. The directors, by majority vote of a quorum consisting of disinterested directors, may cause the corporation to indemnify or contract to indemnify any person who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer or employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF

UNITED BANKSHARES

The following table sets forth certain information as of September 27, 2021, concerning the number and percentage of shares of United Bankshares common stock beneficially owned by each of United Bankshares’ directors and named executive officers and by United Bankshares’ directors and executive officers as a group. In addition, the table includes information with respect to persons known to United Bankshares who own or may be deemed to own more than 5% of United Bankshares common stock as of September 27, 2021. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the individual living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director, or executive officer can vest title in himself or herself at once or at some future time. Except as otherwise indicated, all shares are owned directly, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security.

	Number of Shares Beneficially Owned (2)		Percentage of Class Beneficially Owned
5% Shareholders:

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	16,623,013	(3)	12.87%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	12,032,542	(4)	9.31%

State Street Corporation One Lincoln Street, Boston, MA 02111	9,280,760	(5)	7.18%

Directors:
Richard M. Adams(1)	1,131,740		*
Charles L. Capito, Jr.	6,009		*
Peter A. Converse	434,302		*
Michael P. Fitzgerald	207,813		*
Theodore J. Georgelas	53,571		*
Patrice A. Harris, MD, MA, FAPA	5,054		*
J. Paul McNamara	80,485		*
Mark R. Nesselroad	70,158		*
Jerold L. Rexroad	148,280		*
Albert H. Small, Jr.	9,660		*
Mary K. Weddle	16,963		*
Gary G. White	33,984		*
P. Clinton Winter	521,802		*
Named Executive Officers:
Richard M. Adams, Jr.	196,448		*
James J. Consagra, Jr.	171,212		*
W. Mark Tatterson	126,362		*
Darren K. Williams	60,709		*
Directors and Executive Officers as a group (18 persons):	5,993,682		4.64%

*	Percentage of ownership is less than one percent of the outstanding shares of United Bankshares common stock.

Footnotes:

(1)	Richard M. Adams is also a Named Executive Officer.

(2)

Amounts reflect shares of common stock that could be acquired through the exercise of stock options within 60 days after September 27, 2021. Amounts also Include stock held by United Bank’s Trust Department which shares beneficial ownership as described in this footnote. The following directors each exercise voting authority over the number of shares indicated as follows: Ms. Weddle, 7,787 shares and Mr. Winter, 33,563 shares. United Bank’s Board of Directors exercises voting authority over 2,653,086 shares held by United Bank’s Trust Department. All of these shares are included in the 5,993,682 shares held by all directors and executive officers as a group. Also includes shares pledged as collateral as follows: Mr. Converse, 100,000 shares; Mr. Georgelas, 44,428 shares; and Mr. Winter, 112,412 shares.

(3)

BlackRock, Inc., or BlackRock, is a global investment management firm that serves institutional and retail clients, including pension funds, foundations, endowments, official institutions, insurance companies, subadvisory relationships, high net worth individuals, family offices and private banks. BlackRock beneficially owns 16,623,013 or 12.87% of United Bankshares’ common stock. BlackRock holds sole dispositive authority for the 16,623,013 shares and sole voting authority over 16,379,199 shares. BlackRock’s address and holdings are based solely on a Schedule 13G filing with the Securities and Exchange Commission dated January 26, 2021 made by BlackRock setting forth information as of December 31, 2020. The Percentage of Class Beneficially owned is based on United Bankshares’ 129,202,878 issued and outstanding shares as of September 27, 2021.

(4)

The Vanguard Group, or Vanguard, is one of the world’s largest investment management companies, serving individual investors, institutions, employer-sponsored retirement plans, and financial professionals. Vanguard beneficially owns 12,032,542 or 9.31% of United Bankshares’ common stock. Of these beneficially-owned shares, Vanguard holds shared voting authority over 125,219 shares, sole dispositive authority over 11,800,633 shares, and shared dispositive authority over 231,909 shares. Vanguard’s address and holdings are based solely on a Schedule 13G filing with the Securities and Exchange Commission dated February 8, 2021 made by Vanguard setting forth information as of December 31, 2020. The Percentage of Class Beneficially owned is based on United Bankshares’ 129,202,878 issued and outstanding shares as of September 27, 2021.

(5)

State Street Corporation. or State Street, is a global financial services provider that offers a flexible suite of services that spans the investment spectrum, including investment management, research and trading, and investment servicing. State Street beneficially owns 9,280,760 or 7.18% of United Bankshares’ common stock. State Street holds shared dispositive authority for the 9,280,760 shares and shared voting authority over 8,773,805 shares. State Street’s address and holdings are based solely on a Schedule 13G filing with the Securities and Exchange Commission dated February 11, 2021 made by State Street setting forth information as of December 31, 2020. The Percentage of Class Beneficially owned is based on United Bankshares’ 129,202,878 issued and outstanding shares as of September 27, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF COMMUNITY BANKERS TRUST

The following table sets forth certain information as of September 27, 2021, concerning the number and percentage of shares of Community Bankers Trust common stock beneficially owned by each of Community Bankers Trust’s directors and named executive officers and by Community Bankers Trust’s directors and executive officers as a group. No persons known to Community Bankers Trust own or may be deemed to own more than 5% of Community Bankers Trust common stock. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the individual living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director, or executive officer can vest title in himself or herself at once or at some future time. Except as otherwise indicated, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security.

	Number of Shares of Common Stock Beneficially Owned (2)	Exercisable Options for Common Stock	Percentage of Class Beneficially Owned
Directors:
Gerald F. Barber	38,094	—		*
Hugh M. Fain, III	16,242	—		*
William E. Hardy	45,653	—		*
Ira C. Harris	3,945	—		*
Gail L. Letts	7,151	—		*
Eugene S. Putnam, Jr.	115,041	—		*
S. Waite Rawls III	58,062	—		*
Rex L. Smith, III (1)	128,653	255,000		*
Oliver L. Way	32,988	—		*
Robin Traywick Williams	88,690	—		*
Named Executive Officers:
Bruce E. Thomas	17,037	81,250		*
Jeff R. Cantrell	30,875	72,500		*
John M. Oakey, III	25,475	141,250		*
Current Directors and Executive Officers as a Group (16 persons)	623,633	702,500	5.72%

*	Percentage of ownership is less than one percent of the outstanding shares of Community Bankers Trust common stock.
(1)	Rex L. Smith, III is also a Named Executive Officer.
(2)

Amounts reflect whole numbers of shares only. Certain directors and executive officers own a fractional share of common stock as a result of automatic dividend reinvestments. Amounts also include the following shares of common stock that the individual owns directly or indirectly through affiliated corporations, close relatives and dependent children or as custodians or trustees: Barber, 6,347 shares; Letts, 149 shares; Putnam, 3,200 shares; and Williams, 4,260 shares.

(3)	Amounts reflect shares of common stock that could be acquired through the exercise of stock options within 60 days after September 27, 2021.

LEGAL MATTERS

Williams Mullen and Bowles Rice LLP will opine as to the qualification of the merger as a reorganization within the meaning of Section 368(a) of the Code. Bowles Rice LLP will opine as to the legality of the common stock of United Bankshares offered by this prospectus and proxy statement.

EXPERTS

The consolidated financial statements of United Bankshares appearing in United Bankshares’ Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of United Bankshares’ internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Community Bankers Trust appearing in Community Bankers Trust’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Yount, Hyde, & Barbour. P.C., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

COMMUNITY BANKERS TRUST ANNUAL MEETING SHAREHOLDER PROPOSALS

If the merger is completed, Community Bankers Trust will not have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the merger is not completed or if Community Bankers Trust is otherwise required to do so under applicable law, Community Bankers Trust will hold a 2022 annual meeting of shareholders. Any nominations for directors or proposals for other business intended to be presented at Community Bankers Trust’s next annual meeting must be submitted to Community Bankers Trust as set forth below.

All proposals, including nominations for directors, submitted by shareholders for presentation in the proxy statement for the 2022 annual meeting of shareholders must comply with the SEC’s rules regarding shareholder proposals. In addition, the Community Bankers Trust’s Bylaws require that for any business to be properly brought before an annual meeting by a shareholder, the Community Bankers Trust’s Secretary must have received written notice thereof not less than 60 nor more than 90 days prior to the meeting (or not later than 10 days after a notice or public disclosure of such meeting date if such disclosure occurs less than 70 days prior to the date of the meeting). The notice must set forth:

•	for nominations for directors, as to each person whom the shareholder proposes to nominate for election as a director

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the class and number of shares of capital stock of the Community Bankers Trust that are beneficially owned by the person; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC; and

•	for other business, as to each matter the shareholder proposes to bring before the annual meeting

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

•	any material interest of the shareholder in such business; and

•	as to the shareholder giving the notice

•	the name and record address of the shareholder; and

•	the class, series and number of shares of capital stock of the Community Bankers Trust that are beneficially owned by the shareholder.

The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the shareholder has not provided timely written notice as required by the Community Bankers Trust Bylaws.

Any proposal of a shareholder intended to be presented at the Community Bankers Trust’s 2022 annual meeting of shareholders and included in the proxy statement and form of proxy for that meeting must be received by the Corporate Secretary of Community Bankers Trust no later than December 20, 2021.

WHERE YOU CAN FIND MORE INFORMATION

United Bankshares filed with the SEC under the Securities Act the registration statement on Form S-4 to register the shares of United Bankshares common stock to be issued to Community Bankers Trust shareholders in connection with the merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about United Bankshares and its common stock. The rules and regulations of the SEC allow United Bankshares to omit certain information included in the registration statement from this prospectus and proxy statement. This prospectus and proxy statement is part of the registration statement and is a prospectus of United Bankshares in addition to being Community Bankers Trust’s proxy statement for its special meeting.

Both United Bankshares (File No. 002-86947) and Community Bankers Trust (File No. 01-32590) file reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC. United Bankshares and Community Bankers Trust also post their SEC filings on their respective websites. The website addresses are www.ubsi-inc.com and www.cbtrustcorp.com, respectively. Information contained on the United Bankshares website or the Community Bankers Trust website is not incorporated by reference into this prospectus and proxy statement, and you should not consider information contained in its website as part of this prospectus and proxy statement.

The SEC allows United Bankshares and Community Bankers Trust to “incorporate by reference” information into this prospectus and proxy statement. This means that we can disclose important information to you by referring you to another document filed separately by United Bankshares and Community Bankers Trust with the SEC. The information incorporated by reference is considered to be a part of this prospectus and proxy statement, except for any information that is superseded by information that is included directly in this prospectus and proxy statement or by information contained in documents filed with or furnished to the SEC after the date of this prospectus and proxy statement.

This prospectus and proxy statement incorporates by reference the documents listed below that United Bankshares has previously filed with the SEC, other than, in each case, documents or information deemed to have been furnished and not filed according to the SEC rules:

• Annual Report on Form 10-K	Year ended December 31, 2020.

• Quarterly Reports on Form 10-Q	Filed on May 10, 2021 and August 9, 2021.

• Proxy Statement on Schedule 14A for the 2021 annual meeting of United Bankshares Shareholders	Filed on March 30, 2021.

• Current Reports on Form 8-K	Filed on February 26, 2021, May 17, 2021 and June 3, 2021.

•  The description of United Bankshares common stock set forth in United Bankshares’ registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions

Filed on May 1, 1984.

This prospectus and proxy statement incorporates by reference the documents listed below that Community Bankers Trust has previously filed with the SEC, other than, in each case, documents or information deemed to have been furnished and not filed according to the SEC rules:

• Annual Report on Form 10-K	Year ended December 31, 2020.

• Quarterly Reports on Form 10-Q	Filed on May 14, 2021 and August 13, 2021.

• Proxy Statement on Schedule 14A for the 2021 annual meeting of Community Bankers Trust	Filed on April 23, 2021.

• Current Reports on Form 8-K	Filed on March 25, 2021 (Amendment No. 1), March 25, 2021, May 27, 2021, June 3, 2021 and July 30, 2021 (Item 8.01 only).

United Bankshares and Community Bankers Trust also incorporate by reference additional documents that may be filed under Sections 13(a) and 15(d) of the Exchange Act with the SEC between the date of this prospectus and proxy statement and the date of Community Bankers Trust’s special meeting of shareholders or the termination of the merger agreement. These include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You can obtain additional copies of the documents incorporated by reference in this prospectus and proxy statement free of charge by requesting them in writing or by telephone from the following address:

United Bankshares, Inc. 514 Market Street Parkersburg, West Virginia 26102 Attention: Shelli Adams Telephone: (304) 424-8800	Community Bankers Trust Corporation 9954 Mayland Drive, Suite 2100 Richmond, Virginia 23233 Attention: John M. Oakey, III Telephone: (804) 934-9999

If you would like to request any documents, please do so by November 9, 2021, in order to receive them before the Community Bankers Trust shareholder meeting.

Neither United Bankshares nor Community Bankers Trust has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this prospectus and proxy statement or in any of the materials that we have incorporated into this prospectus and proxy statement. United Bankshares or Community Bankers Trust take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you. Information in this prospectus and proxy statement about United Bankshares has been supplied by United Bankshares and information about Community Bankers Trust has been supplied by Community Bankers Trust. The information contained in this prospectus and proxy statement speaks only as of the date of this prospectus and proxy statement unless the information specifically indicates that another date applies.

The representations, warranties and covenants described in this document and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of United Bankshares and Community Bankers Trust, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between United Bankshares and Community Bankers Trust rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of United Bankshares, Community

Bankers Trust or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by United Bankshares or Community Bankers Trust. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this prospectus and proxy statement and in the documents incorporated by reference into this prospectus and proxy statement. See “Where You Can Find More Information” on page 99.

Appendix A

Execution Version

AGREEMENT AND PLAN OF REORGANIZATION

dated as of June 2, 2021

by and between

UNITED BANKSHARES, INC.

and

COMMUNITY BANKERS TRUST CORPORATION

A-i

Exhibit A	Plan of Merger merging CBTC with and into United
Exhibit B	Bank Merger Agreement
Exhibit C	Plan of Merger merging Essex Bank with and into United Bank
Exhibit D	Form of CBTC Support Agreement

A-ii

AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 2, 2021 (this “Agreement”), by and between COMMUNITY BANKERS TRUST CORPORATION (“CBTC”) and UNITED BANKSHARES, INC. (“United”).

RECITALS

A. CBTC. CBTC is a Virginia corporation, having its principal place of business in Richmond, Virginia.

B. United. United is a West Virginia corporation, having its principal place of business in Charleston, West Virginia.

C. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combination contemplated hereby be treated as a “reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

D. Board Action. The respective Boards of Directors of each of United and CBTC have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein.

E. Support Agreements. Each of the directors of CBTC and Essex Bank in office and who owns shares of CBTC Common Stock as of the date of this Agreement has, concurrently with the execution of this Agreement, entered into a Support Agreement in substantially the form attached hereto as Exhibit D.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

ARTICLE I

Certain Definitions

1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other similar agreement constituting or related to, or which is intended to or would be reasonably likely to lead to, any Acquisition Proposal.

“Acquisition Proposal” means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving CBTC or any of its Significant Subsidiaries or any proposal or offer to acquire equity interests representing 24.99% or more of the voting power of, or at least 24.99% of the assets or deposits of, CBTC or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement.

“Additional Cash Payment Per Share” has the meaning set forth in Section 9.01(i)(i)(b).

“Adverse Recommendation Change” has the meaning set forth in Section 7.02.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“ALLL” has the meaning set forth in Section 6.03(w).

“Average Index Price” has the meaning set forth in Section 9.01(i)(ii).

“Average United Closing Price” means the volume-weighted average of the closing sales price on Nasdaq of United Common Stock for the 20 full trading days ending on the second trading day immediately preceding the Effective Date.

“Average United Stock Price” has the meaning set forth in Section 9.01(i)(ii).

“Bank Merger” has the meaning set forth in Section 3.01(a).

“Bank Merger Agreement” means the Agreement and Plan of Merger of Essex Bank with and into United Bank, attached as Exhibit B.

“Bank Merger Effective Date” has the meaning set forth in Section 3.02.

“Book-Entry Shares” has the meaning set forth in Section 4.04.

“CBTC” has the meaning set forth in the preamble to this Agreement.

“CBTC Articles” means the Articles of Incorporation of CBTC, as amended.

“CBTC Board” means the Board of Directors of CBTC.

“CBTC Bylaws” means the Bylaws of CBTC, as amended.

“CBTC Common Stock” means the common stock, par value $0.01 per share, of CBTC.

“CBTC Meeting” has the meaning set forth in Section 7.02.

“CBTC Series A Preferred Stock” has the meaning set forth in Section 6.03(b).

“CBTC Stock Award” has the meaning set forth in Section 4.06(b).

“CBTC Stock Option” has the meaning set forth in Section 4.06(a).

“CBTC Stock Plans” has the meaning set forth in Section 4.06(a).

“CBTC’s SEC Documents” has the meaning set forth in Section 6.03(g)(i).

“CBTC Systems” has the meaning set forth in Section 6.03(z)(i).

“Code” has the meaning set forth in the recitals.

“Community Reinvestment Act” has the meaning set forth in Section 6.03(j)(vi).

“Compensation and Benefit Plans” has the meaning set forth in Section 6.03(m)(i).

“Confidentiality Agreement” has the meaning set forth in Section 7.04(d).

“Consultants” has the meaning set forth in Section 6.03(m)(i).

“Costs” has the meaning set forth in Section 7.09(a).

“Deferred Compensation Plan” has the meaning set forth in Section 6.03(m)(xi).

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Determination Date” has the meaning set forth in Section 9.01(i)(ii).

“Directors” has the meaning set forth in Section 6.03(m)(i).

“Disclosure Schedule” has the meaning set forth in Section 6.01.

“DOL” means the United States Department of Labor.

“Effective Date” has the meaning set forth in Section 2.02.

“Effective Time” has the meaning set forth in Section 2.02.

“Employees” has the meaning set forth in Section 6.03(m)(i).

“Environmental Laws” means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 6.03(m)(iii).

“Essex Bank” means Essex Bank, a commercial bank chartered under the laws of the Commonwealth of Virginia and a wholly owned direct subsidiary of CBTC.

“Essex Loans” means any written loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, guarantees and interest-bearing assets) to which Essex Bank is party as a creditor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” means Computershare Limited.

“Exchange Fund” has the meaning set forth in Section 4.04(a).

“Exchange Ratio” has the meaning set forth in Section 4.01(a).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee” has the meaning set forth in Section 9.03(a).

“FDIA” has the meaning set forth in Section 6.03(j)(vi).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Authority” means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

“IRS” has the meaning set forth in Section 6.03(j)(v).

“Indemnified Party” has the meaning set forth in Section 7.09(a).

“Index” has the meaning set forth in Section 9.01(i)(ii).

“Index Price” has the meaning set forth in Section 9.01(i)(ii).

“Index Ratio” has the meaning set forth in Section 9.01(i)(i).

“Insurance Amount” has the meaning set forth in Section 7.09(c).

“Investment Advisers Act” has the meaning set forth in Section 6.03(aa).

“knowledge” has the meaning set forth in Section 6.02.

“law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person, its assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Authority.

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“Material Adverse Effect” means, with respect to United or CBTC, any event, change, effect, development, state of facts, condition, circumstances or occurrence that, individually or in the aggregate, (i) is material and adverse to the financial position, results of operations or business of United and its Subsidiaries taken as a whole or CBTC and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either United or CBTC to perform its respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided that Material Adverse Effect shall not include the impact of (a) changes in tax, banking and similar laws of general applicability or interpretations thereof by courts or Governmental Authorities (including the Pandemic Measures), except to the extent that such changes have a disproportionate impact on United or CBTC, as the case may be, relative to the overall effects on the banking industry, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, except to the extent that such changes have a disproportionate impact on United or CBTC, as the case may be, relative to the overall effects on the banking industry, (c) changes in economic conditions affecting financial institutions generally, including changes in market interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets except to the extent that such changes have a disproportionate impact on United or CBTC, as the case may be, relative to the overall effects on the banking industry, (d) any modifications or changes to valuation policies and practices in connection with the Merger in accordance with GAAP, (e) actions and omissions of United or CBTC taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, (f) any outbreak or escalation of hostilities or war (whether or not declared) or any act of terrorism, any earthquakes, hurricanes, tornados or other natural disasters, or any national or global epidemic, pandemic or disease outbreak (including the Pandemic), or the material worsening of such conditions threatened or existing as of the date of this Agreement (including any such changes arising out of the Pandemic or any Pandemic Measures), (g) failure of United or CBTC to meet any internal financial forecasts or any earnings projections (whether made by United or CBTC or any other Person), (h) the public disclosure of this Agreement and the impact thereof on relationships with customers or employees, or (i) the effects of compliance with this Agreement on the operating performance of the parties, including, expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

“Materially Burdensome Regulatory Condition” has the meaning set forth in Section 7.08(a).

“Merger” has the meaning set forth in Section 2.01(a).

“Merger Consideration” has the meaning set forth in Section 4.01(a).

“Nasdaq” means as The NASDAQ Stock Market, Inc.’s Global Select Market.

“Notice of Recommendation Change” has the meaning set forth in Section 7.02.

“Old Certificates” has the meaning set forth in Section 4.04(a).

“Pandemic” means any outbreaks, epidemics or pandemics relating to COVID-19, or any variants or mutations thereof, or any other viruses, and the governmental and other responses thereto.

“Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shutdown, closure, sequester or other laws, directives, policies, guidelines or recommendations promulgated by any Governmental Authority, in each case, in connection with or in response to the Pandemic.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” has the meaning set forth in Section 6.03(m)(ii).

“Permitted Liens” has the meaning set forth in Section 6.03(x).

“Person” means any individual, bank, corporation, limited liability company, partnership, association, joint-stock company, business or other trust or unincorporated organization.

“Plan of Merger” means the Plan of Merger in the form hereof attached as Exhibit A.

“Previously Disclosed” by a party shall mean information set forth in its Disclosure Schedule or in its SEC Documents.

“Proxy Statement” has the meaning set forth in Section 7.03(a).

“Registration Statement” has the meaning set forth in Section 7.03(a).

“Regulatory Authority” and “Regulatory Authorities” each has the meaning set forth in Section 6.03(i)(i).

“Regulatory Communication” has the meaning set forth in Section 7.08(a).

“Replacement Option” has the meaning set forth in Section 4.06(a).

“Rights” means, with respect to any Person, securities, agreements, plans (including any employee stock purchase plans, dividend reinvestment plans or other equity plans) or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means any registration statement, prospectus, report, schedule and definitive proxy statement and other documents filed with or furnished to the SEC by United or CBTC or any of their Subsidiaries pursuant to the Securities Act or Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“SERP” has the meaning set forth in Section 6.03(m)(xi).

“Starting Date” has the meaning set forth in Section 9.01(i)(ii).

“Starting Price” has the meaning set forth in Section 9.01(i)(ii).

“Subsidiary” and “Significant Subsidiary”, including the plural versions of such terms, have the meanings ascribed to them in Rule 1-02(x) and Rule 1-02(w), respectively, of Regulation S-X of the SEC.

“Superior Proposal” has the meaning set forth in Section 9.01(h).

“Surviving Entity” has the meaning set forth in Section 2.01(a).

“Takeover Laws” has the meaning set forth in Section 6.03(o).

“Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority.

“Tax Returns” means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

“United” has the meaning set forth in the preamble to this Agreement.

“United Articles” means the Articles of Incorporation, as amended, of United.

“United Bank” means United Bank, a commercial bank chartered under the laws of the Commonwealth of Virginia.

“United Board” means the Board of Directors of United.

“United Book-Entry Shares” has the meaning set forth in Section 4.04(a).

“United Bylaws” means the Bylaws of United, as amended.

“United Common Stock” means the common stock, par value $2.50 per share, of United.

“United Compensation and Benefit Plans” has the meaning set forth in Section 6.04(l)(i).

“United ERISA Affiliate” has the meaning set forth in Section 6.04(l)(ii).

“United ERISA Affiliate Plan” has the meaning set forth in Section 6.04(l)(ii).

“United Pension Plan” has the meaning set forth in Section 6.04(l)(i).

“United Preferred Stock” has the meaning set forth in Section 6.04(b)(i).

“United Ratio” has the meaning set forth in Section 9.01(i)(i)(B).

“United’s SEC Documents” has the meaning set forth in Section 6.04(g)(i).

“United Systems” has the meaning set forth in Section 6.04(s)(i).

“VBFI” means the Virginia Bureau of Financial Institutions.

“VSCA” means the Virginia Stock Corporation Act, as amended.

“VSCC” means the State Corporation Commission of the Commonwealth of Virginia.

“WVBCA” means the West Virginia Business Corporation Act, as amended.

“WVSOS” means the Secretary of State of the State of West Virginia.

ARTICLE II

The Merger

2.01 The Merger.

(a) Subject to the terms and conditions hereinafter set forth, including the Plan of Merger substantially in the form attached as Exhibit A, at the Effective Time, CBTC shall merge with and into United (the “Merger”), the separate corporate existence of CBTC shall cease and United shall survive and continue to exist as a West Virginia corporation (United, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”). United may at any time prior to the Effective Time change the method of effecting the combination with CBTC (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided that no such change shall (i) alter or change the amount or kind of Merger Consideration, (ii) adversely affect the tax-free treatment of the Merger to CBTC’s shareholders as a result of receiving the Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement; and provided, further, that United shall provide CBTC with seven (7) days prior written notice of such change and the reasons therefor.

(b) Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the Merger shall become effective upon (i) the filing with the VSCC and the WVSOS of articles of merger in accordance with Section 13.1-720 of the VSCA and Section 31D-11-1106 of the WVBCA, and the issuance by each of the VSCC and the WVSOS of a certificate of merger relating to the Merger or (ii) effective upon such later date and time as may be set forth in such articles of merger. The Merger shall have the effects prescribed in the VSCA and the WVBCA.

(c) The United Articles and the United Bylaws, each as in effect immediately prior to the Effective Time, shall be the articles of incorporation and the bylaws of the Surviving Entity until thereafter amended in accordance with applicable law.

2.02 Effective Date and Effective Time. Provided that the conditions set forth in Article VIII shall have been satisfied or waived in accordance with the terms of this Agreement, other than those conditions that by their nature are to be satisfied at the closing of the Merger, the parties shall cause the effective date of the Merger (the “Effective Date”) to occur on the date immediately prior to the conversion of the data processing systems of Essex Bank with the data processing systems of United Bank; provided, that if such date shall not have occurred by December 6, 2021, then the parties shall cause the Effective Date of the Merger to occur on the sooner of (i) five business days thereafter if all of the conditions set forth in Article VIII have been satisfied or waived as of such date or (ii) five business days following the satisfaction or waiver of the conditions set forth in Article VIII, unless another date is agreed to by CBTC and United in writing. The consummation of the Merger may be effected by electronic or other transmission of signature pages, as mutually agreed upon. The time on the Effective Date when the Merger shall become effective is referred to as the “Effective Time.”

2.03 Tax Consequences. It is intended that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

ARTICLE III

The Bank Merger

3.01 The Bank Merger.

(a) After the Effective Time, Essex Bank, the wholly owned subsidiary of CBTC, shall merge with and into United Bank, a wholly owned subsidiary of United (the “Bank Merger”), pursuant to the terms and conditions of the Bank Merger Agreement including the plan of merger substantially in the form attached as Exhibit C, the separate existence of Essex Bank shall cease and United Bank shall survive and continue to exist as a banking corporation chartered under the laws of the Commonwealth of Virginia. United may at any time prior to the Effective Time, change the method of effecting the combination with Essex Bank (including, without limitation, the provisions of this Article III) if and to the extent it deems such changes necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of Merger Consideration, (ii) adversely affect the ability of the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code to CBTC’s shareholders as a result of receiving the Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement; and provided, further, that United shall provide CBTC with seven (7) days prior written notice of such change and the reasons therefor.

(b) Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the Bank Merger shall become effective upon the filing with the VSCC articles of merger in accordance with Section 13.1-720 of the VSCA, and the issuance by the VSCC of a certificate of merger relating to the Bank Merger, or such later date and time as may be set forth in such articles of merger. The Bank Merger shall have the effects prescribed in the VSCA.

3.02 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, it being agreed that any required consents, approvals, and authorizations from any Governmental Authorities to effect the Bank Merger shall not be a condition to the consummation of the Merger, the parties shall use reasonable efforts to cause the effective date of the Bank Merger (the “Bank Merger Effective Date”) to occur as soon as reasonably practicable after the Effective Date or such later date to which the parties may agree in writing.

ARTICLE IV

Consideration; Exchange Procedures

4.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

(a) Merger Consideration. Each issued and outstanding share of CBTC Common Stock (other than shares of CBTC Common Stock held by United and its Subsidiaries, in each case except for shares held by them in a fiduciary capacity or as a result of debts previously contracted) shall be converted into the right to receive, subject to the limitations set forth in this Agreement, 0.3173 shares (“Exchange Ratio”) of United Common Stock (the “Merger Consideration”).

(b) Outstanding United Stock. Each share of United Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

4.02 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of CBTC Common Stock shall cease to be, and shall have no rights as, shareholders of CBTC, other than to receive the Merger Consideration (if so provided in Section 4.01(a)) and any dividend or other distribution with respect to such CBTC Common Stock with a record date occurring prior to the Effective Time, and the consideration provided under this Article IV. After the Effective Time, there shall be no transfers on the stock transfer books of CBTC or the Surviving Entity of shares of CBTC Common Stock.

4.03 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of CBTC Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of United Common Stock (after taking into account all Old Certificates and the Book-Entry Shares delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of United Common Stock multiplied by the Average United Closing Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

4.04 Exchange Procedures.

(a) At or prior to the Effective Time, United shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of certificates formerly representing shares of CBTC Common Stock (“Old Certificates”) and holders of non-certificated shares of CBTC Common Stock (“Book-Entry Shares”), for exchange in accordance with this Article IV, (i) non-certificated shares of United Common Stock (collectively, “United Book-Entry Shares”) and (ii) an amount of cash necessary for payments required by Section 4.03 (the “Exchange Fund”). The Exchange Fund will be distributed in accordance with the Exchange Agent’s normal and customary procedures established in connection with merger transactions.

(b) As soon as practicable after the Effective Time, and in no event later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Old Certificates or Book-Entry Shares a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates or Book-Entry Shares shall pass, only upon delivery of the Old Certificates or Book-Entry Shares to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates or Book-Entry Shares in exchange for United Book-Entry Shares, if any, that the holders of the Old Certificates or Book-Entry Shares are entitled to receive pursuant to Article IV, and any cash in lieu of fractional shares into which the shares of CBTC Common Stock represented by the Old Certificates or Book-Entry Shares shall have been converted pursuant to this Agreement. Upon proper surrender of an Old Certificate or Book-Entry Shares for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor (i) United Book-Entry Shares representing that number of whole shares of United Common Stock that such holder has the right to receive pursuant to Article IV, if any, and (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificates or Book-Entry Shares surrendered pursuant to the provisions of this Article IV, and the Old Certificates or Book-Entry Shares so surrendered shall forthwith be cancelled.

(c) If any Old Certificates or Book-Entry Shares representing CBTC Common Stock have been lost, mutilated, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificates or Book-Entry Shares to be lost, stolen, mutilated, destroyed or are otherwise missing, and, if requested by the Exchange Agent, the posting by such Person of a bond in such amount as the Exchange Agent reasonably directs as indemnity against any claim that may be made against it or United with respect to such Old Certificate or Book-Entry Shares, the Exchange Agent shall issue in exchange for such lost, mutilated, stolen, or destroyed Old Certificate or Book-Entry Shares the Merger Consideration as provided for in this Section 4.04. Neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of CBTC Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(d) No dividends or other distributions with respect to United Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate or Book-Entry Shares representing shares of CBTC Common Stock converted in the Merger into the right to receive shares of such United Common Stock until the holder thereof shall be entitled to receive United Book-Entry Shares in exchange therefore in accordance with the procedures set forth in this Section 4.04. After becoming so entitled in accordance with this Section 4.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions by the Exchange Agent, without any interest thereon, which theretofore had become payable with respect to shares of United Common Stock such holder had the right to receive upon surrender of the Old Certificates or Book-Entry Shares.

(e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of CBTC on the business day after the one-year anniversary of the Effective Date shall be paid to United. Any shareholders of CBTC who have not theretofore complied with this Article IV shall thereafter look only to United for payment of the Merger Consideration, cash in lieu of any fractional shares and unpaid dividends and distributions on United Common Stock deliverable in respect of each share of CBTC Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

4.05 Anti-Dilution Provisions. In the event United changes (or establishes a record date for changing) the number of shares of United Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, reverse stock split, stock dividend, reorganization, recapitalization or similar transaction with respect to the outstanding United Common Stock and the record date therefor shall be prior to the Effective Date, or shall establish a record date prior to the Effective Date with respect to any dividend or other distribution in respect of the United Common Stock other than a cash dividend consistent with past practice, the Exchange Ratio shall be proportionately adjusted to provide the holders of CBTC Common Stock the same economic effect as contemplated by this Agreement prior to such event. Notwithstanding any other provisions of this Section 4.05, no adjustment shall be made in the event of the issuance of additional shares of United Common Stock pursuant to any dividend reinvestment plan or direct investment plan of United or in connection with the issuance of shares as consideration in a transaction where United is the surviving corporation or in connection with any offering of shares where United receives consideration in exchange for the shares so offered.

4.06 Equity-Based Awards.

(a) At the Effective Time, each outstanding option (each, a “CBTC Stock Option”) to purchase shares of CBTC Common Stock, whether vested or unvested, under any and all plans of CBTC under which stock options have been granted (collectively, the “CBTC Stock Plans”) shall vest only as provided pursuant to the terms thereof and shall be converted into an option (each, a “Replacement Option”) to acquire, on the same terms and conditions as were applicable under such CBTC Stock Option, the number of shares of United Common Stock equal to (a) the number of shares of CBTC Common Stock subject to the CBTC Stock Option multiplied by (b) the Exchange Ratio. Such product shall be rounded down to the nearest whole number. The exercise price per share (rounded up to the next whole cent) of each Replacement Option shall equal (y) the exercise price per share of shares of CBTC Common Stock that were purchasable pursuant to such CBTC Stock Option divided by (z) the Exchange Ratio. Notwithstanding the foregoing, each CBTC Stock Option that is intended to be an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code and all other options shall be adjusted in a manner that maintains the options exemption from Section 409A of the Code. At or prior to the Effective Time, CBTC shall use its reasonable best efforts to obtain any necessary consents from optionees with respect to the CBTC Stock Plans to permit replacement of the outstanding CBTC Stock Options by United pursuant to this Section and to permit United to assume the CBTC Stock Plans. CBTC shall further take all action necessary to amend the CBTC Stock Plans to eliminate automatic grants or awards thereunder, if any, following the Effective Time. At the Effective Time, United shall assume the CBTC Stock Plans; provided that such assumption shall only be with respect to the Replacement Options and shall have no obligation to make any additional grants or awards under the CBTC Stock Plans other than those grants or awards that have been made or accrued prior to the Effective Time. United shall file a post-effective amendment to the Registration Statement or an effective registration statement on Form S-8 (or other applicable form) with respect to the shares of United Common Stock subject to such Replacement Options, shall distribute a prospectus relating to such Form S-8, if applicable, and shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement or registration statement on Form S-8 for so long as such Replacement Options remain outstanding.

(b) At the Effective Time, each restricted stock unit grant and any other award with respect to a share of CBTC Common Stock subject to vesting, repurchase or other lapse restriction under a CBTC Stock Plan that is outstanding immediately prior to the Effective Time other than a CBTC Stock Option (each, a “CBTC Stock Award”) shall vest only in accordance with the formula and other terms of the CBTC Stock Award, be cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of CBTC Common Stock underlying such vested CBTC Stock Award. The Surviving Corporation shall issue the consideration described in this Section 4.06(b) less applicable tax withholdings within five (5) business days following the Effective Date.

(c) United and CBTC agree to adopt any resolutions and take all steps necessary (including obtaining any participant consents or providing any required or advisable notices to any participant) to effect the provisions of this Section 4.06.

4.07 Withholding Rights. United or the Exchange Agent, as the case may be, will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld and remitted to the appropriate Governmental Authority by or on behalf of United or the Exchange Agent, as the case may be, such amounts withheld will be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made by United or the Exchange Agent, as the case may be.

ARTICLE V

Actions Pending the Effective Time

5.01 Forbearances of CBTC. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or Previously Disclosed, without the prior written consent of United (which consent shall not be unreasonably withheld, delayed or conditioned), CBTC will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct the business of CBTC and its Subsidiaries other than in the ordinary course, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, make any capital expenditure in excess of $500,000 in the aggregate or take any action reasonably likely to have an adverse effect upon CBTC’s ability to perform any of its material obligations under this Agreement. For purposes of this Agreement, the term “ordinary course,” with respect to either party, shall take into account the commercially reasonable actions taken by such party and its Subsidiaries in response to the Pandemic and the Pandemic Measures.

(b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of CBTC Common Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of CBTC Common Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights; provided that none of the foregoing shall restrict CBTC from making equity compensation awards and issuing shares of CBTC Common Stock, rights, employee or director stock options, or similar equity compensation awards under the CBTC Stock Plans in the ordinary course of business consistent with past practice; and provided, further, that any such awards will not exceed the amounts set forth in Section 5.01(b) of CBTC’s Disclosure Schedule.

(c) Dividends, Etc. Except as Previously Disclosed and subject to the terms of Section 7.17, (i) make, declare, pay or set aside for payment any dividend (other than quarterly cash dividends at a rate not to exceed $0.07 per share on CBTC Common Stock and dividends from wholly-owned Subsidiaries to CBTC or another wholly-owned Subsidiary of CBTC) on or in respect of, or declare or make any distribution on any shares of CBTC Common Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock; provided that none of the foregoing shall restrict CBTC from acquiring shares of its capital stock pursuant to the surrender of any such shares in payment of an exercise price or in satisfaction of a Tax withholding obligation, or pursuant to similar transactions, in connection with (x) the exercise of CBTC Stock Options and other Rights Previously Disclosed, and (y) vesting of CBTC Stock Awards.

(d) Compensation; Employment Agreements; Etc. (i) Enter into or amend or renew any employment, change in control employment or similar agreement, consulting, compensation, bonus, severance or similar agreements or arrangements with any director, officer, employee, consultant or other independent contractor service provider of CBTC or its Subsidiaries, except as Previously Disclosed, or (ii) grant any salary or wage increase other than normal individual increases in compensation to employees in the ordinary course of business consistent with past practice.

(e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) as Previously Disclosed or (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase or other equity incentive agreement, award or plan, savings, profit sharing, deferred compensation, SERP, performance driven retirement or similar agreement, consulting, bonus, group insurance, split dollar agreement or arrangement or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, employee, consultant or other independent contractor or other service provider of CBTC or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock unit or other compensation or benefits payable thereunder.

(f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

(g) Acquisitions. Except in the ordinary course of its business, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

(h) Governing Documents. Amend the CBTC Articles, CBTC Bylaws or the articles of incorporation or bylaws (or similar governing documents) of any of CBTC’s Subsidiaries.

(i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or its Regulatory Authorities.

(j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 6.03(k)) or amend or modify any of its existing material contracts in a manner that is material to CBTC and its Subsidiaries taken as a whole.

(k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding that does not involve precedent for other material claims, actions or proceedings and that involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to CBTC and its Subsidiaries, taken as a whole.

(l) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368 of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (1) any of the conditions to the Merger set forth in Article VIII not being satisfied or (2) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

(m) Risk Management. Except as required by applicable law or regulation, or by formal or informal agreements entered into with Regulatory Authorities, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, (ii) fail to materially follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

(n) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

(o) Subsidiaries. Organize or approve the organization of any Subsidiaries.

(p) Commitments. Agree or commit to do any of the foregoing.

5.02 Forbearances of United. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or Previously Disclosed, without the prior written consent of CBTC (which consent shall not be unreasonably withheld, delayed or conditioned), United will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct the business of United and its Subsidiaries other than in the ordinary course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse effect upon United’s ability to perform any of its material obligations under this Agreement.

(b) Dividends. Make, declare, pay or set aside for payment any extraordinary dividend, other than in connection with the United Stock Repurchase Program; provided that the foregoing restriction shall not restrict United from making, declaring or paying its regular quarterly cash dividends and dividends from wholly-owned Subsidiaries to United or another wholly-owned Subsidiary of United (which, for the avoidance of doubt, will continue to be paid).

(c) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368 of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (1) any of the conditions to the Merger set forth in Article VIII not being satisfied or (2) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law or regulation.

(d) Governing Documents. Amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the benefits of the Merger to the shareholders of CBTC.

(e) Commitments. Agree or commit to do any of the foregoing.

ARTICLE VI

Representations and Warranties

6.01 Disclosure Schedules. On or prior to the date hereof, United has delivered to CBTC a schedule and CBTC has delivered to United a schedule (respectively, its “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 6.03 or 6.04 or to one or more of its covenants contained in Article V; provided that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard set forth in Section 6.02 and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. All of CBTC’s and United’s representations, warranties and covenants contained in this Agreement are qualified by reference to its respective Disclosure Schedule and none thereof shall be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of the other party.

6.02 Standard. No representation or warranty of CBTC or United contained in Section 6.03 or 6.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 6.03 or 6.04 has had or is reasonably likely to have a Material Adverse Effect on the party making the representation. For purposes of this Agreement, “knowledge” shall mean (i) with respect to United, actual knowledge of Richard M. Adams, Richard M. Adams, Jr., James J. Consagra, Jr., W. Mark Tatterson, Douglas Ernest and Darren Williams, and (ii) with respect to CBTC, actual knowledge of Rex L. Smith III, Bruce E. Thomas, Jeff R. Cantrell, John M. Oakey, III and William E. Saunders, Jr.

6.03 Representations and Warranties of CBTC. Subject to Sections 6.01 and 6.02 and except as Previously Disclosed, CBTC hereby represents and warrants to United:

(a) Organization and Standing. CBTC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. CBTC is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

(b) Capitalization. As of the date hereof, the authorized capital stock of CBTC consists of (i) 200,000,000 shares of CBTC Common Stock, of which as of May 31, 2021, 22,419,926 shares are outstanding, and (ii) 5,000,000 shares of preferred stock, of which 10,680 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“CBTC Series A Preferred Stock”). No shares of preferred stock of CBTC are outstanding as of the date hereof. As of the date hereof, except pursuant to the terms of options and stock issued pursuant to the CBTC Stock Plans, CBTC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of CBTC Common Stock, CBTC Series A Preferred Stock or any other equity securities of CBTC or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of CBTC Common Stock, CBTC Series A Preferred Stock or other equity securities of CBTC or any of its Subsidiaries. As of May 31, 2021, CBTC has 1,901,500 shares of CBTC Common Stock that are issuable and reserved for issuance upon the exercise of CBTC Stock Options, and 35,000 shares of CBTC Common Stock are subject to unvested CBTC Stock Awards. The outstanding shares of CBTC Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

(c) Subsidiaries.

(i) CBTC has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary. Except as Previously Disclosed, (A) CBTC owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, or, in the case of BOE Statutory Trust I, all of the outstanding common securities, (B) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (D) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (E) all the equity securities of each Subsidiary held by CBTC or its Subsidiaries are fully paid and nonassessable and are owned by CBTC or its Subsidiaries free and clear of any Liens.

(ii) CBTC has Previously Disclosed a list of all equity securities, or similar interests of any Person or any interest in a partnership or joint venture of any kind, other than its Subsidiaries, that it beneficially owns, directly or indirectly, as of the date hereof.

(iii) Each of CBTC’s Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

(d) Corporate Power. Each of CBTC and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and CBTC has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to receipt of required approvals by the shareholders of CBTC, to consummate the transactions contemplated hereby.

(e) Corporate Authority. Subject to receipt of the requisite approval of this Agreement (including the Merger and Plan of Merger) by the holders of a majority of the shares of CBTC Common Stock represented in person or by proxy at the CBTC Meeting at which a quorum is established (which is the only vote of CBTC shareholders required thereon), the execution and delivery of this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of CBTC and the CBTC Board. Assuming due authorization, execution and delivery by United, this Agreement is a valid and legally binding obligation of CBTC, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f) Consents and Approvals; No Defaults.

(i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by CBTC or any of its Subsidiaries in connection with the execution, delivery or performance by CBTC of this Agreement or to consummate the Merger except for (A) filings of applications or notices with federal and state banking and insurance authorities and the approvals or consents of any federal or state banking and insurance authorities, including, the VBFI and the Federal Reserve Board, (B) the filing of articles of merger with the VSCC pursuant to the VSCA and with the WVSOS pursuant to the WVBCA and the issuance of certificates of merger in connection with the Merger and the Bank Merger, and (C) the filing of the Proxy Statement with the SEC. As of the date hereof, CBTC is not aware of any reason why the approvals set forth in Section 8.01(b) will not be received without the imposition of a Materially Burdensome Regulatory Condition.

(ii) Subject to receipt of the regulatory approvals or consents referred to in the preceding paragraph, and expiration of related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or any agreement, indenture or instrument of CBTC or of any of its Subsidiaries or to which CBTC or any of its

Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the CBTC Articles or the CBTC Bylaws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(g) Financial Reports and SEC Documents; Absence of Certain Changes or Events.

(i) CBTC’s Annual Report on Form 10-K for each of the fiscal years ended December 31, 2018, 2019 and 2020 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2020, under the Securities Act or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively “CBTC’s SEC Documents”), as of the date filed, (A) as to form complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition of CBTC contained in or incorporated by reference into any of CBTC’s SEC Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of CBTC and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders’ equity and cash flows or equivalent statements of CBTC in any of CBTC’s SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders’ equity and cash flows, as the case may be, of CBTC and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP during the periods involved, except in each case as may be noted therein, and subject to normal year-end audit adjustments in the case of unaudited statements.

(ii) Section 6.03(g)(ii) of CBTC’s Disclosure Schedule lists, and upon request, CBTC has delivered to United, copies of the documentation creating or governing all securitization transactions and “off-balance sheet arrangements” (as described in Footnote 8 of Item 303(b) of Regulation S-K) effected by CBTC or its Subsidiaries, since December 31, 2020. Yount, Hyde & Barbour, P.C., which has expressed its opinion with respect to the audited financial statements of CBTC and its Subsidiaries (including the related notes) included in CBTC’s SEC Documents is and has been throughout the periods covered by such financial statements an independent registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002).

(iii) CBTC has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2017. Except to the extent available in full without redaction on the SEC’s web site through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) two days prior to the date of this Agreement, CBTC has made available to United copies in the form filed with the SEC of (A) its Annual Reports on Form 10-K for each fiscal year of the Company beginning after December 31, 2017, (B) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of CBTC referred to in clause (A) above, (C) all proxy statements relating to CBTC’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents since the beginning of the first fiscal year referred to in clause (A) above, (D) all certifications and statements required by (x) the SEC’s Order dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any report referred to above, (E) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been made available to United pursuant to this Section 6.03(g)), filed by CBTC with the SEC since the beginning of the first fiscal year referred above, and (F) all comment letters received by CBTC from the staff of the SEC since December 31, 2019 and all responses to such comment letters by or on behalf of CBTC.

(iv) CBTC maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning CBTC and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of CBTC’s filings with the SEC and other public disclosure documents. CBTC maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act and as of December 31, 2020, such internal control over financial reporting was effective in providing reasonable assurance to CBTC’s management and its board of directors regarding the preparation and fair presentation of published financial statements in accordance with GAAP. Since December 31, 2017, neither CBTC nor Essex Bank nor, to CBTC’s knowledge, any employee, auditor, accountant or representative of any CBTC Subsidiary has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accuracy or integrity of CBTC’s financial statements or the accounting or auditing practices, procedures, methodologies or methods (including with respect to credit loss reserves, write-downs, charge-offs and accruals) of CBTC, Essex Bank or any Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that CBTC, Essex Bank or any Subsidiary has engaged in questionable accounting or auditing practices. Except as set forth in Section 6.03(g)(iv) of CBTC’s Disclosure Schedule, to CBTC’s knowledge, each director and executive officer of CBTC has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since December 31, 2020. As used in this Section 6.03(g), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(v) Since December 31, 2020, CBTC and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice or for legal, accounting, and financial advisory fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

(vi) Since December 31, 2020, (A) CBTC and its Subsidiaries have conducted their respective businesses in the ordinary course (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 6.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to CBTC.

(h) Litigation. Except as Previously Disclosed, no litigation, claim or other proceeding before any Governmental Authority is pending against CBTC or any of its Subsidiaries and, to CBTC’s knowledge, no such litigation, claim or other proceeding has been threatened.

(i) Regulatory Matters.

(i) Neither CBTC nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the VSCC, the Federal Reserve Board and the Federal Deposit Insurance Corporation) or the supervision or regulation of it or any of its Subsidiaries (collectively, the “Regulatory Authorities”, and each individually, a “Regulatory Authority”).

(ii) Neither CBTC nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(iii) CBTC is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended.

(iv) Since December 31, 2017, Essex Bank has duly filed with the Federal Reserve Board and VBFI and any other applicable Governmental Authority, as the case may be, all reports, returns, forms, filings, information, data, registrations, submissions, statements, certifications and documents, required to be filed or furnished by it under any applicable Law, including any and all federal and state banking laws, and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable law.

(v) Essex Bank is “well-capitalized” (as that term is defined in applicable laws).

(j) Compliance with Laws.

(i) Each of CBTC and its Subsidiaries is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Bank Secrecy Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, Title III of the USA Patriot Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory or abusive or deceptive lending or any other product or service, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.

(ii) Each of CBTC and its Subsidiaries has all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to CBTC’s knowledge, no suspension or cancellation of any of them is threatened.

(iii) Neither CBTC nor any of its Subsidiaries has received, since December 31, 2011, any notification or communication from any Governmental Authority (A) asserting that CBTC or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to CBTC’s knowledge, do any grounds for any of the foregoing exist).

(iv) Since January 1, 2019, CBTC is in compliance with the privacy provisions of the Gramm-Leach-Bliley Act, and all other applicable laws relating to consumer privacy. Each of CBTC and Essex Bank has, in all material respects, valid rights to use and transfer to United and United Bank all individually identifiable personal information of an identifiable or identified natural person relating to customers, former customers and prospective customers that will be transferred to United and United Bank pursuant to this Agreement.

(v) Neither CBTC nor any of its directors, officers or employees, nor, to the knowledge of CBTC, any agent or other Person acting on behalf of CBTC is currently subject to any sanctions administered by Office of Foreign Assets Control. Since December 31, 2017, Essex Bank (i) has properly certified all foreign deposit accounts and has made all necessary Tax withholdings on all of its deposit accounts, (ii) has timely and properly filed and maintained all requisite currency transaction reports and other related forms, including any requisite custom reports required by any agency of the U.S. Department of the Treasury, including the Internal Revenue Service (“IRS”), and (iii) has timely filed all suspicious activity reports with the Financial Crimes Enforcement Network (bureau of the U.S. Department of the Treasury) required to be filed by it pursuant to applicable laws.

(vi) Essex Bank is an “insured depositary institution” as defined in the Federal Deposit Insurance Act (“FDIA”) and applicable regulations thereunder, is in compliance in all respects with the applicable provisions of the Community Reinvestment Act of 1977 (the “Community Reinvestment Act”) and the regulations promulgated thereunder and has received a Community Reinvestment Act rating of “satisfactory” in its most recently completed exam, and CBTC has no knowledge of the existence of any fact or circumstance or set of facts or circumstances that could reasonably be expected to result in Essex Bank having its current rating lowered.

(k) Material Contracts; Defaults. Except for this Agreement and as Previously Disclosed, neither CBTC nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither CBTC nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

(l) No Brokers. No action has been taken by CBTC that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Piper Sandler & Co.

(m) Employee Benefit Plans.

(i) On Section 6.03(m)(i) of CBTC’s Disclosure Schedule, CBTC has set forth a complete and accurate list of all existing bonus, incentive, deferred compensation, performance driven retirement agreement, independent contractor or other consulting agreement, pension, retirement (including but not limited to any frozen or terminated retirement or pension plan), SERP, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, restricted stock unit, phantom stock, stock option, severance, welfare and fringe benefit plans including but not limited to vacation pay, leave of absence, layoff, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, day or dependent care, legal services, cafeteria, health, life, accident, disability, flexible spending account, workers’ compensation or other insurance, survivor life insurance, split dollar or other life insurance benefit plan, employment, change in control employment or other agreement or severance agreements and all similar practices, policies and arrangements in which any current or former employee (the “Employees”), current or former consultant or other independent contractor service provider (the “Consultants”) or current or former director (the “Directors”) of CBTC or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party or with respect to which CBTC or any of its Subsidiaries has any liability (the “Compensation and Benefit Plans”). Except as required by the terms of this Agreement or as Previously Disclosed on Section 6.03(m)(i) of CBTC’s Disclosure Schedule, neither CBTC nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

(ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or has applied for a favorable determination letter in compliance with the Code (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS or the Compensation and Benefit Plan uses a prototype or volume submitter plan that is the subject of an IRS opinion or advisory letter, and CBTC is not aware of any circumstances that could adversely affect such qualification or that are likely to result in the revocation of any existing favorable determination letter or in not receiving a favorable determination letter. There is no material pending or, to the knowledge of CBTC, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits. Neither CBTC nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject CBTC or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

(iii) Except as Previously Disclosed, no Compensation and Benefit Plans currently maintained, or maintained or contributed to by CBTC or any of its Subsidiaries or any entity (an “ERISA Affiliate”) that is considered one employer with CBTC under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code

(a) is a “defined benefit plan” within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA or which is or was subject to Title IV of ERISA (b) is or was a multiemployer plan as defined under Subtitle E of Title IV of ERISA, (c) is or was a multiple employer welfare arrangement within the meaning of Section 3(40)(A) of ERISA, or (d) is or was a voluntary employees beneficiary association within the meaning of Code Section 501(c)(9). To the knowledge of CBTC, there is no pending investigation or enforcement action by the PBGC, the DOL or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. No liability under Title IV of ERISA has been or is expected to be incurred by CBTC or any CBTC Subsidiary with respect to any applicable Compensation and Benefit Plan. There has been no “reportable event,” within the meaning of ERISA Section 4043. Except as listed on Section 6.03(m)(iii) of CBTC’s Disclosure Schedule, each Compensation and Benefit Plan which is exempt from certain disclosure requirements of ERISA as a “top hat” plan, has timely filed the exemption letter required by the Department of Labor.

(iv) All contributions, payments or premiums required to be made under the terms of any Compensation and Benefit Plan or any employee benefit arrangements under any collective bargaining agreement to which CBTC or any of its Subsidiaries is a party have been timely made and all benefits accrued under any unfunded Compensation and Benefit Plan have been paid, accrued or otherwise adequately reserved and reflected on CBTC’s financial statements in accordance with GAAP, and each of CBTC and its Subsidiaries have performed all material obligations required to be performed under all Compensation and Benefit Plans with respect to which CBTC or its Subsidiaries or any ERISA Affiliate has an obligation to contribute. None of CBTC, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) or Section 430(k) of the Code or pursuant to ERISA.

(v) Except as listed on Section 6.03(m)(v) of CBTC’s Disclosure Schedule, neither CBTC nor any of its Subsidiaries has any obligations to provide retiree health and life insurance, retiree long-term care insurance or retiree death or other benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder, and there has been no communication to Employees by CBTC or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or retiree death or other benefits on a permanent basis.

(vi) CBTC and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

(vii) With respect to each Compensation and Benefit Plan, if applicable, CBTC has provided or made available to United, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for minimum payments); (G) most recent determination or opinion letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

(viii) Except as set forth on Section 6.03(m)(viii) of CBTC’s Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan other than the CBTC Stock Plans and except as otherwise provided for in this Agreement (C) result in any material increase in benefits payable under any Compensation and Benefit Plan, (D) result in any obligation to fund any benefit under any Compensation or Benefit Plan, or (E) result in the triggering or imposition of any restrictions or limitations on the right of CBTC or any of its Subsidiaries to amend or terminate any Compensation and Benefit Plan. CBTC and its Subsidiaries may, subject to the limitations imposed by applicable law and the terms of the applicable Compensation and Benefit Plan, without the consent of any employee, beneficiary, or other Person, prospectively terminate, modify, or amend any such Compensation and Benefit Plan effective as of any date on or after the date of this Agreement.

(ix) Except as set forth on Section 6.03(m)(ix) of CBTC’s Disclosure Schedule, neither CBTC nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(x) Except as set forth on Section 6.03(m)(x) of CBTC’s Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), neither United nor CBTC, or any of their respective Subsidiaries will be obligated to make a payment to an Employee of CBTC or any of its Subsidiaries that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future. Except as set forth on Section 6.03(m)(x) of CBTC’s Disclosure Schedule, neither CBTC nor any of its Subsidiaries has any obligation to pay any gross-up or reimbursement of taxes under Section 4999 of the Code, or otherwise, with respect to this or any prior transaction.

(xi) As of the Effective Date, there are no supplemental employment retirement plans (each, a “SERP”) or non-qualified deferred compensation plans (“Deferred Compensation Plans”) between CBTC and any of its employees that have assets through a grantor trust or trusts of which CBTC is the grantor within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code that are subject to claims of creditors, and except as set forth on Section 6.03(m)(xi) of CBTC’s Disclosure Schedule, no such grantor trusts are required to be established on or after the Effective Time by the successor to CBTC or any of its subsidiaries as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), and each Deferred Compensation Plan that is a SERP or non-qualified deferred compensation plan of CBTC is listed on Section 6.03(m)(xi) of CBTC’s Disclosure Schedule.

(xii) Neither CBTC nor any of its Subsidiaries has made any agreement, taken any action, or omitted to take any action, with respect to or as part of any Compensation and Benefit Plan that is an operational failure under Section 409A of the Code or that would reasonably be expected to subject CBTC or any of its Subsidiaries to any obligation to report any amount or withhold any amount as includable in income and subject to tax, interest or any penalty by any service provider to CBTC or any of its Subsidiaries under Section 409A of the Code or to pay any reimbursement or other payment to any service provider, as defined under Section 409A of the Code, respecting any such tax, interest or penalty under Section 409A of the Code, and if any correction procedure authorized under any IRS guidance with respect to Section 409A is necessary or available on or before the Effective Time to prevent any such Section 409A document or operational failure, CBTC agrees to so correct prior to the Effective Time. As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), neither CBTC nor any of its Subsidiaries will be obligated to report any amount or withhold any amount as includable in income and subject to tax, interest or any penalty by any service provider (as defined under Section 409A of the Code) to CBTC or any of its Subsidiaries under Section 409A of the Code or to pay any reimbursement or other payment to any service provider (as defined under Section 409A of the Code) respecting any such Tax, interest or penalty under Section 409A of the Code and no provision of any of the Compensation and Benefit Plans, or any actions taken or omitted thereunder, violate Section 409A of the Code.

(n) Labor Matters. Neither CBTC nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is CBTC or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel CBTC or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to

CBTC’s knowledge, threatened, nor is CBTC aware of any activity involving its or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

(o) Takeover Laws. CBTC has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other antitakeover laws and regulations of any state applicable to CBTC, including Article 14.1 of the VSCA (collectively, “Takeover Laws”).

(p) Environmental Matters. To CBTC’s knowledge, neither the conduct nor operation of CBTC or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to CBTC’s knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To CBTC’s knowledge, neither CBTC nor any of its Subsidiaries has received any notice from any person or entity that CBTC or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

(q) Tax Matters.

(i) All Tax Returns that are required to be filed by or with respect to CBTC and its Subsidiaries have been timely filed (taking into account all applicable extensions), and all Taxes shown to be due on such Tax Returns have been paid in full, other than Taxes that are being contested in good faith, which have not been finally determined, and have been adequately reserved against in accordance with GAAP on CBTC’s consolidated financial statements as of December 31, 2020. All assessments for Taxes of CBTC or any of its Subsidiaries due with respect to completed and settled examinations or any concluded litigations have been fully paid. There are no disputes, audits, examinations or proceedings pending, or claims asserted, for Taxes upon CBTC or any of its Subsidiaries. Neither CBTC nor any of its Subsidiaries has granted any extension or waiver of the limitation period for the assessment or collection of Tax that remains in effect. Neither CBTC nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before December 31, 2020 in excess of the amounts accrued with respect thereto that are reflected in the consolidated financial statements of CBTC as of December 31, 2020. As of the date hereof, neither CBTC nor any of its Subsidiaries has any knowledge of any conditions that exist that might prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(ii) CBTC is not and has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A) of the Code.

(r) Risk Management Instruments. All Derivative Transactions whether entered into for the account of CBTC or Essex Bank or by CBTC or Essex Bank for the account of a customer of CBTC or Essex Bank (i) were entered into by CBTC or Essex Bank in the ordinary course of business and in accordance with prudent banking practice and in all material respects with all applicable rules, regulations and policies of all applicable Governmental Authorities, (ii) are legal, valid and binding obligations of CBTC or Essex Bank and, to the knowledge of CBTC, each of the counterparties thereto, and (iii) are in full force and effect and enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). CBTC and Essex Bank and, to the knowledge of CBTC, the counterparties to all such Derivative Transactions, have duly performed, in all material respects, their obligations thereunder to the extent that such obligations to perform have accrued. To the knowledge of CBTC, there are no material breaches, violations or defaults or allegations or assertions of such by any party pursuant to any such Derivative Transactions. The financial position of CBTC on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the books and records of CBTC in accordance with GAAP.

(s) Books and Records. The books and records of CBTC and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

(t) Insurance. CBTC has Previously Disclosed a list of all of the insurance policies, binders, or bonds maintained by CBTC or its Subsidiaries. CBTC and its Subsidiaries are insured with insurers believed to be reputable against such risks and in such amounts as the management of CBTC reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; CBTC and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

(u) Opinion of Financial Advisor. The board of directors of CBTC has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Piper Sandler & Co., to the effect that, as of the date of such opinion, and based upon and subject to factors, assumptions and limitations set forth therein, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of CBTC Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

(v) Loan Matters.

(i) Each Essex Loan currently outstanding (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent secured, has been secured by valid liens that have been perfected and (C) to the knowledge of CBTC, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The notes or other credit or security documents with respect to each such outstanding Essex Loan were executed and delivered in compliance in all respects with all applicable laws at the time of origination or purchase by Essex Bank and are complete and correct in all respects.

(ii) Each outstanding Essex Loan was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Essex Loan files are being maintained, in all respects in accordance with the relevant notes or other credit or security documents, CBTC’s written underwriting standards and with all applicable requirements of applicable laws.

(iii) None of the contracts pursuant to which CBTC or Essex Bank has sold Essex Loans or pools of Essex Loans or participations in Essex Loans or pools of Essex Loans contains any obligation to repurchase such Essex Loans or interests therein solely on account of a payment default by the obligor on any such Essex Loan.

(iv) (A) Section 6.03(v)(iv) of CBTC’s Disclosure Schedule sets forth a list of all Essex Loans as of the date hereof by CBTC or Essex Bank to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of CBTC, and (B) there are no employee, officer, director or other affiliate Essex Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O.

(w) Allowance for Loan and Lease Losses. The allowance for loan and lease losses (“ALLL”) reflected in CBTC’s most recent financial statements was in compliance with CBTC’s existing methodology for determining the adequacy of its ALLL and in compliance in all material respects with the standards established by the applicable Regulatory Authority, the Financial Accounting Standards Board and GAAP.

(x) Assets. CBTC or its Subsidiaries has good and marketable title to those assets reflected in CBTC’s most recent financial statements as being owned by CBTC or acquired after the date thereof (except assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all liens, except (a) statutory liens securing payments not yet due, (b) liens for real property Taxes not yet due and payable, (c) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (d) such imperfections or irregularities of title or liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Liens”). CBTC is the lessee of all leasehold estates reflected in CBTC’s most recent financial statements, free and clear of all liens of any nature whatsoever, except for Permitted Liens, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of CBTC, the lessor. There are no pending or, to the knowledge of CBTC, threatened condemnation or eminent domain proceedings against any real property that is owned or leased by CBTC. CBTC owns or leases all properties as are necessary to its operations now conducted.

(y) Investment Securities.

(i) Each of CBTC and Essex Bank has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements, borrowings of federal funds or borrowings from the Federal Reserve Banks or Federal Home Loan Banks or held in any fiduciary or agency capacity), free and clear of any Lien, except (i) as set forth in the CBTC’s financial statements or in CBTC’s SEC Documents and (ii) to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of CBTC or Essex Bank. Such securities are valued on the books of CBTC in accordance with GAAP in all material respects.

(ii) Each of CBTC and Essex Bank employs, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that CBTC believes are prudent and reasonable in the context of their respective businesses, and each of CBTC and Essex Bank has, since December 31, 2017, been in compliance with such policies, practices and procedures in all material respects.

(z) Computer Systems and Technology.

(i) The computer, information technology and data processing systems, facilities and services used by CBTC and Essex Bank, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “CBTC Systems”), are reasonably sufficient for the conduct of the respective businesses of CBTC and Essex Bank as currently conducted and (ii) the CBTC Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of CBTC and Essex Bank as currently conducted. To the knowledge of CBTC, since December 31, 2017, no third party has gained unauthorized access to any CBTC Systems owned or controlled by CBTC and Essex Bank, and CBTC and Essex Bank have taken commercially reasonable steps and implemented commercially reasonable safeguards to ensure that the CBTC Systems are secure from unauthorized access and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. Each of CBTC and Essex Bank has implemented backup and business continuity policies, procedures and systems with disaster recovery practices consistent with generally accepted industry standards applicable to CBTC and Essex Bank and sufficient to reasonably maintain the operation of the respective business of CBTC and Essex Bank in all material respects. Each of CBTC and Essex Bank has implemented and maintains commercially reasonable measures and procedures designed to reasonably mitigate the risks of cybersecurity breaches and attacks.

(ii) Since December 31, 2017, each of CBTC and Essex Bank has (A) complied in all material respects with all applicable laws that govern the receipt, collection, compilation, use, storage, processing,

sharing, safeguarding, security, disposal, destruction, disclosure or transfer of the personal information of customers or other individuals and similar laws governing data privacy, and with all of its internal privacy and data security policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (B) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To the knowledge of CBTC, since December 31, 2017, there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such information by CBTC, Essex Bank or any other Person.

(aa) Investment Advisory Services. Neither CBTC nor any of its Subsidiaries currently serves in a capacity described in Section 9(a) or 9(b) of the Investment Company Act of 1940, as amended, nor currently acts as an “investment adviser” required to register as such under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) or any analogous applicable state law. Essex Bank offers investment management, investment advisory or sub-advisory services, or any other wealth management services including but not limited to trust and estate planning and trust administration either through a third party or pursuant to an exemption from registration under the Investment Advisers Act and any analogous applicable state law. Essex Bank is not conducting any activities that would require it to be registered with the SEC as an investment adviser under the Investment Advisers Act or any analogous applicable state law.

6.04 Representations and Warranties of United. Subject to Sections 6.01 and 6.02 and except as Previously Disclosed, United hereby represents and warrants to CBTC:

(a) Organization and Standing. United is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. United is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

(b) Capitalization.

(i) As of the date hereof, the authorized capital stock of United consists of (A) 200,000,000 shares of United Common Stock, of which as of May 31, 2021, 134,166,080 shares were outstanding, and (B) 50,000,000 shares of preferred stock with par value of $1.00 per share (“United Preferred Stock”), as of the date hereof, none of which are outstanding. As of May 31, 2021, except as set forth in its Disclosure Schedule, United does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of United Common Stock, United Preferred Stock or any other equity securities of United or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of United Common Stock, United Preferred Stock or other equity securities of United or any of its Subsidiaries. As of May 31, 2021, United had 1,670,531 shares of United Common Stock that are issuable and reserved for issuance upon exercise of United Stock Options. The outstanding shares of United Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

(ii) The shares of United Common Stock to be issued in exchange for shares of CBTC Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, subject to no preemptive rights and authorized for trading on Nasdaq.

(c) Subsidiaries. Each of United’s Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries. United has Previously Disclosed a list of all of its Subsidiaries, together with the jurisdiction of organization of each Subsidiary.

(d) Corporate Power. Each of United and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and United has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(e) Corporate Authority. The execution and delivery of this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of United and the United Board. Assuming due authorization, execution and delivery by CBTC, this Agreement is a valid and legally binding obligation of United, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f) Consents and Approvals; No Defaults.

(i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by United or any of its Subsidiaries in connection with the execution, delivery or performance by United of this Agreement or to consummate the Merger except for: (A) filings of applications and notices with the federal and state banking and insurance authorities and the approvals or consents of any federal or state banking and insurance authorities, including, the VBFI and the Federal Reserve Board; (B) filings with Nasdaq regarding the United Common Stock to be issued in the Merger; (C) the filing with and declaration of effectiveness of the Registration Statement by the SEC; (D) the filing of articles of merger with the VSCC pursuant to the VSCA and with the WVSOS pursuant to the WVBCA and the issuance of certificates of merger in connection with the Merger and the Bank Merger; (E) such filings as are required to be made or approvals as are required to be obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of United Common Stock in the Merger; and (F) receipt of the approvals set forth in Section 8.01(b). As of the date hereof, United is not aware of any reason why the approvals set forth in Section 8.01(b) will not be received without the imposition of a Materially Burdensome Regulatory Condition.

(ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of United or of any of its Subsidiaries or to which United or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of United or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(g) Financial Reports and SEC Documents; Absence of Certain Changes or Events.

(i) United’s Annual Report on Form 10-K for each of the fiscal years ended December 31, 2018, 2019 and 2020 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2020, under the Securities Act or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively “United’s SEC Documents”), as of the date filed, (A) as to form complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition of United contained in or incorporated by reference into any of United’s SEC Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of United and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders’ equity and cash flows or equivalent statements of United in any of United’s SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders’ equity and cash flows, as the case may be, of United and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP during the periods involved, except in each case as may be noted therein, and subject to normal year-end audit adjustments in the case of unaudited statements.

(ii) Section 6.04(g)(ii) of United’s Disclosure Schedule lists, and upon request, United has delivered to CBTC, copies of the documentation creating or governing all securitization transactions and “off-balance sheet arrangements” (as described in Footnote 8 of Item 303(b) of Regulation S-K) effected by United or its Subsidiaries, since December 31, 2020. Ernst & Young LLP, which has expressed its opinion with respect to the audited financial statements of United and its Subsidiaries (including the related notes) included in United’s SEC Documents is and has been throughout the periods covered by such financial statements an independent registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002).

(iii) United has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2017. Except to the extent available in full without redaction on the SEC’s web site through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) two days prior to the date of this Agreement, United has made available to CBTC copies in the form filed with the SEC of (A) its Annual Reports on Form 10-K for each fiscal year of the Company beginning after December 31, 2017, (B) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of United referred to in clause (A) above, (C) all proxy statements relating to United’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents since the beginning of the first fiscal year referred to in clause (A) above, (D) all certifications and statements required by (x) the SEC’s Order dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any report referred to above, (E) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been made available to CBTC pursuant to this Section 6.04(g), filed by United with the SEC since the beginning of the first fiscal year referred above, and (F) all comment letters received by United from the staff of the SEC since December 31, 2019 and all responses to such comment letters by or on behalf of United.

(iv) United maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning United and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of United’s filings with the SEC and other public disclosure documents. United maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act and as of December 31, 2020, such internal control over financial reporting was effective in providing reasonable assurance to United’s management and its board of directors regarding the preparation and fair presentation of published financial statements in accordance with GAAP. To United’s knowledge, each director and executive officer of United has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since December 31, 2020. As used in this Section 6.04(g), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(v) Since December 31, 2020, United and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice or for legal, accounting, and financial advisory fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

(vi) Since December 31, 2020, (A) United and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any subsection of Section 6.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to United.

(h) Litigation. No litigation, claim or other proceeding before any Governmental Authority is pending against United or any of its Subsidiaries and, to United’s knowledge, no such litigation, claim or other proceeding has been threatened.

(i) Regulatory Matters.

(i) Neither United nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority.

(ii) Neither United nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(iii) United is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended, and has elected to be treated as a financial holding company as defined by the Gramm-Leach-Bliley Act of 1999.

(iv) Since December 31, 2017, United Bank has duly filed with the Federal Reserve Board and VBFI and any other applicable Governmental Authority, as the case may be, all reports, returns, forms, filings, information, data, registrations, submissions, statements, certifications and documents, required to be filed or furnished by it under any applicable law, including any and all federal and state banking laws, and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable law.

(j) Compliance with Laws.

(i) Each of United and its Subsidiaries is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Bank Secrecy Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, Title III of the USA Patriot Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory or abusive or deceptive lending or any other product or service, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.

(ii) Each of United and its Subsidiaries has all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to United’s knowledge, no suspension or cancellation of any of them is threatened.

(iii) Neither United nor any of its Subsidiaries has received, since December 31, 2011, any notification or communication from any Governmental Authority (A) asserting that United or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to United’s knowledge, do any grounds for any of the foregoing exist).

(iv) Since January 1, 2019, is in compliance with the privacy provisions of the Gramm-Leach-Bliley Act, and all other applicable laws relating to consumer privacy.

(v) Neither United nor any of its directors, officers or employees, nor, to the knowledge of United, any agent or other Person acting on behalf of United is currently subject to any sanctions administered by Office of Foreign Assets Control. Since December 31, 2017, United Bank (i) has properly certified all foreign deposit accounts and has made all necessary Tax withholdings on all of its deposit accounts, (ii) has timely and properly filed and maintained all requisite currency transaction reports and other related forms, including any requisite custom reports required by any agency of the U.S. Department of the Treasury, including the IRS, and (iii) has timely filed all suspicious activity reports with the Financial Crimes Enforcement Network (bureau of the U.S. Department of the Treasury) required to be filed by it pursuant to applicable laws.

(vi) United Bank is an “insured depositary institution” as defined in the FDIA and applicable regulations thereunder, is in compliance in all respects with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder and has received a Community Reinvestment Act rating of “outstanding” in its most recently completed exam, and United has no knowledge of the existence of any fact or circumstance or set of facts or circumstances that could reasonably be expected to result in United Bank having its current rating lowered.

(k) Material Contracts; Defaults. Except for this Agreement, neither United nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither United nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

(l) Employee Benefit Plans.

(i) The existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements, change in control agreements, SERPs, Deferred Compensation Plans, equity award agreements, split dollar agreements and other similar practices, policies and arrangements in which current or former employees, consultants or directors of United or any of its Subsidiaries participate or with respect to which United or any of its Subsidiaries has any liability (the “United Compensation and Benefit Plans”) each have been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each United Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “United Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such United Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS or the Compensation and Benefit Plan uses a prototype or volume submitter plan that is the subject of an IRS opinion or advisory letter, and United is not aware of any circumstances that could adversely affect such qualification or which are likely to result in the revocation of any existing favorable determination letter or in not receiving a favorable determination letter. There is no material pending or, to the knowledge of United, threatened legal action, suit or claim relating to the United Compensation and Benefit Plans other than routine claims for benefits. Neither United nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any United Compensation and Benefit Plan that would reasonably be expected to subject United or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

(ii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by United or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of

Section 4001(a)(15) of ERISA or any multiemployer plan as defined under Subtitle E of Title IV of ERISA currently or formerly maintained or contributed to by any of them, or any single-employer plan of any entity (a “United ERISA Affiliate”) which is considered one employer with United under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (a “United ERISA Affiliate Plan”). No notice of a “reportable event”, within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any United Compensation and Benefit Plan or by any United ERISA Affiliate Plan within the 36-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or United ERISA Affiliate Plan and, to United’s knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of United, there is no pending investigation or enforcement action by the PBGC, the DOL or IRS or any other governmental agency with respect to any United Compensation and Benefit Plan. Under each United Pension Plan and United ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such United Pension Plan or United ERISA Affiliate Plan), did not exceed the then current value of the assets of such United Pension Plan or United ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such United Pension Plan or United ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

(iii) All contributions, payments or premiums required to be made under the terms of any United Compensation and Benefit Plan or United ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which United or any of its Subsidiaries is a party have been timely made or have been reflected on United’s financial statements. Neither any United Pension Plan nor any United ERISA Affiliate Plan has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each United Pension Plan or United ERISA Affiliate Plan have been made on or before their due dates. None of United, any of its Subsidiaries or any United ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any United Pension Plan or to any United ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, or (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) or Section 430(k) of the Code or pursuant to ERISA.

(iv) Neither United nor any of its Subsidiaries has any obligations to provide retiree health and life insurance, retiree long-term care insurance, retiree death or other benefits, other than a program to offer to remit premiums and provide some administrative tasks with respect to retiree health and life insurance paid by retirees under any United Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code or similar state laws.

(v) United and its Subsidiaries do not maintain any United Compensation and Benefit Plans covering foreign employees.

(m) No Brokers. No action has been taken by United that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to Performance Trust Capital Partners, LLC.

(n) Environmental Matters. To United’s knowledge, neither the conduct nor operation of United or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to United’s knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To United’s knowledge, neither United nor any of its

Subsidiaries has received any notice from any person or entity that United or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

(o) Taxes. As of the date hereof, neither United nor any of its Subsidiaries has any knowledge of any conditions that exist that might prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(p) Insurance. United and its Subsidiaries are insured with insurers believed to be reputable against such risks and in such amounts as the management of United reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; United and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

(q) Opinion of Financial Advisor. The board of directors of United has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Performance Trust Capital Partners, LLC, to the effect that, as of the date of such opinion, and based upon and subject to factors, assumptions and limitations set forth therein, the Exchange Ratio to be paid to the holders of CBTC Common Stock is fair, from a financial point of view, to United. Such opinion has not been amended or rescinded as of the date of this Agreement.

(r) Allowance for Loan and Lease Losses. The ALLL reflected in United’s most recent financial statements was in compliance with United’s existing methodology for determining the adequacy of its ALLL and in compliance in all material respects with the standards established by the applicable Regulatory Authority, the Financial Accounting Standards Board and GAAP.

(s) Computer Systems and Technology.

(i) The computer, information technology and data processing systems, facilities and services used by United and United Bank, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “United Systems”), are reasonably sufficient for the conduct of the respective businesses of United and United Bank as currently conducted and (ii) the United Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of United and United Bank as currently conducted. To the knowledge of United, since December 31, 2017, no third party has gained unauthorized access to any United Systems owned or controlled by United and United Bank, and United and United Bank have taken commercially reasonable steps and implemented commercially reasonable safeguards to ensure that the United Systems are secure from unauthorized access and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. Each of United and United Bank has implemented backup and business continuity policies, procedures and systems with disaster recovery practices consistent with generally accepted industry standards applicable to United and United Bank and sufficient to reasonably maintain the operation of the respective business of United and United Bank in all material respects. Each of United and United Bank has implemented and maintains commercially reasonable measures and procedures designed to reasonably mitigate the risks of cybersecurity breaches and attacks.

(ii) Since December 31, 2017, each of United and United Bank has (A) complied in all material respects with all applicable laws that govern the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of the personal information of customers or other individuals and similar laws governing data privacy, and with all of its internal privacy and data security policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (B) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To the knowledge of United, since December 31, 2017, there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such information by United, United Bank or any other Person.

ARTICLE VII

Covenants

7.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of CBTC and United agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

7.02 Shareholder Approval. CBTC agrees to take, in accordance with applicable law and the CBTC Articles and the CBTC Bylaws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by CBTC’s shareholders for consummation of the Merger (including any adjournment or postponement, the “CBTC Meeting”), as promptly as practicable after the Registration Statement is declared effective. The CBTC Board shall recommend that the CBTC shareholders approve and adopt the Agreement and the transactions contemplated hereby; provided that the CBTC Board may fail to make such recommendation, or change, withdraw, qualify or modify, or publicly propose to change, withdraw, qualify or modify, in a manner that is adverse to United, any such recommendation (an “Adverse Recommendation Change”), if the CBTC Board has, after having consulted with its financial advisor with respect to financial matters and having consulted with and considered the advice of its outside legal counsel, determined that the failure to make an Adverse Recommendation Change would be reasonably likely to constitute a breach of the fiduciary duties of the members of the CBTC Board under applicable law; provided that: (a) prior to making an Adverse Recommendation Change, the CBTC Board shall provide written notice to United (a “Notice of Recommendation Change”) of its intent to announce an Adverse Recommendation Change on the fifth (5th) business day following delivery of such notice, which notice shall specify any material terms and conditions of any applicable Superior Proposal (and include a copy thereof with all accompanying documentation, if in writing), and identify the Person making such Superior Proposal, if applicable (it being understood that any amendment to any material term of such Superior Proposal shall require a new Notice of Recommendation Change, except that, in such case, the five (5) business day period referred to in this Section 7.02 shall be reduced to three (3) business days following the delivery of such new Notice of Recommendation Change); (b) after providing such Notice of Recommendation Change, CBTC shall negotiate in good faith with United (if requested by United) and provide United reasonable opportunity during the subsequent five (5) business day period to make such adjustments in the terms and conditions of this Agreement as would enable the CBTC Board to proceed without an Adverse Recommendation Change (it being understood that United shall not be required to propose any such adjustments); and (c) the CBTC Board, following such five (5) business day period, determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to take such action would be reasonably likely to constitute a breach of the fiduciary duties of the members of the CBTC Board under applicable law.

7.03 Registration Statement.

(a) United agrees to prepare a registration statement on Form S-4 (the “Registration Statement”) to be filed by United with the SEC in connection with the issuance of United Common Stock in the Merger (including the prospectus of United and proxy solicitation materials of CBTC constituting a part thereof (the “Proxy Statement”) and all related documents). CBTC and United agree to cooperate, and to cause their respective Subsidiaries, as applicable, to cooperate, with the other and its counsel and its accountants in the preparation of the Registration Statement and the Proxy Statement. United agrees to file the Registration Statement (including the Proxy Statement in preliminary form) with the SEC as promptly as reasonably practicable and in any event within 75 days from the date of this Agreement. Each of CBTC and United agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. United also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Each of United and CBTC agrees to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors and shareholders and such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, Proxy Statement or any other statement, filing, notice or application made by or on behalf of United, CBTC or their respective Subsidiaries, as applicable, to any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. CBTC shall have the right to review and consult with United and approve the form of, and any characterization of such information included in, the Registration Statement prior to its being filed with the SEC.

(b) Each of CBTC and United agrees, as to itself and its Subsidiaries and affiliates, as applicable, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the CBTC Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement that, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of CBTC and United further agrees that if it shall become aware prior to the date of the CBTC Meeting of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

(c) United agrees to advise CBTC, promptly after United receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of United Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

7.04 Access; Information.

(a) Each of CBTC and United agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party’s officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request. Neither United or its Subsidiaries nor CBTC or its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of United, CBTC or their respective Subsidiaries, as the case may be, or contravene any applicable law or regulation or binding contract, agreement or arrangement entered into prior to the date of this Agreement; and in any such event, the parties will make appropriate substitute disclosure arrangements.

(b) Each of CBTC and United agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 7.04 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Merger and the other transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 7.04 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party that furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

(c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

(d) The provisions of this Section 7.04 are in addition to, and not in lieu of, that certain confidentiality agreement dated April 15, 2021, between United and CBTC (the “Confidentiality Agreement”), the terms of which are specifically confirmed.

7.05 Acquisition Proposals. CBTC agrees that it shall not, and shall cause its Subsidiaries and its officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with any person relating to, any Acquisition Proposal. CBTC shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than United with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. CBTC shall inform United promptly of all relevant details of any inquiries or contacts by third parties relating to the possible disposition of the business or the capital stock of CBTC or any merger, change or control or other business combination involving CBTC. Notwithstanding the foregoing, nothing contained in this Section 7.05 shall prohibit CBTC, prior to the CBTC Meeting and subject to compliance with the other terms of this Section 7.05, from furnishing nonpublic information to, or entering into discussions or negotiations with, any Person that makes an unsolicited, bona fide written Acquisition Proposal with respect to CBTC or any of its Significant Subsidiaries (that did not result from a breach of this Section 7.05), if, and only to the extent that (i) the CBTC Board concludes in good faith, after consultation with and based upon the advice of outside legal counsel, that the failure to take such actions would be reasonably likely to constitute a breach of its fiduciary duties to its shareholders under applicable law, (ii) before taking such actions, CBTC receives from such Person an executed confidentiality agreement providing for reasonable protection of confidential information, which confidentiality agreement shall not provide such person or entity with any exclusive right to negotiate with CBTC and shall contain terms and conditions no less favorable to CBTC with respect to confidentiality than the Confidentiality Agreement, and (iii) the CBTC Board concludes in good faith, after consultation with its outside legal counsel and financial advisors, that the Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal. CBTC shall promptly notify United in writing of CBTC’s receipt of any such Acquisition Proposal or inquiry, the material terms and conditions thereof, the identity of the Person making such Acquisition Proposal or inquiry, and shall keep United reasonably informed on a prompt basis, of the status and material terms of any such Acquisition Proposal and the status of discussions or negotiations with respect thereto, including any material amendments or proposed amendments as to price and other material terms thereof. CBTC agrees that it and its Subsidiaries will not enter into a confidentiality or other agreement with any Person subsequent to the date of this Agreement that would prohibit CBTC from providing any information to United in accordance with this Section 7.05. CBTC agrees that any violation of the restrictions set forth in this Section 7.05 by any representative of CBTC shall be deemed a breach of this Section 7.05 by CBTC.

7.06 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from any applicable Takeover Law, as now or hereafter in effect.

7.07 Exemption from Liability Under Section 16(b). United and CBTC agree that, in order to most effectively compensate and retain certain directors and officers of CBTC in connection with the Merger, both prior to and after the Effective Time, it is desirable that the directors and officers of CBTC not be subject to a risk of liability under Section 16(b) of the Exchange Act, and for that compensatory and retentive purposes agree to the provisions of this Section 7.07. The United Board, or a committee of “Non-Employee Directors” (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) thereof, shall promptly, and in any event prior to the Effective Time, take all such steps as may be necessary or appropriate to cause any dispositions of CBTC Common Stock, CBTC Stock Options, CBTC Stock Awards, or acquisitions (and any subsequent dispositions) of United Common Stock or Replacement Options by the directors and officers of CBTC, who, immediately following the Merger, will be officers of United subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law.

7.08 Regulatory Applications.

(a) United and CBTC and their respective Subsidiaries and affiliates, as applicable, (a) shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and (b) covenant and agree that none of the information supplied or to be supplied by such party and any of its Subsidiaries and affiliates, as applicable, for inclusion in any filings with Governmental Authorities will, at the respective time such filing is made be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made not misleading. Each Party shall use its reasonable efforts to resolve objections, if any, which may be asserted with respect to the Merger under any applicable law, regulation or decree, including agreeing to divest any assets, deposits, lines of business or branches; provided that United shall not be required to agree to any condition or restriction or take any action or commit to take any action if such agreements or the taking of such action would, in the reasonable good faith judgment of the United Board, be materially financially burdensome to the business, operations, financial condition or results of operations of United or CBTC such that, had such condition or requirement been known, United would not, in its reasonable good faith judgment, have entered into this Agreement (a “Materially Burdensome Regulatory Condition”). Each of United and CBTC shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable and, in any event, United shall make all necessary filings and provide any necessary notices within 75 days of the date of this Agreement. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby, including advising the other party upon receiving any communication from a Governmental Authority the consent or approval of which is required for the consummation of the Merger and the other transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any required consent or approval from a Governmental Authority will not be obtained or that the receipt of such consent or approval may be materially delayed (a “Regulatory Communication”). Upon the receipt of a Regulatory Communication, without limiting the scope of the foregoing paragraphs, United shall, to the extent permitted by applicable law, (i) promptly advise CBTC of the receipt of any substantive communication from a Governmental Authority with respect to the transactions contemplated hereby and (ii) provide CBTC with a reasonable opportunity to participate in the preparation of any response thereto and the preparation of any other substantive submission or communication to any Governmental Authority with respect to the transactions contemplated hereby and to review any such response, submission or communication prior to the filing or submission thereof.

(b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

7.09 Indemnification.

(a) Following the Effective Date and for a period of six years thereafter, United shall indemnify, defend and hold harmless the present directors, officers and employees of CBTC and its Subsidiaries (each, an “Indemnified Party”) against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time to the fullest extent that CBTC is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of the Commonwealth of Virginia, the CBTC Articles, the CBTC Bylaws and any agreement as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer’s, director’s or employee’s conduct complies with the standards set forth under Virginia law, the CBTC Articles, the CBTC Bylaws and any agreement shall be made by independent counsel (which shall not be counsel that provides material services to United) selected by United and reasonably acceptable to such officer or director. United shall comply with any indemnification agreements between CBTC or its Subsidiaries on the one hand, and their respective directors and officers on the other hand; provided, however, that each of CBTC and its Subsidiaries, as applicable, agrees to exercise its reasonable best efforts to obtain amendments to each indemnification agreement applicable to it prior to the Effective Date so that terms of any such agreement aligns with the time periods set forth in this Section 7.09.

(b) For a period of six (6) years from and after the Effective Time, United shall (i) maintain in effect (A) the current provisions regarding indemnification of and the advancement of expenses to Indemnified Parties contained in the CBTC Articles and CBTC Bylaws (or comparable organizational documents) of each of CBTC and its Subsidiaries and (B) any indemnification agreements of CBTC and its Subsidiaries with or for the benefit of any Indemnified Parties existing on the date hereof, and (ii) indemnify the Indemnified Parties to the fullest extent permitted by applicable law. For purposes of the foregoing: (i) in the event any claim is asserted within the six (6) year period during which CBTC and its Subsidiaries, (A) all such rights in respect of any such claim shall continue until disposition thereof and (B) the Indemnified Party shall be entitled to advancement of expenses within five (5) business days following receipt of any such claim involving such Indemnified Party; and (ii) any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under VSCA, the CBTC Articles or CBTC Bylaws or any such agreement, as the case may be, for purposes of the allowance of indemnification or advancement of expenses, shall be made by independent legal counsel selected by such Indemnified Party and reasonably acceptable to United. The fees and expenses of such independent legal counsel shall be paid for by United.

(c) For a period of six (6) years from the Effective Time, United shall provide that portion of director’s and officer’s liability insurance that serves to reimburse the present and former officers and directors of CBTC or any of its Subsidiaries (determined as of the Effective Time) (as opposed to CBTC) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by CBTC; provided that in no event shall United be required to expend, on an annual basis, more than 200% of the current annual amount expended by CBTC (the “Insurance Amount”) to maintain or procure such directors and officers insurance coverage; provided, further, that if United is unable to maintain or obtain the insurance called for by this Section 7.09(c), United shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of CBTC or any Subsidiary may be required to make application and provide customary representations and warranties to United’s insurance carrier for the purpose of obtaining such insurance. In lieu of the foregoing, United may obtain at or prior to the Effective Time a six (6)-year “tail” policy under CBTC’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Insurance Amount.

(d) Any Indemnified Party wishing to claim indemnification under Section 7.09(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify United thereof; provided that the failure so to notify shall not affect the obligations of United under Section 7.09(a) unless and to the extent that United is actually prejudiced as a result of such failure.

(e) If United or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of United shall assume the obligations set forth in this Section 7.09.

(f) The provisions of this Section 7.09, (i) shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by agreement or otherwise.

7.10 Benefit Plans.

(a) At and following the Effective Time (i) United shall provide employees of CBTC and its Subsidiaries with employee benefit plans substantially similar to those provided to similarly situated employees of United, except with respect to the United Pension Plan, (ii) United shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation and Benefit Plans) and eligibility waiting periods under group health plans to be waived with respect to such employees and their eligible dependents, and (iii) all employees of CBTC and its Subsidiaries shall receive credit for years of service with CBTC, its Subsidiaries and their predecessors prior to the Effective Time for purposes of eligibility and vesting (but not for purposes of benefit accrual other than accrual for vacation; provided that, in accordance with United’s policies, no vacation or paid time off shall thereafter be carried over into a subsequent calendar year except that employees who are retained by United shall be permitted to carry over vacation until the end of 2022 and employees who are not retained by United shall be paid for unused vacation) under United’s benefit plans, except with respect to the United Pension Plan. All employees of CBTC and its Subsidiaries and their eligible dependents will receive credit for co-payments, deductibles and out-of-pocket maximums satisfied by such employees and dependents under the Compensation and Benefit Plans. Except as provided in this Agreement, United shall maintain CBTC’s and its Subsidiaries’ existing employee benefit plans until such time as United has provided similar plans to employees of CBTC and its Subsidiaries as contemplated in the preceding sentence. Employees of CBTC and its Subsidiaries shall not be entitled to accrual of benefits or allocation of contributions under United’s benefit plans based on years of service with CBTC, its Subsidiaries and their predecessors prior to the Effective Date, except with respect to any vacation accrual.

(b) Except for employees of CBTC and its Subsidiaries with individual agreements that provide for payment of severance under certain circumstances (who will be paid severance only in accordance with such agreements and shall not have a right to employer-paid outplacement services unless provided in such agreements), United agrees that each employee of CBTC and its Subsidiaries who is involuntarily terminated by United or any of its Subsidiaries (other than for cause) on or within the time period set forth on Section 7.10(b) of United’s Disclosure Schedule, shall receive (i) a severance payment equal to the amounts set forth on Section 7.10(b) of United’s Disclosure Schedule, but only if such employee does not have rights to a severance payment under an employment agreement, in which case no severance payment shall be made to such employee hereunder, and (ii) outplacement services through the date that is set forth on Section 7.10(b) of United’s Disclosure Schedule by an outplacement agency selected by United.

(c) CBTC shall cause its 401(k) plan to be fully vested and terminated effective immediately prior to or upon the Effective Time, in accordance with applicable law and regulations, and CBTC shall pursue, in United’s sole discretion, the receipt of a favorable determination letter from the IRS relating to such termination. Each employee of CBTC and its Subsidiaries that is a participant in CBTC’s 401(k) plan, and that becomes an eligible employee of United or its Subsidiaries following the Effective Time, shall be eligible to participate in United’s 401(k) plan as soon as administratively practical, in accordance with the terms and conditions of United’s 401(k) plan, after the Effective Time, and, account balances under CBTC’s terminated 401(k) plan will be eligible for distribution or rollover, in accordance with the terms and conditions of the United 401(k) plan and applicable law and regulation, including direct rollover of cash and, provided that CBTC’s terminated 401(k) plan provides for or is validly amended prior to termination to provide for (A) roll out of promissory notes, (B) a period of time during which plan termination does not cause immediate loan default, (C) in-kind distribution of promissory notes, and (D) such other plan provisions as are required for rollout of promissory notes, direct rollover of promissory notes to United’s 401(k) plan, for each such employee in his or her discretion. Any other former employee of CBTC or its Subsidiaries that is employed by United or its Subsidiaries after the Effective Time shall be eligible to be a participant in United’s 401(k) plan upon complying with eligibility requirements. For purposes of administering United’s 401(k) plan, service with CBTC and its Subsidiaries shall be deemed to be service with United for participation and vesting purposes, but not for purposes of benefit accrual.

(d) (i) Prior to the Effective Time, and effective as of the Effective Time, each of United, CBTC and the key employee of CBTC, as the case may be, will enter into an agreement concerning his employment with United and related matters after the Effective Time in accordance with the terms and conditions set forth in Section 7.10(d)(i) of the United Disclosure Schedule, with such agreement substantially in the form set forth in Section 7.10(d)(i) of the United Disclosure Schedule.

(ii) At and following the Effective Time, United shall honor, and United shall be obligated to perform, or shall cause its Subsidiaries to honor and perform, in accordance with their terms and applicable law, the contractual rights of Employees, Consultants and Directors of CBTC and its Subsidiaries existing as of the Effective Time, including, without limitation, the rights under the plans and agreements set forth in Section 7.10(d)(ii) of the CBTC Disclosure Schedule.

(e) CBTC shall use commercially reasonable efforts to cause the employees of CBTC identified by CBTC and United to enter into retention or stay bonus agreements (in a form mutually agreed to by United and the employee) prior to the Effective Time in accordance with the terms and conditions set forth in Section 7.10(e) of the United Disclosure Schedule.

7.11 Notification of Certain Matters. Each of CBTC and United shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

7.12 Advisory Board. In connection with the consummation of the Merger, United shall invite all members of the CBTC Board to serve on its Richmond Advisory Board or another appropriate advisory board maintained by United for the region in which such individuals reside.

7.13 Compliance with Laws. Each of CBTC and its Subsidiaries shall comply in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to employees conducting such businesses.

7.14 Operating Functions. CBTC shall cooperate with United in connection with planning for the efficient and orderly combination of the parties and the operation of United (including the former operations of CBTC) after the Merger, and in preparing for the consolidation of appropriate operating functions to be effective on the Effective Time or such later date as United may decide. Notwithstanding the foregoing, (a) United shall not under any circumstance be permitted to exercise control of CBTC prior to the Effective Time, (b) CBTC shall not be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust laws and (c) CBTC shall not be required to agree to any material obligation that is not contingent upon the consummation of the Merger.

7.15 Assumption of TRUPs. United acknowledges that BOE Statutory Trust I holds subordinated debentures issued by CBTC and has issued preferred securities that are intended to be “qualified trust preferred securities” as defined in applicable regulatory capital guidelines, or which are eligible for such treatment as grandfathered trust preferred securities. United agrees that at the Effective Time, it shall expressly assume all of CBTC’s obligations under the indentures relating to such subordinated debentures (including, without limitation, being substituted for CBTC) and execute any and all documents, instruments and agreements, including any supplemental indentures, guarantees, or declarations of trust required by said indentures, the subordinated debentures or the trust preferred securities issued by BOE Statutory Trust I, or as may reasonably be requested by the trustees thereunder, and thereafter shall perform all of CBTC’s obligations with respect to the subordinated debentures and the trust preferred securities issued by BOE Statutory Trust I.

7.16 Shareholder Litigation. Each party shall keep the other party reasonably informed with respect to the defense or settlement of any shareholder action against it or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement. Each party shall give the other party the opportunity to consult with it regarding the defense or settlement of any such shareholder action and shall not settle any such action without the other party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

7.17 Dividends. CBTC and United shall coordinate with each other regarding the declaration, setting of record dates, and payment dates of dividends with respect to shares of CBTC Common Stock and United Common Stock, it being the intention of the parties that, with respect to the fourth calendar quarter of 2021 (or any subsequent calendar quarter), holders of shares of CBTC Common Stock shall receive either a quarterly dividend on shares of CBTC Common Stock or a quarterly dividend declared with respect to shares of United Common Stock received as Merger Consideration and shall not receive dividends declared in the fourth calendar quarter of 2021 (or any subsequent calendar quarter) with respect to both shares of CBTC Common Stock and shares of United Common Stock received as Merger Consideration.

ARTICLE VIII

Conditions to Consummation of the Merger

8.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of United and CBTC to consummate the Merger is subject to the fulfillment or written waiver by United and CBTC prior to the Effective Time of each of the following conditions:

(a) Shareholder Approval. This Agreement and any other matters required to be approved by CBTC’s shareholders for consummation of the Merger shall have been duly approved by the requisite vote of the shareholders of CBTC.

(b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any Materially Burdensome Regulatory Condition.

(c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by this Agreement.

(d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e) Listing. The shares of United Common Stock to be issued in the Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance.

8.02 Conditions to Obligation of CBTC. The obligation of CBTC to consummate the Merger is also subject to the fulfillment or written waiver by CBTC prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of United set forth in this Agreement shall be true and correct, subject to the standard set forth in Section 6.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and CBTC shall have received a certificate, dated the Effective Date, signed on behalf of United by the Chief Executive Officer and the Chief Financial Officer of United to such effect.

(b) Performance of Obligations of United. United shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and CBTC shall have received a certificate, dated the Effective Date, signed on behalf of United by the Chief Executive Officer and the Chief Financial Officer of United to such effect.

(c) Opinion of CBTC’s Counsel. CBTC shall have received an opinion of Williams Mullen, counsel to CBTC, in form and substance reasonably satisfactory to CBTC, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated as a “reorganization” within the meaning of Section 368 of the Code. In rendering its opinion, Williams Mullen may require and rely upon representations contained in letters from CBTC, United, officers and employees of CBTC or United, and others, reasonably satisfactory in form and substance to it.

8.03 Conditions to Obligation of United. The obligation of United to consummate the Merger is also subject to the fulfillment or written waiver by United prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of CBTC set forth in this Agreement shall be true and correct, subject to the standard set forth in Section 6.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and United shall have received a certificate, dated the Effective Date, signed on behalf of CBTC by the Chief Executive Officer and the Chief Financial Officer of CBTC to such effect.

(b) Performance of Obligations of CBTC. CBTC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and United shall have received a certificate, dated the Effective Date, signed on behalf of CBTC by the Chief Executive Officer and the Chief Financial Officer of CBTC to such effect.

(c) Opinion of United’s Counsel. United shall have received an opinion of Bowles Rice LLP, counsel to United, in form and substance reasonably satisfactory to United, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated as a “reorganization” under Section 368 of the Code. In rendering its opinion, Bowles Rice LLP may require and rely upon representations contained in letters from United, CBTC, officers and employees of United or CBTC, and others, reasonably satisfactory in form and substance to it.

(d) Agreement with CBTC Key Employee. The agreement with Rex L. Smith III concerning his employment with United and related matters at and after the Effective Time as set forth on Section 7.10(d)(i) of CBTC’s Disclosure Schedule has been memorialized in a binding, written agreement entered into by Mr. Smith and United Bank, and neither party thereto has taken any action on or before the Effective Time to materially breach or to cancel or terminate any such agreement.

ARTICLE IX

Termination

9.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of United and CBTC, if the board of directors of each so determines by vote of a majority of the members of its entire board of directors.

(b) Breach. At any time prior to the Effective Time, by United or CBTC (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if its board of directors so determines by vote of a majority of the members of its entire board of directors, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 6.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which material breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

(c) Delay. At any time prior to the Effective Time, by United or CBTC, if its board of directors so determines by vote of a majority of the members of such party’s entire board of directors, in the event that the Merger is not consummated by May 31, 2022, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 9.01(c).

(d) Failure of United Conditions. By United in the event that any of the conditions precedent to the obligations of United to consummate the Merger contained in Sections 8.03(a), 8.03(b) and 8.03(d) cannot be satisfied or fulfilled by the date specified in Section 9.01(c) (provided that the failure of such condition to be satisfied or fulfilled is not a result of United’s failure to perform, in any material respect, any of its covenants or agreements contained in this Agreement or the material breach by United of any of its representations or warranties contained in this Agreement).

(e) Failure of CBTC Conditions. By CBTC in the event that any of the conditions precedent to the obligations of CBTC to consummate the Merger contained in Sections 8.02(a) or 8.02(b) cannot be satisfied or fulfilled by the date specified in Section 9.01(c) (provided that the failure of such condition to be satisfied or fulfilled is not a result of CBTC’s breach of Section 7.02, 7.03 or 7.05, CBTC’s failure to perform, in any material respect, any of its covenants or agreements contained in this Agreement or the material breach by CBTC of any of its representations or warranties contained in this Agreement).

(f) No Approval. By CBTC or United, if its board of directors so determines by a vote of a majority of the members of its entire board of directors, in the event (i) final action has been taken by any Governmental Authority whose approval is required for consummation of the Merger and the other transactions contemplated by this Agreement, which final action has become nonappealable and does not approve this Agreement or the transactions contemplated hereby, an application submitted to any Governmental Authority whose approval is required for the consummation of the Merger has been permanently withdrawn at the request or suggestion of such Governmental Authority, or any Governmental Authority has approved of this Agreement or the transactions contemplated hereby with a Materially Burdensome Regulatory Condition (except to the extent that such action, denial or withdrawal or the imposition of such condition is due to the failure of the party seeking to terminate pursuant to this Section 9.01(f) to perform or observe the covenants of such party set forth in this Agreement), or (ii) the shareholder approval required by Section 8.01(a) herein is not obtained at the CBTC Meeting.

(g) Failure to Recommend, Etc. At any time prior to the CBTC Meeting, by United if (i) the CBTC Board has made an Adverse Recommendation Change, (ii) the CBTC Board has failed to reaffirm the recommendation referred to Section 7.02 within ten (10) business days after United requests such reaffirmation in writing at any time following the public announcement of an Acquisition Proposal, or (iii) CBTC has failed to comply in all material respects with its obligations set forth in Sections 7.02 and 7.05.

(h) Superior Proposal.

(i) By CBTC, if the CBTC Board so determines by a vote of the majority of the members of its entire board, at any time prior to the CBTC Meeting, in order to concurrently enter into an agreement with respect to an Acquisition Proposal that was received and considered by CBTC in compliance with Section 7.05 and (A) that would, if consummated, result in a transaction that is more favorable to CBTC’s shareholders from a financial point of view than the Merger and (B) is fully financed or reasonably capable of being fully financed and reasonably likely to receive all required approvals of Governmental Authorities on a timely basis and otherwise reasonably capable of being completed on the terms proposed (a “Superior Proposal”); provided that (X) this Agreement may be terminated by CBTC pursuant to this Section 9.01(h)(i) only after the fifth (5th) business day following United’s receipt of written notice from CBTC advising United that CBTC is prepared to enter into an agreement with respect to a Superior Proposal and only if, during such five (5) business day period, United does not make an offer to CBTC that the CBTC Board determines in good faith, after consultation with its financial and legal advisors, is at least as favorable as the Superior Proposal and (Y) CBTC pays the Fee specified in Section 9.03.

(ii) By United, if CBTC enters into an Acquisition Agreement.

(i) Decline in United Common Stock Price. (i) By CBTC, at any time during the five (5) day period following the Determination Date, if both of the following conditions are satisfied:

(A)	the Average United Stock Price shall be less than $33.37; and

(B)

(1) the quotient of the Average United Stock Price divided by the Starting Price (such quotient being the “United Ratio”), shall be less than eighty percent (80%) of (2) the quotient of the Average Index Price divided by the Index Price on the Starting Date (such quotient being the “Index Ratio”).

provided, however, that if CBTC refuses to consummate the Merger pursuant to this Section 9.01(i)(i), it shall give prompt written notice thereof to United (and provided that such CBTC notice of election to terminate may be withdrawn at any time within the aforementioned five (5) day period). During the five (5) day period commencing with its receipt of such notice, United shall have the option to increase the consideration to be received by the holders of CBTC Common Stock hereunder, by either:

(a)	increasing the Exchange Ratio (calculated to the nearest one ten-thousandth); or

(b)

provided that it does not and will not prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, paying, as part of the Merger Consideration, to each recipient of Merger Consideration, a cash payment (in addition to, and not in lieu of, issuing shares of United Common Stock to them) (the “Additional Cash Payment Per Share”), in either case so that the value of the Merger Consideration (calculated based on the Average United Stock Price and including any Additional Cash Payment Per Share) to be received by each recipient thereof equals the lesser of:

(x)	the product of the Starting Price, 0.80 and the Exchange Ratio (as in effect immediately prior to any increase in the Exchange Ratio pursuant to this Section 9.01(i)(X)); and

(y)

an amount equal to (1) the product of the Index Ratio, 0.80, the Exchange Ratio (as in effect immediately prior to any increase in the Exchange Ratio pursuant to this Section 9.01(i)(X)), and the Average United Stock Price, divided by (2) the United Ratio.

If United so elects within such five (5) day period, it shall give prompt written notice to CBTC of such election and the revised Exchange Ratio or the Additional Cash Payment Per Share, as applicable, whereupon no termination shall have occurred pursuant to this Section 9.01(i) and this Agreement shall remain in effect in accordance with its terms; provided that any references in this Agreement to the “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio as increased pursuant to this section, if applicable, and any references in this Agreement to the Merger Consideration shall thereafter include the Additional Cash Payment Per Share as set forth in this section, if applicable.

(ii) For purposes of Section 9.01(i), the following terms shall have the meanings indicated:

“Average United Stock Price” shall mean the average of the closing sale prices of United Common Stock as reported on Nasdaq during the twenty (20) consecutive full trading days ending at the closing of trading on the trading day immediately prior to the Determination Date.

“Average Index Price” shall mean the average of the daily current market price of the Index for the twenty (20) consecutive full trading days ending at the closing of trading on the trading day immediately prior to the Determination Date.

“Determination Date” shall mean the latest of (i) the date on which the last approval, consent or waiver of any Governmental Authority required to permit the consummation of the transactions contemplated by this Agreement is received and all statutory waiting periods in respect thereof shall have expired, and (ii) the date of the receipt of the shareholder approval of CBTC set forth in Section 7.02.

“Index” shall mean the KBW Regional Banking Index (KRX).

“Index Price” on a given date shall mean the closing price of the Index for that day.

“Starting Date” shall mean June 1, 2021

“Starting Price” shall mean $41.71 per share.

9.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.03, (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination, and (iii) Sections 7.03(b), 7.04(b), 9.02, 9.03, 10.05, 10.06, 10.07, 10.08, 10.09 and 10.10 shall survive any termination of this Agreement.

9.03 Fees and Expenses.

(a) In the event that, (i) this Agreement shall be terminated by CBTC pursuant to Section 9.01(h)(i) or by United pursuant to Section 9.01(h)(ii), then CBTC shall pay United promptly (but in no event later than two business days after the date of termination of this Agreement by CBTC) a fee of $12,132,000 (the “Fee”), which amount shall be payable in immediately available funds or (ii) this Agreement is terminated by United pursuant to Section 9.01(g), and prior to that date that is 12 months after such termination, CBTC or any of its Subsidiaries enters into any Acquisition Agreement or any Acquisition Proposal is consummated (regardless of whether such

Acquisition Proposal is consummated before or after termination of this Agreement), then CBTC shall pay United the Fee on the earlier of such date of execution or consummation, which amount shall be payable in immediately available funds. For purposes of the foregoing, the term “Acquisition Proposal” shall have the meaning set forth in the definition of “Acquisition Proposal” in Section 1.01 except that the references to “24.99%” shall be deemed to be references to “50.01%.” In no event shall CBTC be required to pay the Fee on more than one occasion.

(b) The agreements contained in subsection (a) of this Section 9.03 shall be deemed an integral part of the transactions contemplated by this Agreement, and without such agreements the parties would not have entered into this Agreement. A Fee payable pursuant to subsection (a) of this Section 9.03 shall be the sole and exclusive remedy of United in the event such Fee is payable as specified therein. In the event that CBTC fails to pay the Fee when due, then CBTC shall pay such Fee plus the costs and expenses actually incurred by United (including, without limitation, fees and expenses of counsel) in connection with the collection of such Fee under the enforcement of this Section 9.03, together with interest on such unpaid Fee and costs and expenses, commencing on the date that such Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank’s Base Rate plus 2.00%.

ARTICLE X

Miscellaneous

10.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 2.02(b), 7.09, 7.10, and this Article X and those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time, all of which shall survive the Effective Time).

10.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the CBTC Meeting, this Agreement may not be amended if it would violate the VSCA.

10.03 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other parties.

10.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

10.05 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of federal law are applicable). The parties hereby consent and submit to the exclusive jurisdiction and venue of any state or federal court located in the Commonwealth of Virginia.

10.06 Expenses. Subject to the obligations of CBTC set forth in Section 9.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses shall be shared equally between CBTC and United.

10.07 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to CBTC, to:

Community Bankers Trust Corporation

9954 Mayland Drive, Suite 2100

Richmond, Virginia 23233

Attention: Rex L. Smith III

                  John M. Oakey, III

With a copy to:

Williams Mullen

200 S. 10th Street, Suite 1600

Richmond, Virginia 23219

Facsimile: (804) 420-6507

Attention: Scott H. Richter

If to United, to:

United Bankshares, Inc.

514 Market Street

Parkersburg, West Virginia 26101

Attention: Richard M. Adams

                  W. Mark Tatterson

With a copy to:

Bowles Rice LLP

600 Quarrier Street

Charleston, West Virginia 25301

Facsimile: (304) 343-3058

Attention: Sandra M. Murphy, Esq.

10.08 Entire Understanding; No Third-Party Beneficiaries. This Agreement (including the Disclosure Schedules attached hereto and incorporated herein) and the Confidentiality Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 7.09, which shall inure to the benefit of the Persons referred to in such Section, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.09 Severability. The provisions of this Agreement will be deemed severable, and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any party or Person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other parties, Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.10 Disclosures. Any disclosure made in any document delivered pursuant to this Agreement or referred to or described in writing in any Section of this Agreement or any schedule attached hereto shall be deemed to be disclosure for purposes of any other Section to which the relevance of such item is reasonably apparent.

10.11 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Disclosure Schedules, such reference shall be to a Section of, or Exhibit or Disclosure Schedule to, this Agreement unless otherwise indicated. The Disclosure Schedules as well as all other schedules and exhibits to this Agreement shall be deemed to be part of this Agreement and included in any reference to this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereby”, “herein”, “hereof”, “hereunder” and similar terms refer to this Agreement as a whole and not any specific Section. Any pronoun used herein shall refer to any gender, either masculine, feminine or neuter, as the context requires. No provision of this Agreement shall be construed to require CBTC, United or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation. The parties hereto acknowledge that each party hereto has reviewed, and has had an opportunity to have its counsel review, this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement. No party to this Agreement shall be considered the draftsman.

10.12 Publicity. United and CBTC each shall consult with the other prior to issuing any press releases, filing any material pursuant to SEC Rules 165 or 425, or otherwise making public announcements with respect to the Merger and the other transactions contemplated hereby, and prior to making any filings with respect to any third party and/or any Governmental Authority with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with, or rules of, Nasdaq or in connection with the regulatory application process, in which case the party required to make the release or announcement shall consult with the other to the extent practicable. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

[Signature page follows this page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

COMMUNITY BANKERS TRUST CORPORATION

By:	/s/ Rex L. Smith, III
Name:	Rex L. Smith, III
Title:	President and Chief Executive Officer

UNITED BANKSHARES, INC.

By:	/s/ Richard M. Adams
Name:	Richard M. Adams
Title:	Chairman of the Board and
Chief Executive Officer

Signature Page to the Agreement and Plan of Reorganization

Exhibit A

PLAN OF MERGER

merging

COMMUNITY BANKERS TRUST CORPORATION,

a Virginia bank holding company

with and into

UNITED BANKSHARES, INC.,

a West Virginia financial holding company

1. Merger. Community Bankers Trust Corporation (“CBTC”), a Virginia bank holding company incorporated pursuant to the Virginia Stock Corporation Act (the “VSCA”), shall upon the Effective Time (as defined in Section 2.a) be merged (the “Merger”) with and into United Bankshares, Inc. (“United”), a West Virginia financial holding company incorporated pursuant to the West Virginia Business Corporation Act (“WVBCA”). As a result of the Merger, the separate corporate existence of CBTC shall cease and United shall continue as the surviving entity (the “Surviving Entity”) following the Merger. The existence of United, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected and unimpaired by the Merger.

2. Effective Time; Effects of the Merger.

a. The Merger shall become effective at the latest of: (i) the issuance by the West Virginia Secretary of State (“WVSOS”) of a certificate of merger relating to the Merger; (ii) the issuance by the Virginia State Corporation Commission (the “SCC”) of a certificate of merger relating to the Merger; and (iii) the time set forth in articles of merger relating to the Merger to be filed with the WVSOS and the SCC; such time referred to herein as the “Effective Time.”

b. At the Effective Time, the Merger shall have the effects set forth in Section 13.1-721 of the VSCA and Section 31D-11-1107 of the WVBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time the separate corporate existence of CBTC shall cease and all of the properties, rights, powers, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of CBTC shall be vested in, and all debts, liabilities and obligations of CBTC shall be the obligation of, United as the Surviving Entity, all without further act or deed, in accordance with the applicable provisions of the VSCA and the WVBCA.

3. Articles of Incorporation. The articles of incorporation, as amended, of United in effect at the Effective Time shall be the articles of incorporation of the Surviving Entity, until the same shall thereafter be altered, amended or repealed as provided therein or by applicable law.

4. Bylaws. The bylaws, as amended, of United in effect at the Effective Time shall be the bylaws of the Surviving Entity, until the same shall thereafter be altered, amended or repealed as provided therein or by applicable law.

5. Board of Directors; Officers. From and after the Effective Time, the directors of United immediately prior to the Effective Time shall be the directors of the Surviving Entity until their successors are duly appointed or elected. From and after the Effective Time, the officers of United immediately prior to the Effective Time shall be the officers of the Surviving Entity until their successors are duly appointed or elected. United shall invite all members of the CBTC Board of Directors to serve on United’s Richmond Advisory Board or another appropriate advisory board maintained by United for the region in which such individuals reside.

6. Manner and Basis of Converting Securities. At the Effective Time, by virtue of the Merger and without any action on the part of United, CBTC or any holder of any shares of capital stock of United or CBTC:

a. CBTC Common Stock.

EXA-1

i. At the Effective Time, each share of common stock, $0.01 par value per share, of CBTC (“CBTC Common Stock”) (excluding shares of CBTC Common Stock held by United or any United subsidiary, in each case other than in a fiduciary capacity or as a results of debts previously contracted, which shares shall (i) not be exchanged for shares of United Common Stock and (ii) be canceled and extinguished for no consideration, and shall be marked “canceled in merger” as of the Effective Time) issued and outstanding immediately prior to the Effective Time shall automatically be converted into and exchangeable for the right to receive 0.3173 (the “Exchange Ratio”) shares of common stock, $2.50 par value per share, of United (“United Common Stock”, and together with cash in lieu of fractional shares as provided in Section 6.b below, collectively, the “Merger Consideration”).

ii. Effective as of the Effective Time, each share of CBTC Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, as defined in Section 6.e) shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of certificates that immediately prior to the Effective Time evidenced shares of CBTC Common Stock (each, a “CBTC Certificate”), and each holder of non-certificated shares of CBTC Common Stock (“CBTC Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon surrender of such CBTC Certificate or CBTC Book-Entry Shares in accordance with Section 7.

b. No Fractional Shares. No fractional shares of United Common Stock shall be issued in respect of shares of CBTC Common Stock that are to be converted in the Merger into the right to receive shares of United Common Stock. Holders of CBTC Common Stock entitled to fractional shares shall be entitled to receive in lieu of any fractional share of United Common Stock to which such holder would otherwise have been entitled pursuant to Sections 6.a and 7 an amount in cash (without interest) (the “Cash Consideration”), rounded to the nearest whole cent (with one-half cent being rounded upwards), equal to the product obtained by multiplying (i) the fractional share of United Common Stock to which such holder would otherwise be entitled (after taking into account all shares of CBTC Common Stock held by such holder immediately prior to the Effective Time) by (ii) the volume-weighted average of the closing sales price for United Common Stock for the 20 consecutive full trading days on which such shares are actually traded on Nasdaq (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the second trading day immediately preceding the Effective Time.

c. Adjustment for Certain Transactions in United Common Stock. If, on or after the date of the Agreement and Plan of Reorganization, by and between United and CBTC, dated as of June 2, 2021 (the “Merger Agreement”), and prior to the Effective Time, United changes (or establishes a record date for changing) the number of shares of United Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend, reorganization, recapitalization or similar transaction with respect to the then outstanding United Common Stock, or establishes a record date prior to the Effective Date with respect to any dividend or distribution in respect of United Common Stock other than a cash dividend consistent with past practice, the Exchange Ratio shall be proportionately adjusted to provide holders of CBTC Common Stock the same economic effect as contemplated by the Merger Agreement prior to such action. Notwithstanding any other provisions of this Section, no adjustment shall be made in the event of the issuance of additional shares of United Common Stock pursuant to any dividend reinvestment plan or direct investment plan of United or in connection with the issuance of shares as consideration in a transaction where United is the surviving corporation or in connection with any offering of shares where United receives consideration in exchange for the shares so offered.

d. United Common Stock. Each share of United Common Stock outstanding immediately prior to the Effective Time shall be unchanged, and shall continue to represent an issued and outstanding share of United Common Stock.

e. CBTC Common Stock Held by United. All shares of CBTC Common Stock owned directly or indirectly by United or any of United’s wholly owned subsidiaries (other than shares held in a fiduciary capacity or as a result of debts previously contracted) shall be cancelled and retired and shall not represent capital stock of the Surviving Entity and shall not be exchanged for the Merger Consideration; such cancelled and retired shares are referred to herein as, the “Excluded Shares”.

EXA-2

f. CBTC Equity-Based Awards.

(i) At the Effective Time, each outstanding option (each, a “CBTC Stock Option”) to purchase shares of CBTC Common Stock, whether vested or unvested, under any and all plans of CBTC under which stock options have been granted (collectively, the “CBTC Stock Plans”) shall vest pursuant to the terms thereof and shall be converted an option (each, a “Replacement Option”) to acquire, on the same terms and conditions as were applicable under such CBTC Stock Option, the number of shares of United Common Stock equal to (a) the number of shares of CBTC Common Stock subject to the CBTC Stock Option multiplied by (b) the Exchange Ratio. Such product shall be rounded down to the nearest whole number. The exercise price per share (rounded up to the next whole cent) of each Replacement Option shall equal (y) the exercise price per share of shares of CBTC Common Stock that were purchasable pursuant to such CBTC Stock Option divided by (z) the Exchange Ratio. Notwithstanding the foregoing, each CBTC Stock Option that is intended to be an “incentive stock option” (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) shall be adjusted in accordance with the requirements of Section 424 of the Code and all other options shall be adjusted in a manner that maintains the options exemption from Section 409A of the Code. At or prior to the Effective Time, CBTC shall use its reasonable best efforts to obtain any necessary consents from optionees with respect to the CBTC Stock Plans to permit replacement of the outstanding CBTC Stock Options by United pursuant to this Section and to permit United to assume the CBTC Stock Plans. CBTC shall further take all action necessary to amend the CBTC Stock Plans to eliminate automatic grants or awards thereunder, if any, following the Effective Time. At the Effective Time, United shall assume the CBTC Stock Plans; provided that such assumption shall only be with respect to the Replacement Options and shall have no obligation to make any additional grants or awards under the CBTC Stock Plans other than those grants or awards that have been made or accrued prior to the Effective Time. United shall file a post-effective amendment to the Registration Statement or an effective registration statement on Form S-8 (or other applicable form) with respect to the shares of United Common Stock subject to such Replacement Options, shall distribute a prospectus relating to such Form S-8, if applicable, and shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement or registration statement on Form S-8 for so long as such Replacement Options remain outstanding.

(ii) At the Effective Time, except as otherwise provided in this Section 6.f, each restricted stock unit grant and any other award with respect to a share of CBTC Common Stock subject to vesting, repurchase or other lapse restriction under a CBTC Stock Plan that is outstanding immediately prior to the Effective Time other than a CBTC Stock Option (each, a “CBTC Stock Award”) shall vest only in accordance with the formula and other terms of the CBTC Stock Award, be cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of CBTC Common Stock underlying such vested CBTC Stock Award and the shares of CBTC Common Stock subject to such CBTC Stock Award will be treated in the same manner as all other shares of CBTC Common Stock for such purposes.

7. CBTC Common Stock Exchange Procedures.

a. Exchange Agent; Merger Consideration. United shall appoint its transfer agent, Computershare Limited (the “Exchange Agent”), for the purpose of exchanging CBTC Certificates and CBTC Book-Entry Shares for the Merger Consideration. At or prior to the Effective Time, United shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of CBTC Common Stock and for exchange in accordance with this Plan of Merger, or shall duly authorize and direct issuance by the Exchange Agent in accordance with this Section 7 of, (i) certificates, or, at United’s option, evidence of shares in book-entry form, representing the shares of United Common Stock, and (ii) an amount of cash necessary to pay the Cash Consideration.

b. Surrender of CBTC Certificates and CBTC Book-Entry Shares. United shall cause the Exchange Agent, not later than five (5) business days after the Effective Time, to mail to each holder of one or more CBTC Certificates or of CBTC Book-Entry Shares a form letter of transmittal for return to the Exchange Agent containing instructions for use in effecting the surrender of the CBTC Certificates and CBTC Book-Entry Shares in exchange for the Merger Consideration into which the CBTC Common Stock represented by such CBTC Certificates and CBTC Book-Entry Shares shall have been converted as a result of the Merger. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the CBTC Certificates and

EXA-3

CBTC Book-Entry Shares shall pass, only upon delivery of the CBTC Certificates and CBTC Book-Entry Shares to the Exchange Agent. Upon proper surrender of a CBTC Certificate or CBTC Book-Entry Shares for exchange and cancellation to the Exchange Agent or compliance with the provisions of Section 7.e, together with a properly completed letter of transmittal, duly executed, the holder of such CBTC Certificate or CBTC Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration and the CBTC Certificate and/or CBTC Book-Entry Shares so surrendered shall be cancelled. Any portion of the Merger Consideration that remains unclaimed by the holders of CBTC Common Stock on the business day after the one-year anniversary of the Effective Date shall be paid to United. Any holders of CBTC Common Stock who have not theretofor complied with this Section 7.b. shall thereafter look only to United for payment of the Merger Consideration, cash in lieu of fractional shares and unpaid dividends and distributions on United Common Stock deliverable in respect of each share of CBTC Common Stock such shareholder holds as determined pursuant to the Merger Agreement, in each case, without any interest thereon. Subject to all applicable laws of escheat, such amounts shall be paid to such former shareholder of CBTC, without interest, upon proper surrender of his, her or its CBTC Certificates or delivery of an affidavit of loss as described in Section 7.e.

c. Rounding of Cash in Lieu of Fractional Shares. All dollar amounts payable to any shareholder as a result of the payment of cash in lieu of fractional shares pursuant to Section 6.b will be rounded to the nearest whole cent (with one-half cent being rounded upward), based on the aggregate amount payable for all shares registered in such shareholder’s name. No interest will be paid or accrued on any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of CBTC Certificates.

d. Automatic Conversion of CBTC Certificates and CBTC Book-Entry Shares. Following the Effective Time, CBTC Certificates and CBTC Book-Entry Shares that formerly represented shares of CBTC Common Stock that are to be converted into the United Common Stock shall be deemed for all purposes to represent the number of whole shares of United Common Stock into which they have been converted, except that until exchanged in accordance with the provisions of this Section 7, the holders of such shares shall not be entitled to receive dividends or other distributions or payments in respect of United Common Stock.

e. Lost CBTC Certificates; Failure to Surrender CBTC Certificates. If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such CBTC Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond, in such reasonable amount as the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such CBTC Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed CBTC Certificate, the Merger Consideration to be paid in respect of the shares of CBTC Common Stock represented by such CBTC Certificate.

8. Amendment. Subject to the terms of the Merger Agreement, this Plan of Merger may be amended by the Board of Directors of United and CBTC at any time prior to the Effective Time; provided, however, that any amendment made subsequent to the approval of this Plan of Merger by the CBTC shall not change any of the following unless the amendment is subject to approval of the shareholders of CBTC:

a. the amount or kind of shares or other securities, eligible interests, obligations, rights to acquire shares, other securities or eligible interests, cash or other property or rights to be received under this Plan of Merger by the CBTC shareholders;

b. any of the other terms or conditions of this Plan of Merger if the change would adversely CBTC shareholders in any material respect; or

c. any term of the articles of incorporation of CBTC, as amended, or the articles of incorporation of United, as amended.

9. Abandonment. At any time prior to the Effective Time, the Merger may be abandoned, subject to the terms of the Merger Agreement, without further shareholder action in the manner determined by the Boards of Directors of United and CBTC. Written notice of such abandonment shall be filed with the WVSOS and SCC prior to the Effective Time.

EXA-4

Exhibit B

AGREEMENT AND PLAN OF MERGER

of

ESSEX BANK

with and into

UNITED BANK

THIS AGREEMENT AND PLAN OF MERGER by and between Essex Bank (“Essex Bank”) and United Bank (“United Bank”) is dated as of [•], 2021 (this “Bank Merger Agreement”).

WHEREAS, Essex Bank is a Virginia chartered commercial bank organized and existing under the Code of Virginia (the “Virginia Code”) with its principal office at 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233 with an authorized capitalization of 4,000,000 shares of common stock, $5.00 par value per share (“Essex Bank Capital Stock”), of which 1,167,790 shares of Essex Bank Capital Stock are outstanding; and

WHEREAS, United Bank is a Virginia chartered commercial bank organized and existing under the Virginia Code with its principal office at 11185 Fairfax Boulevard, Fairfax, Virginia 22030, with an authorized capitalization of 200,000 shares of common stock, par value $10.00 per share (“United Bank Capital Stock”), of which 200,000 shares are outstanding; and

WHEREAS, Essex Bank is a wholly owned subsidiary of Community Bankers Trust Corporation, a Virginia corporation and bank holding company having its headquarters at 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233 (“CBTC”); and

WHEREAS, United Bank is a wholly owned subsidiary of United Bankshares, Inc. a West Virginia corporation and financial holding company having its headquarters at 300 United Center, 500 Virginia Street, East, Charleston, West Virginia 25301 (“United”); and

WHEREAS, prior to the entry into this Bank Merger Agreement, United and CBTC entered into an Agreement and Plan of Reorganization dated as of June 2, 2021 (as such agreement may hereafter be amended or supplemented from time to time, the “Reorganization Agreement”) pursuant to which United has agreed to acquire CBTC by means of the merger of CBTC with and into United with United surviving such merger (the “Merger”); and

WHEREAS, it is contemplated pursuant to the Reorganization Agreement that, after the Merger, Essex Bank will be merged with and into United Bank, with United Bank surviving the merger (the “Bank Merger”); and

WHEREAS, each of the Boards of Directors of Essex Bank and United Bank has determined that the Bank Merger would be in the best interests of its respective bank, has approved the Bank Merger and has authorized its respective bank to enter into this Bank Merger Agreement; and

WHEREAS, the parties hereto intend that the Bank Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Bank Merger Agreement is intended to be adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code;

EXB-1

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties do hereby agree as follows:

ARTICLE I

At the Effective Time (as defined in Section 4.1), subject to the terms and conditions of this Bank Merger Agreement, Essex Bank shall be merged with and into United Bank, and United Bank shall be the surviving institution resulting from the Bank Merger (the “Merged Bank”), pursuant to Section 6.2-822 of the Code of Virginia. The Bank Merger shall have the effect provided in Section 6.2-822.C of the Code of Virginia.

ARTICLE II

The name of the Merged Bank in the Bank Merger shall be “United Bank.”

ARTICLE III

The business of the Merged Bank shall be that of a Virginia chartered commercial bank. The business shall be conducted by the Merged Bank at its principal office, which shall be located at the principal office of United Bank at 11185 Fairfax Boulevard, Fairfax, Virginia 22030, at all duly authorized and operating branches of United Bank and Essex Bank as of the Effective Time (as hereinafter defined), together with the principal office of Essex Bank, which shall be operated as a branch of the Merged Bank, and at all other offices and facilities of United Bank and Essex Bank established as of the Effective Time.

ARTICLE IV

Section 4.1 At the time the Bank Merger becomes effective (the “Effective Time”), the separate existence of Essex Bank shall cease and the corporate existence of United Bank, as the Merged Bank, shall continue unaffected and unimpaired by the Bank Merger; and the Merged Bank shall be deemed to be the same business and corporate entity as each of Essex Bank and United Bank. At the Effective Time, by virtue of the Bank Merger and without any further act, deed, conveyance or other transfer, all of the property, rights, powers and franchises of Essex Bank and United Bank shall vest in United Bank as the Merged Bank, and the Merged Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of Essex Bank and United Bank, and to have succeeded to all of the relationships, fiduciary or otherwise, of Essex Bank and United Bank as fully and to the same extent as if such property, rights, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Merged Bank; provided, however, that the Merged Bank shall not, through the Bank Merger, acquire power to engage in any business or to exercise any right, privilege or franchise that is not conferred on the Merged Bank by the Virginia Code or applicable regulations.

Section 4.2 The Merged Bank, upon the consummation of the Bank Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as agent, trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, conservator, assignee, receiver and committee of estates of incompetents, bailee or depository of personal property, and in every other fiduciary and/or custodial capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by each of Essex Bank and United Bank immediately prior to the Effective Time.

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ARTICLE V

Section 5.1 At the Effective Time, (i) all of the shares of Essex Bank Capital Stock validly issued and outstanding immediately prior to the Effective Time shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled and retired, and no cash, new shares of common stock, or other property shall be delivered in exchange therefor, and (ii) the shares of United Bank Capital Stock issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, continue to be issued and outstanding.

Section 5.2 At and after the Effective Time, certificates evidencing shares of Essex Bank Capital Stock shall thereafter not evidence any interest in Essex Bank or the Merged Bank.

Section 5.3 The stock transfer book of Essex Bank shall be closed as of the Effective Time and, thereafter, no transfer of any shares of Essex Bank Capital Stock shall be recorded therein.

Section 5.4 Any outstanding options or other rights to acquire shares of Essex Bank Capital Stock outstanding as of the Effective Time shall be canceled at the Effective Time.

ARTICLE VI

Section 6.1 Upon the Effective Time, the Board of Directors of the Merged Bank shall be comprised of those persons serving as directors of United Bank immediately prior to the Effective Time. Each such director shall hold office until the next annual meeting of the shareholder of the Merged Bank at which directors are elected, unless sooner removed, resigned, disqualified or deceased, and until his or her successor has been elected and qualified.

Section 6.2 The officers of United Bank serving immediately prior to the Effective Time shall serve as the officers of the Merged Bank, as the successor institution, until their successors are duly appointed by the Board of Directors of the Merged Bank.

ARTICLE VII

From and after the Effective Time, (i) the Articles of Incorporation, as amended, of the Merged Bank shall be the Articles of Incorporation of United Bank in effect immediately prior to the Effective Time and shall thereafter continue in full force and effect until further altered, amended or repealed in accordance with law, and (ii) the Bylaws, as amended, of the Merged Bank shall be the Bylaws of United Bank in effect immediately prior to the Effective Time and shall thereafter continue in full force and effect until further altered, amended or repealed in accordance with law.

ARTICLE VIII

This Bank Merger Agreement may be amended by a subsequent writing signed by all of the parties hereto, except that no provision in Article IX may be amended or waived at any time pursuant to its terms. This Bank Merger Agreement may be terminated by mutual consent of Essex Bank and United Bank at any time prior to the Effective Time. In addition, this Bank Merger Agreement will terminate, and be of no further force or effect, upon the termination of the Reorganization Agreement without any action by either party hereto.

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ARTICLE IX

Section 9.1 This Bank Merger Agreement and the Bank Merger shall be adopted and approved by the written consent of the sole holder of all of the outstanding shares of Essex Bank Capital Stock and by the written consent of the sole holder of all of the outstanding shares of United Bank Capital Stock.

Section 9.2 The Effective Time shall be the later of: (i) the issuance by the Virginia State Corporation Commission (the “VSCC”) of a certificate of merger relating to the Bank Merger; and (ii) the time set forth in articles of merger relating to the Bank Merger filed with the VSCC; provided, however, that in no event shall the Effective Time be earlier than, or at the same time as, the effective time of the Merger.

Section 9.3 Notwithstanding any provision of this Bank Merger Agreement to the contrary, it shall be a condition to the consummation of the Bank Merger and the parties’ obligations to consummate the Bank Merger that, (i) immediately prior to the Effective Time, the Merger shall have been consummated and United shall be the sole holder of all of the issued and outstanding shares of Essex Bank Capital Stock and all of the issued and outstanding shares of United Bank Capital Stock, either directly or indirectly, and (ii) all required regulatory approvals shall have been obtained and any waiting periods shall have expired.

Section 9.4 Each of the parties hereto agrees to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Bank Merger Agreement, subject to and in accordance with the applicable provisions of the Reorganization Agreement.

ARTICLE X

Any notice or other communication required or permitted under this Bank Merger Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

if to Essex Bank:

Rex L. Smith, III, President and Chief Executive Officer

John M. Oakey, III, Executive Vice President, General Counsel and Secretary

Essex Bank

9954 Mayland Drive, Suite 2100

Richmond, Virginia 23233

Fax: (804) 934-9299

E-mail: rsmith@essexbank.com

    joakey@essexbank.com

Copy to:

Scott H. Richter

200 S. 10th Street, Suite 1600

Richmond, Virginia 23219

Fax: (804) 420-6507

E-mail: srichter@williamsmullen.com

EXB-4

if to United Bank:

James J. Consagra, Jr., Chief Executive Officer

United Bank

1118 Fairfax Boulevard

Fairfax, Virginia 22030

Fax: (703) 442-7190

E-mail: james.consagra@bankwithunited.com

Copy to:

Sandra M. Murphy

Bowles Rice LLP

600 Quarrier Street

Charleston, West Virginia 25301

Fax: (304) 343-3058

E-mail: smurphy@bowlesrice.com

or to such other address as such party may designate by notice to the others and shall be deemed to have been given upon receipt.

ARTICLE XI

From time to time as and when reasonably requested by the Merged Bank and to the extent permitted by law and at the expense of the Merged Bank, the officers and directors of Essex Bank and United Bank last in office shall execute and deliver such assignments, deeds and other instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to the Merged Bank title to, and possession of, all of the property, rights, power and franchises of Essex Bank and United Bank, including, without limitation, all rights and interests of Essex Bank and United Bank in any fiduciary and/or custodial capacity, and otherwise to carry out the purposes of this Bank Merger Agreement, and the proper officers and directors of the Merged Bank, as the receiving and surviving entity, are fully authorized to take any and all such action in the name of Essex Bank and United Bank or otherwise.

ARTICLE XII

This Bank Merger Agreement is binding upon and is for the benefit of Essex Bank and United Bank and their respective successors and permitted assigns; provided, however, that neither this Bank Merger Agreement nor any rights or obligations hereunder may be assigned by any party hereto to any other person without the prior consent in writing of each other party hereto. This Bank Merger Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Bank Merger Agreement.

ARTICLE XIII

This Bank Merger Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent federal law may be applicable.

ARTICLE XIV

This Bank Merger Agreement shall constitute a plan of “reorganization” for the Bank Merger within the meaning of Section 368(a) of the Code.

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ARTICLE XV

This Bank Merger Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

EXB-6

IN WITNESS WHEREOF, Essex Bank and United Bank have each caused this Agreement and Plan of Merger to be executed as of the date first above written.

ESSEX BANK

By:
Rex L. Smith, III
Title:	President and Chief Executive Officer

UNITED BANK

By:
James J. Consagra, Jr.
Title:	Chief Executive Officer

Signature Page to the Agreement and Plan of Merger

EXB-7

Exhibit C

PLAN OF MERGER

merging

ESSEX BANK,

a Virginia chartered commercial bank

with and into

UNITED BANK,

a Virginia chartered commercial bank

1. Merger. Essex Bank (“Essex Bank”), a Virginia chartered commercial bank, shall upon the Effective Time (as defined in Section 2.a below) be merged (the “Bank Merger”) with and into United Bank (“United Bank”), a Virginia chartered commercial bank, in accordance with the applicable provisions of the Virginia Stock Corporation Act and Title 6.2 of the Code of Virginia. As a result of the Bank Merger, the separate corporate existence of Essex Bank shall cease and United Bank shall continue as the surviving corporation (the “Successor Institution”) following the Bank Merger. The corporate existence of United Bank shall continue unaffected and unimpaired by the Bank Merger.

2. Effective Time; Effects of the Merger.

a. The Bank Merger shall become effective at the later of (i) the issuance by the Virginia State Corporation (the “VSCC”) of a certificate of merger relating to the Bank Merger, and (ii) the time set forth in the articles of merger relating to the Bank Merger filed with the VSCC, such time referred to herein as the “Effective Time”; provided, however, that in no event shall the Effective Time be earlier than, or at the same time as, the effective time of the merger (the “Merger”) of Community Bankers Trust Corporation, the parent company of Essex Bank (“CBTC”), with and into United Bankshares, Inc. (“United”), the parent company of United Bank.

b. The business of the Successor Institution shall be that of a Virginia chartered commercial bank. The business shall be conducted by the Successor Institution at its principal office, which shall be located at the principal office of United Bank at 1118 Main Street, Fairfax, Virginia 22030; at all duly authorized and operating branches of United Bank and Essex Bank as of the Effective Time, together with the principal office of Essex Bank, which shall be operated as a branch of the Successor Institution; and at all other offices and facilities of United Bank and Essex Bank established as of the Effective Time.

c. At the Effective Time, the Bank Merger shall have the effects set forth in Section 6.2-822 of the Code of Virginia. At the Effective Time, the separate existence of Essex Bank shall cease and the corporate existence of United Bank, as the Successor Institution, shall continue unaffected and unimpaired by the Bank Merger; and the Successor Institution shall be deemed to be the same business and corporate entity as each of Essex Bank and United Bank. At the Effective Time, by virtue of the Bank Merger and without any further act, deed, conveyance or other transfer, all of the property, rights, powers and franchises of Essex Bank and United Bank shall vest in United Bank as the Successor Institution, and the Successor Institution shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of Essex Bank and United Bank, and to have succeeded to all of the relationships, fiduciary or otherwise, of Essex Bank and United Bank as fully and to the same extent as if such property, rights, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Successor Institution; provided, however, that the Successor Institution shall not, through the Bank Merger, acquire power to engage in any business or to exercise any right, privilege or franchise which is not conferred on the Successor Institution by the Code of Virginia or applicable regulations.

d. The Successor Institution, upon the consummation of the Bank Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests,

EXC-1

including appointments, designations and nominations, and all other rights and interests as agent, trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, conservator, assignee, receiver and committee of estates of incompetents, bailee or depository of personal property, and in every other fiduciary and/or custodial capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by each of Essex Bank and United Bank immediately prior to the Effective Time.

e. The name of the Successor Institution in the Bank Merger shall be “United Bank.”

3. Manner and Basis of Converting Securities.

a. At the Effective Time, (i) all of the shares of the capital stock of Essex Bank validly issued and outstanding immediately prior to the Effective Time shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled and retired, and no cash, new shares of common stock, or other property shall be delivered in exchange therefor, and (ii) the shares of the capital stock of United Bank issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, continue to be issued and outstanding.

b. At and after the Effective Time, certificates evidencing shares of capital stock of Essex Bank shall thereafter not evidence any interest in Essex Bank or the Successor Institution.

c. The stock transfer book of Essex Bank shall be closed as of the Effective Time and, thereafter, no transfer of any shares of capital stock of Essex Bank shall be recorded therein.

d. Any outstanding options or other rights to acquire shares of capital stock of Essex Bank outstanding as of the Effective Time shall be canceled at the Effective Time.

4. Board of Directors. Upon the Effective Time, the Board of Directors of the Successor Institution shall be comprised of those persons serving as directors of United Bank immediately prior to the Effective Time. Each such Director shall hold office until the next annual meeting of the shareholder of the Successor Institution at which directors are elected, unless sooner removed, resigned, disqualified or deceased, and until their successors have been elected and qualified.

5. Officers. Upon the Effective Time, the officers of the Successor Institution shall be comprised of those persons serving as officers of United Bank immediately prior to the Effective Time. Each such officer shall hold office until his or her successor has been duly appointed by the Board of Directors of the Successor Institution.

6. Articles of Incorporation. From and after the Effective Time, the Articles of Incorporation, as amended, of the Successor Institution shall be the Articles of Incorporation of United Bank in effect immediately prior to the Effective Time and shall thereafter continue in full force and effect until further altered, amended or repealed in accordance with law.

7. Bylaws. From and after the Effective Time, the Bylaws, as amended, of the Successor Institution shall be the Bylaws of United Bank in effect immediately prior to the Effective Time and shall thereafter continue in full force and effect until further altered, amended or repealed in accordance with law.

8. Amendment. Subject to the terms of the Agreement and Plan of Merger by and between United Bank and Essex Bank, dated of [•], 2021 (the “Bank Merger Agreement”), this Plan of Merger may be amended by the Boards of Directors of United Bank and Essex Bank at any time prior to the Effective Time; provided, however, that any amendment made subsequent to the approval of this Plan of Merger by the shareholder of Essex Bank and the shareholder of United Bank shall not change any of the following unless the amendment is subject to approval of the shareholder of each of Essex Bank and United Bank:

a. the amount or kind of shares or other securities, eligible interests, obligations, rights to acquire shares, other securities or eligible interests, cash or other property or rights to be received under this Plan of Merger by such shareholders;

b. any of the other terms or conditions of this Plan of Merger if the change would adversely affect such shareholders in any material respect; or

c. any term of the Articles of Incorporation of United Bank.

EXC-2

9. Condition Precedent; Termination. It shall be a condition to the consummation of the Bank Merger and the parties’ obligations to consummate the Bank Merger that, (i) immediately prior to the Effective Time, the Merger shall have been consummated and United shall be the sole holder of all of the issued and outstanding shares of capital stock of Essex Bank and all of the issued and outstanding shares of capital stock of United Bank, either directly or indirectly, and (ii) all required regulatory approvals shall have been obtained and any waiting periods shall have expired. This Plan of Merger may be terminated by mutual consent of Essex Bank and United Bank at any time prior to the Effective Time. In addition, this Plan of Merger will terminate, and be of no further force or effect, upon the termination of the Reorganization Agreement without any action by either party hereto.

10. Abandonment. At any time prior to the Effective Time, the Bank Merger may be abandoned, subject to regulatory approval and to the terms of the Bank Merger Agreement, without further shareholder action in the manner determined by the Boards of Directors of United Bank and Essex Bank. Written notice of such abandonment shall be filed with the VSCC prior to the Effective Time.

11. Defined Term. As used in this Plan of Merger, the “Reorganization Agreement” means the Agreement and Plan of Reorganization by and between CBTC and United, dated of June 2, 2021, pursuant to which CBTC will be merged with and into United, with United surviving such merger.

EXC-3

Exhibit D

Form of CBTC Support Agreement

SUPPORT AGREEMENT

This Support Agreement, made as of this ___ day of June, 2021, between United Bankshares, Inc., a West Virginia corporation (“United”), and the stockholder of Community Bankers Trust Corporation, a Virginia corporation (“CBTC”), identified on the signature page hereto in such Stockholder’s capacity as a stockholder of CBTC (the “Stockholder”).

WHEREAS, United and CBTC have entered into an Agreement and Plan of Reorganization dated as of the date hereof (the “Reorganization Agreement”) pursuant to which all of the outstanding shares of CBTC Common Stock will be exchanged for shares of United Common Stock in accordance with the terms of the Reorganization Agreement; and

WHEREAS, as of the date hereof, Stockholder owns or possesses the sole right to vote or direct the voting of, the number of shares of CBTC Common Stock set forth on the signature page hereto (the “Covered Shares”); and

WHEREAS, Stockholder owns or possesses the sole power to dispose of or to direct the disposition of, the Covered Shares; and

WHEREAS, as of the date hereof, Stockholder has the right to acquire pursuant to the exercise of CBTC Stock Options issued and outstanding and the vesting of CBTC Stock Awards issued and outstanding pursuant to the CBTC Stock Plans, the number of shares of CBTC Common Stock set forth on the signature page hereto; and

WHEREAS, as a material inducement for United to enter into the Reorganization Agreement and consummate the transactions contemplated thereby, Stockholder has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein and in the Reorganization Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. Representations and Warranties of Stockholder. Stockholder represents and warrants that: (a) Stockholder is now, and at all times until the Effective Date will be, the sole owner, of record or beneficially, or possesses and will possess the sole right to vote or direct the voting of all of the Covered Shares, and possesses or will possess the sole power to dispose of or direct the disposition of all of Covered Shares; (b) Stockholder has, and through the Effective Date will continue to have, the sole right and power to vote and/or dispose of, or to direct the voting or disposition of, all of the Covered Shares; (c) Stockholder has full right, power and authority to enter into, deliver and perform this Agreement; and (d) this Agreement has been duly executed and delivered by Stockholder.

2. Covenants of Stockholder. (a) Stockholder agrees to cause the Covered Shares to be present at the CBTC Meeting and at such meeting shall vote, or cause to be voted, the Covered Shares in favor of the Reorganization Agreement and the transactions contemplated thereby, until this Agreement terminates as provided in Section 2(d), unless: (i) United is in material default with respect to a material covenant, representation, warranty or agreement made by it in the Reorganization Agreement; or (ii) in accordance with Section 7.02 of the Reorganization Agreement, the CBTC Board has failed to make, withdrawn, modified or otherwise changed its recommendation to CBTC stockholders.

(b) Stockholder agrees that until the termination of this Agreement as provided in Section 2(d), that Stockholder shall not, without the prior written consent of United, directly or indirectly tender or permit the tender into any tender or exchange offer, or sell, transfer, hypothecate, grant a security interest in or otherwise

EXD-1

dispose of or encumber any of the Covered Shares, any options to acquire CBTC Common Stock issued and outstanding, or any restricted stock units issued and outstanding pursuant to the CBTC Stock Plans; provided that this restriction shall not apply to shares (i) surrendered to CBTC in connection with the vesting, settlement or exercise of equity awards to satisfy any withholding for the payment of taxes incurred in connection therewith or the exercise price thereon or (ii) that are hypothecated or as to which a security interest already has been granted as of the date hereof. Notwithstanding the foregoing, in the case of any transfer by operation of law subsequent to the date hereof, this Agreement shall be binding upon and inure to the transferee.

(c) Stockholder agrees not to, without the prior written consent of United, sell on Nasdaq, submit an offer to sell on Nasdaq, or otherwise directly or indirectly sell, transfer or dispose of (other than by an exercise), any Covered Shares or any options, warrants, restricted stock units, rights or other securities convertible into or exchangeable for shares of CBTC Common Stock prior to the Effective Time of the Merger.

(d) This Agreement shall terminate upon the earlier to occur of: (a) the termination of the Reorganization Agreement by either CBTC or United or (b) the Effective Date of the Merger.

3. Additional Shares and Options. Notwithstanding anything to the contrary contained herein, this Agreement shall apply to all shares of CBTC Common Stock that Stockholder currently has the sole right and power to vote and/or dispose of, or to direct the voting or disposition of, and all such shares of CBTC Common Stock as to which Stockholder may hereafter acquire the sole right and power to vote and/or dispose of, or to direct the voting or disposition of, and all CBTC Stock Options and CBTC Stock Awards that Stockholder may currently own or hereafter acquire.

4. Governing Law. This Agreement shall be governed in all respects by the law of the Commonwealth of Virginia, without regard to the conflict of laws principles thereof.

5. Assignment; Successors. This Agreement may not be assigned by Stockholder without the prior written consent of United. The provisions of this Agreement shall be binding upon and, shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

6. Scope of Agreement. The parties hereto acknowledge and agree that this Agreement shall not confer upon United any right or ability to acquire the shares of CBTC Common Stock other than in connection with the Merger. The parties hereto acknowledge and agree that this Agreement does not constitute an agreement or understanding of Stockholder in his/her capacity as a director or officer of CBTC, but only in his/her capacity as a holder of shares of CBTC Common Stock, CBTC Stock Options or CBTC Stock Awards. The term “Covered Shares” shall not include any securities owned or possessed by Stockholder as a trustee or fiduciary other than those owned or possessed by Stockholder a trustee or fiduciary of a trust for which Stockholder or any member of the Stockholder’s immediate family is a beneficiary (which for the avoidance of doubt, shall be included as Covered Shares), and this Agreement is not in any way intended to affect the exercise by Stockholder of his or her fiduciary responsibility in respect of any such securities.

7. Severability. Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

8. Amendment, Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto which expressly states its intention to amend this Agreement. No provision of this Agreement may be waived, except by an instrument in writing, executed by the waiving party, expressly indicating an intention to effect a waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9. Defined Terms. Capitalized terms used and not defined herein and defined in the Reorganization Agreement shall have the meaning ascribed to them in the Reorganization Agreement.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

[Remainder of page intentionally blank]

EXD-2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first above written.

UNITED BANKSHARES, INC.

By:
Name:
Title:

STOCKHOLDER

Name:

Shares as to which Stockholder has sole:

Voting Power:

Dispositive Power:

Options held by Stockholder:

Stock Awards held by Stockholder:

[Signature Page to Support Agreement]

EXD-3

Appendix B

June 2, 2021

Board of Directors

Community Bankers Trust Corporation

9954 Mayland Drive, Suite 2100

Richmond, VA 23233

Ladies and Gentlemen:

Community Bankers Trust Corporation (“CBTC”) and United Bankshares, Inc. (“United”) are proposing to enter into an Agreement and Plan of Reorganization (the “Agreement”) pursuant to which CBTC will merge with and into United with United as the surviving corporation (the “Merger”). As set forth in the Agreement, at the Effective Time, each share of CBTC Common Stock issued and outstanding immediately prior to the Effective Time, except for certain shares of CBTC Common Stock as specified in the Agreement, shall become and be converted into the right to receive, subject to the limitations set forth in the Agreement, 0.3173 of a share (the “Exchange Ratio”) of United Common Stock. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of CBTC Common Stock.

Piper Sandler & Co. (“Piper Sandler”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) an execution copy of the Agreement; (ii) certain publicly available financial statements and other historical financial information of CBTC and its banking subsidiary, Essex Bank, that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of United that we deemed relevant; (iv) certain internal financial projections for CBTC for the years ending December 31, 2021 and December 31, 2022 with an estimated long-term annual balance sheet and net income growth rate for the years ending December 31, 2023 through December 31, 2025, as well as estimated dividends per share for CBTC for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of CBTC; (v) publicly available median analyst GAAP net income estimates for United for the years ending December 31, 2021 and December 31, 2022 and an estimated annual net income growth rate for the years ending December 31, 2023 through December 31, 2025, as confirmed by the senior management of United, as well as estimated dividends per share for United for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of United; (vi) the pro forma financial impact of the Merger on United based on certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as estimated net income for CBTC for the years ending December 31, 2021 and December 31, 2022 with an estimated long-term annual net income growth rate for the years ending December 31, 2023 and December 31, 2024, as provided by the senior management of United; (vii) the publicly reported historical price and trading activity for CBTC Common Stock and United Common Stock, including a comparison of certain stock trading information for CBTC Common Stock and United Common Stock and certain stock indices, as well as similar publicly available information for certain other companies, the securities of which are publicly traded; (viii) a comparison of certain financial and market information for CBTC and United with similar financial institutions for which information is publicly available; (ix) the financial terms of certain recent business combinations in the bank and thrift industry (on a nationwide basis), to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of CBTC and its representatives the business, financial condition, results of operations and prospects of CBTC and held similar discussions with certain members of the senior management of United and its representatives regarding the business, financial condition, results of operations and prospects of United.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by CBTC, United or their respective representatives, or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have further relied on the assurances of the respective senior managements of CBTC and United that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any respect material to our analyses. We have not been asked to undertake, and have not undertaken, an independent verification of any such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of CBTC or United, nor were we furnished with any such evaluations or appraisals. We render no opinion on, or evaluation of, the collectability of any assets or the future performance of any loans of CBTC or United. We did not make an independent evaluation of the adequacy of the allowance for loan losses of CBTC or United, or the combined entity after the Merger, and we have not reviewed any individual credit files relating to CBTC or United. We have assumed, with your consent, that the respective allowances for loan losses for both CBTC and United are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Piper Sandler used certain internal financial projections for CBTC for the years ending December 31, 2021 and December 31, 2022 with an estimated long-term annual balance sheet and net income growth rate for the years ending December 31, 2023 through December 31, 2025, as well as estimated dividends per share for CBTC for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of CBTC. In addition, Piper Sandler used publicly available median analyst GAAP net income estimates for United for the years ending December 31, 2021 and December 31, 2022 and an estimated annual net income growth rate for the years ending December 31, 2023 through December 31, 2025, as confirmed by the senior management of United, as well as estimated dividends per share for United for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of United. Piper Sandler also received and used in its pro forma analyses certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as estimated net income for CBTC for the years ending December 31, 2021 and December 31, 2022 with an estimated long-term annual net income growth rate for the years ending December 31, 2023 and December 31, 2024, as provided by the senior management of United. With respect to the foregoing information, the senior management of United confirmed to us that such information reflected (or, in the case of the publicly available analyst estimates referred to above, were consistent with) the best currently available estimates and judgements of senior management as to the future financial performance of CBTC and United, respectively, and we assumed that the financial results reflected in such information would be achieved. We express no opinion as to such estimates or judgements, or the assumptions on which they are based. We have also assumed that there has been no material change in CBTC’s or United’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analyses that CBTC and United will remain as going concerns for all periods relevant to our analyses.

We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements required to effect the Merger, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on CBTC, United, the Merger or any related transactions, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with your consent, we have relied upon the advice that CBTC has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.

Our opinion is necessarily based on financial, regulatory, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading value of CBTC Common Stock or United Common Stock at any time or what the value of United Common Stock will be once it is actually received by the holders of CBTC Common Stock.

We have acted as CBTC’s financial advisor in connection with the Merger and will receive an advisory fee for our services, which fee is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion, which opinion fee will be credited in full towards the advisory fee which will become payable to Piper Sandler upon consummation of the Merger. CBTC has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. Piper Sandler has not provided any other investment banking services to CBTC in the two years preceding the date hereof. As we have previously informed you, Piper Sandler provided certain investment banking services to United in the two years preceding the date hereof. In summary, Piper Sandler acted as financial advisor to United in connection with United’s acquisition of Carolina Financial Corporation, which transaction closed in May 2020 and for which Piper Sandler received approximately $2.1 million in compensation. In addition, in the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to CBTC and United. We may also actively trade the equity and debt securities of CBTC and United for our own account and for the accounts of our customers.

Our opinion is directed to the Board of Directors of CBTC in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of CBTC as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the Agreement and the Merger. Our opinion is directed only as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of CBTC Common Stock and does not address the underlying business decision of CBTC to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for CBTC or the effect of any other transaction in which CBTC might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any CBTC officer, director or employee, or class of such persons, if any, relative to the amount of compensation to be received by any other shareholder. This opinion has been approved by Piper Sandler’s fairness opinion committee. This opinion may not be reproduced without Piper Sandler’s prior written consent; provided, however, Piper Sandler will provide its consent for the opinion to be included in any regulatory filings, including the Proxy Statement and the S-4, to be filed with the SEC and mailed to shareholders in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of CBTC Common Stock from a financial point of view.

Very truly yours,

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK « «  « EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

COMMUNITY BANKERS TRUST CORPORATION

Your Internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on November 15, 2021.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

Please mark your votes like this

1.  A proposal to approve the Agreement and Plan of Reorganization, dated as of June 2, 2021, by and between United Bankshares, Inc. and Community Bankers Trust Corporation, and related plan of merger, as each may be amended from time to time, pursuant to which Community Bankers Trust Corporation will merge with and into United Bankshares, Inc.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. A proposal to approve, in a non-binding advisory vote, certain compensation that may become payable to Community Bankers Trust Corporation’s named executive officers in connection with the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. A proposal to adjourn the meeting to a later date or dates, if necessary to solicit additional proxies to approve Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To act upon any other matter that may properly come before the meeting or any adjournment thereof. Management knows of no other business to be brought before the meeting.

CONTROL NUMBER

Signature                                                                           Signature, if held jointly                                                               Date             , 2021

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

COMMUNITY BANKERS TRUST CORPORATION

The undersigned appoints Rex L. Smith, III, Bruce E. Thomas and John M. Oakey, III, and each or any of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Community Bankers Trust Corporation (the “Company”) held of record by the undersigned at the close of business on September 27, 2021 at the Special Meeting of Shareholders of the Company to be held at the Deep Run 3 Building, 9954 Mayland Drive, Richmond, Virginia 23233 on November 16, 2021 at 10:00 a.m., local time, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY BANKERS TRUST CORPORATION.

(Continued, and to be marked, dated and signed, on the other side)